Exhibit 4.3

ECHOSTAR CORPORATION,

as the Company

AND EACH OF THE GUARANTORS PARTY HERETO

6.75% SENIOR SPECTRUM SECURED EXCHANGE NOTES DUE 2030

ECHOSTAR EXCHANGE NOTES INDENTURE

Dated as of November 12, 2024

The Bank of New York Mellon Trust Company, N.A.,

as Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
311(a)	7.11
(b)	7.11
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	11.04
(b)(2)	7.06; 7.07
(c)	7.06; 11.04; 13.02
(d)	7.06
314(a)	4.03; 13.02; 13.05
(b)	11.03
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	11.04; 13.04; 13.05
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	N.A.
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	N.A.
(b)	N.A.
(c)	13.01

N.A. means not applicable.

*            This Cross Reference Table is not part of the EchoStar Exchange Notes Indenture.

Page

Article I DEFINITIONS AND INCORPORATION BY REFERENCE	1
Section 1.01	Definitions	1
Section 1.02	Other Definitions	10
Section 1.03	Incorporation by Reference of Trust Indenture Act	11
Section 1.04	Rules of Construction	11

Article II THE EchoStar Exchange NOTES	12

Article III REDEMPTION AND PREPAYMENT	19

Article IV COVENANTS	22

Article V SUCCESSORS	34
Section 5.01	Merger, Consolidation, or Sale of Assets	34

(i)

Page

Article VI DEFAULTS AND REMEDIES	35

Article VII TRUSTEE	40

Article VIII LEGAL DEFEASANCE AND COVENANT DEFEASANCE	45

Article IX AMENDMENT, SUPPLEMENT AND WAIVER	48

Article X NOTES GUARANTEES	51
Section 10.01	Guarantee	51
Section 10.02	Limitation on Guarantor Liability	52
Section 10.03	Releases	53

(ii)

Page

Article XI Collateral and Security	53

Article XII satisfaction and discharge	59
Section 12.01	Satisfaction and Discharge	59
Section 12.02	Application of Trust Money	60

Article XIII MISCELLANEOUS	60

EXHIBITS

Exhibit A	FORM OF NOTE
Exhibit B	FORM OF SUPPLEMENTAL INDENTURE
Exhibit C	FORM OF FIRST LIEN INTERCREDITOR AGREEMENT
Exhibit D	FORM OF FIRST LIEN / SECOND LIEN INTERCREDITOR AGREEMENT

(iii)

ECHOSTAR EXCHANGE NOTES INDENTURE dated as of November 12, 2024, among EchoStar Corporation, a Nevada corporation, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent.

The Company (as defined below), the Guarantors and the Trustee (as defined below) and Collateral Agent (as defined below) agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of the 6.75% Senior Spectrum Secured Exchange Notes due 2030 (the “EchoStar Exchange Notes”):

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01           Definitions. “Additional Notes” means additional EchoStar Exchange Notes issued from time to time under this EchoStar Exchange Notes Indenture in accordance with Section 2.02, Section 2.08, Section 2.13 and Section 4.08 hereof, as part of the same series as the Initial Notes.

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” or “controlled by”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities, by agreement or otherwise.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means the greater of (A) 1.0% of the principal amount of the EchoStar Exchange Notes and (B) on any redemption date, the excess (to the extent positive) of: (a) the present value at such redemption date of (i) the redemption price of the EchoStar Exchange Notes at November 30, 2026 (such redemption price (expressed in percentage of principal amount) being set forth in the table under Section 3.07(b) (excluding accrued but unpaid (or not yet capitalized in the case of PIK Interest) interest, if any)), plus (ii) all required interest payments due on the EchoStar Exchange Notes to and including such date set forth in clause (i) (excluding accrued but unpaid (or not yet capitalized in the case of PIK Interest) interest, if any), computed upon the redemption date using a discount rate equal to the Applicable Treasury Rate at such redemption date plus 50 basis points; over (b) the outstanding principal amount of the EchoStar Exchange Notes. In each case, as calculated by the Company or on behalf of the Company by such Person as the Company shall designate. The Trustee shall have no duty to calculate or verify the calculations of the Applicable Premium.

“Applicable Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to November 30, 2026; provided, however, that if the period from the redemption date to November 30, 2026 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Appraised Value” means, as of any date of determination, the aggregate fair market value (without duplication) of the applicable assets on such date as certified in one or more written appraisals as of a date no more than 90 days prior to such, each conducted by an Independent Appraiser as determined pursuant to the final paragraph of this definition. Whenever there is a reference to “Appraised Value” or any ratio or basket that is dependent upon the determination of the “Appraised Value” in this EchoStar Exchange Notes Indenture, the fair market value of the applicable assets shall be determined pursuant to the methodology described in the succeeding paragraph.

The Company may, at any time, require an update to the Appraised Value of the applicable assets by delivering written notice to the Holders of its exercise of this option. Within 30 days following the date of such notice (the “Appraisal Notice Date”), the Holders of a majority in the aggregate principal amount of the EchoStar Exchange Notes (the “Required Holders”), on the one hand, and the Company, on the other, shall each appoint an Independent Appraiser (each an “Initial Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 60 days of the Appraisal Notice Date. If (i) the variance in the aggregate Appraised Values of the Collateral as determined by each of the Initial Appraisers is such that the lesser of the two aggregate Appraised Values of the Collateral is at least 75% of the higher of the two aggregate Appraised Values of the Collateral, the Appraised Values of the Collateral shall be the average of the two values determined by the Initial Appraisers; or (ii) if the foregoing clause (i) does not apply, either the Company or the Required Holders shall have the right to request the appointment of a third Independent Appraiser. In such case, the Initial Appraisers shall appoint another Independent Appraiser (the “Third Appraiser”) to determine the aggregate Appraised Value of the Collateral with such determination to be made no later than 90 days of the Appraisal Notice Date, and the aggregate the Appraised Value of the Collateral shall be the average of the three values determined by the Initial Appraisers and the Third Appraiser. If (i) either the Required Holders or the Company shall fail to appoint an Independent Appraiser who delivers an updated Appraised Value of the Collateral within the deadline specified above, the aggregate Appraised Value of the Collateral shall be as determined by Independent Appraiser that has delivered an updated Appraised Value of the Collateral within such timeline and (ii) a Third Appraiser has not appointed and delivered an updated Appraised Value within the deadline specified above, the Appraised Value of the Collateral shall be as determined pursuant to clause (i) of the preceding sentence. Any appointment by the Required Holders referred to above shall be subject to the applicable provisions of this EchoStar Exchange Notes Indenture. By acceptance of their EchoStar Exchange Notes under this EchoStar Exchange Notes Indenture, the holders hereby agree that any of the deadlines set forth in this definition shall be automatically extended to the extent made necessary due to the failure of the Company to provide any information or cooperation reasonably requested by any applicable appraiser, and in the event of such extension no Indebtedness or Asset Sale requiring a determination of Appraised Value shall be made until the Appraised Value is determined in accordance with the foregoing, and no further action shall be necessary to effect such extension.

“Authorized Representative” means the agent or representative acting on behalf of holders of any First Lien Indebtedness or Second Lien Indebtedness, as applicable.

“AWS-3 Spectrum” means any FCC AWS-3 wireless spectrum license held by the Spectrum Assets Guarantors.

“AWS-4 Spectrum” means any FCC AWS-4 wireless spectrum license held by the Spectrum Assets Guarantors.

“Bankruptcy Code” means title 11, United States Code, 11 U.S.C. §§ 101 et seq. (as amended, modified, or supplemented from time to time).

“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors, or affecting creditors’ rights generally.

“Board of Directors” means:

(i)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(ii)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(iii)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(iv)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York, New York.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents, however designated, of corporate stock or partnership or membership interests, whether common or preferred.

“Cash Equivalents” means: (a) United States dollars; (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition; (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500 million; (d) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (b) and (c) entered into with any financial institution meeting the qualifications specified in clause (c) above; (e) commercial paper rated P-2, A-2 or better or the equivalent thereof by Moody’s or S&P, respectively, and in each case maturing within 12 months after the date of acquisition; and (f) money market funds offered by any domestic commercial or investment bank having capital and surplus in excess of $500 million at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition.

“Change of Control” means: (a) any transaction or series of related transactions the result of which is that any Person (other than the Principal or a Related Party) individually owns more than 50% of the total Voting Stock of the Company, measured by voting power rather than the number of shares or more than 50% of the economic interests represented by the outstanding Capital Stock of the Company; (b) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of EchoStar and its Subsidiaries, taken as a whole, to any person; or (c) the establishment of one or more holding companies for the purpose of owning, directly or indirectly, a majority or more of the Capital Stock of the Company either by voting power or economic interest.

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Collateral” means (1) any Spectrum Assets held by the Spectrum Assets Guarantors and other assets owned by such Spectrum Assets Guarantors subject, or purported to be subject, from time to time, to a Lien under any Security Document, (2) the proceeds of any Spectrum Assets, (3) any Replacement Collateral, (4) any Equity Interests in any Spectrum Assets Guarantor held by an Equity Pledge Guarantor and all related assets owned by such Equity Pledge Guarantor subject, or purported to be subject to, a Lien under any Security Document and (5) any assets on which a Guarantor is required to grant a Lien pursuant to Section 4.08(a)(4), Section 4.15 and Section 4.18 hereof, and any proceeds of the foregoing.

“Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent until a successor replaces it in accordance with the applicable provisions of this EchoStar Exchange Notes Indenture in such capacity and thereafter means the successor serving hereunder.

“Company” means EchoStar Corporation and any and all successors thereto.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

“Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of Indebtedness incurred by the Guarantors, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (ii) with respect to any Indebtedness in clause (i), the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount, after giving pro forma effect to (x) any Indebtedness that has been incurred by the Guarantors on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any Indebtedness of the Guarantors that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.

“Custodian” means the Trustee, as custodian for The Depository Trust Company with respect to the Global Notes, or any successor entity thereto.

“DDBS” means collectively DISH DBS Corporation (or any successor in interest thereto) and its subsidiaries.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the EchoStar Exchange Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the EchoStar Exchange Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this EchoStar Exchange Notes Indenture.

“Disinterested Director” means a member of the Company’s Board of Directors who is not a director, officer or employee of the Company’s controlled Affiliates.

“EchoStar Exchange Notes” has the meaning assigned to it in the preamble to this EchoStar Exchange Notes Indenture.

“EchoStar Exchange Notes Documents” means this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees and the Security Documents.

“EchoStar Exchange Notes Indenture” means this EchoStar Exchange Notes Indenture, as amended or supplemented from time to time.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (including any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Pledge Agreement” means the Equity Pledge Agreement dated as of the Issue Date, between the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.

“Equity Pledge Guarantors” means any of the Company’s Subsidiaries that on or after the Issue Date directly own any Equity Interests in any Spectrum Assets Guarantors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“fair market value” means the value that would be paid by a willing buyer to an unaffiliated willing seller.

“FCC” means the Federal Communications Commission, including without limitation a bureau or division thereof acting under delegated authority, and any substitute or successor agency.

“FCC Licenses” means licenses, authorizations and permits for wireless terrestrial service, including without limitation commercial mobile service, issued from time to time by the FCC.

“First Lien Covered Debt Amount” means, on any date of determination, the sum of (without duplication) (i) the aggregate outstanding principal amount of the EchoStar Exchange Notes, (ii) the aggregate outstanding principal amount of any other First Lien Indebtedness, determined on a consolidated basis, as shown on the Company’s most recently available internal balance sheet and (iii) with respect to any Indebtedness in clauses (i) and (ii) the maximum amount of interest payable-in-kind that may be added to principal of such Indebtedness under its terms and the maximum amount of accreted value that may be added to such Indebtedness under its terms if issued at a discount after giving pro forma effect to (x) any First Lien Indebtedness has been incurred on or after the date of such balance sheet, including on such date of determination, and the use of proceeds thereof and (y) any First Lien Indebtedness that has been repaid (including by redemption, repayment, retirement or extinguishment) on or after the date of such balance sheet, including on such date of determination.

“First Lien Indebtedness” means the EchoStar Exchange Notes, the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes and any Indebtedness incurred pursuant to Section 4.08(a)(2) hereof for which the applicable Authorized Representative shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative.

“First Lien Intercreditor Agreement” means, a First Lien Intercreditor Agreement substantially in the form of Exhibit C attached to this EchoStar Exchange Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for Holders of one or more classes of First Lien Obligations.

“First Lien LTV Ratio” means, on any date of determination, the ratio of (a) the First Lien Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, without duplication.

“First Lien Obligations” means any first priority obligations permitted to be incurred under this EchoStar Exchange Notes Indenture in respect of any First Lien Indebtedness.

“First Lien Representative” means an Authorized Representative for the holders of such First Lien Indebtedness.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are applicable as of the date of determination as in effect at any time and from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(e) hereof, which is required to be placed on all Global Notes issued under this EchoStar Exchange Notes Indenture.

“Global Notes” means, individually and collectively, each of the EchoStar Exchange Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Article II hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States of America is pledged.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any liability.

“Guarantor” means any entity that executes a Notes Guarantee of the obligations of the Company under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes, and their respective successors and assigns, including the Spectrum Assets Guarantors and the Equity Pledge Guarantors.

“Holder” means a Person in whose name an EchoStar Exchange Note is registered.

“HSSC” means collectively Hughes Satellite Systems Corporation (or any successor in interest thereto) and its subsidiaries.

“Indebtedness” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes (including, for the avoidance of doubt, any convertible notes), debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof), (iii) representing the balance deferred and unpaid of the purchase price of any property (including pursuant to finance leases), (iv) representing any hedging obligations, or (v) in each case except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing (other than hedging obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any disqualified stock or, with respect to any Subsidiary of such Person, the liquidation preference with respect to, any preferred equity interests (but excluding, in each case, any accrued dividends) as well as the guarantee of items that would be included within this definition.

“Independent Appraiser” means any Person that (a) is a firm of U.S. national or international standing engaged in the business of appraising FCC Licenses (as determined by the Company in good faith) or (b) if no such person described in clause (a) above is at such time generally providing appraisals of FCC Licenses (as determined by the Company in good faith) then, an independent investment banking firm of U.S. national or international standing qualified to perform such appraisal (as determined by the Company in good faith).

“Initial Notes” means the EchoStar Exchange Notes issued under this EchoStar Exchange Notes Indenture on the date hereof.

“Intercompany Loan” means an intercompany loan between the Company or any of the Guarantors and DDBS and/or HSSC, as applicable, as contemplated by Section 4.16(i).

“Intercreditor Agreement” means a First Lien Intercreditor Agreement or a Second Lien Intercreditor Agreement as the context requires.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Issue Date” means the first date on which any EchoStar Exchange Notes are issued under this EchoStar Exchange Notes Indenture.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction).

“LTV Ratio” means, on any date of determination, the ratio of (a) the Covered Debt Amount to (b) the aggregate Appraised Value of the Collateral, plus any cash pledged as Collateral pursuant to Section 4.18.

“MHz-POPs” means with respect to any FCC License the number of megahertz of wireless spectrum covered by such FCC License multiplied by the population in the geographic area covered by such FCC License.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation.

“Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) received in respect of any sale, lease, assignment, transfer, conveyance or other disposition pursuant to Section 4.09(a)(1) net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets; provided that Net Proceeds shall exclude Specified Net Proceeds.

“New Senior Spectrum Secured Convertible Notes” means the 3.875% Senior Secured Convertible Notes due 2030, issued by the Company on the Issue Date, together with any New Senior Spectrum Secured Convertible Notes issued after the Issue Date as PIK Notes (as defined in the New Senior Spectrum Secured Convertible Notes Indenture) under the New Senior Spectrum Secured Convertible Notes Indenture.

“New Senior Spectrum Secured Convertible Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Convertible Notes.

“New Senior Spectrum Secured Notes” means the 10.75% Senior Secured Notes due 2029, to be issued by the Company on the Issue Date.

“New Senior Spectrum Secured Notes Indenture” means the indenture relating to the New Senior Spectrum Secured Notes.

“Notes Guarantee” means a guarantee by a Guarantor of the Company’s obligations under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes.

“Notes Obligations” means the Obligations in respect of the EchoStar Exchange Notes, the EchoStar Exchange Notes Indenture, the Notes Guarantees, the Security Documents and the other EchoStar Exchange Notes Documents.

“Obligations” means any principal, interest (including post-petition interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Guarantor whether or not a claim for post-petition interest, fees and expenses is allowed in such proceedings), penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.04 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.04 hereof; provided the counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Permitted Asset Swap” means a transfer of Collateral by a Guarantor in exchange for, or other acquisition of, Spectrum Assets or Capital Stock of a Person that becomes a wholly owned Subsidiary of a Guarantor and the principal assets of which are Spectrum Assets and other assets reasonably necessary to maintain the ownership thereof (the “Replacement Collateral”); provided that (i) the Guarantor transferring such Collateral (the “Transferred Assets”) shall (x) subject to the further proviso below, acquire assets that constitute Replacement Collateral that have an Appraised Value at least equal to the Appraised Value of the Transferred Assets sold, transferred, or otherwise disposed of, (y) execute any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under the EchoStar Exchange Notes Indenture and/or the Security Documents), to grant and perfect a first-priority Liens in such Replacement Collateral for the benefit of the Holders; and (ii) a Permitted Asset Swap of Collateral comprising Band 66 AWS-3 Spectrum shall only be made if the applicable Replacement Collateral comprises Band 66 AWS-3 Spectrum; provided, further, that (X) if the Appraised Value of Transferred Assets comprising Band 66 AWS-3 Spectrum is greater than the Appraised Value of the Replacement Collateral (a “Collateral Deficit”), the Company or another Guarantor may contribute Replacement Cash to the Guarantor (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the EchoStar Exchange Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) receiving such Replacement Collateral (which, for the avoidance of doubt, will satisfy the requirements of clause (i)(x) above); and (Y) the aggregate Appraised Value of Transferred Assets that may be subject to Permitted Asset Swaps following the Issue Date shall not exceed $5.0 billion (with the value of such Collateral being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal” means Charles W. Ergen.

“Rating Agency” or “Rating Agencies” means:

(i)	S&P;

(ii)	Moody’s; or

(iii)	if S&P or Moody’s or both shall not make a rating of the EchoStar Exchange Notes publicly available, a nationally recognized securities rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for S&P or Moody’s or both, as the case may be.

“Rating Decline” means the occurrence on any date beginning on the date of the public notice by the Company or another Person seeking to effect a Change of Control of an arrangement that, in the Company good-faith judgment, is expected to result in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control or abandonment of the applicable Change of Control transaction (which period shall be extended so long as the rating of the EchoStar Exchange Notes is under publicly announced consideration for possible downgrade by any Rating Agency) of a decline in the rating of the EchoStar Exchange Notes by either Rating Agency by at least one notch in the gradation of the rating scale (e.g., + or - for S&P or 1, 2 and 3 for Moody’s) from such Rating Agency’s rating of the EchoStar Exchange Notes; provided that such Rating Agency has confirmed that such decrease of rating is solely as a result of the Change of Control.

“Related Party” means, with respect to the Principal, (a) the spouse and each immediate family member of the Principal and (b) each trust, corporation, partnership or other entity of which the Principal beneficially holds an 80% or more controlling interest.

“Replacement Cash” means, with respect to any Asset Sale involving Band 66 AWS-3 Spectrum, an amount of cash and Cash Equivalents equal to the applicable Collateral Deficit.

“Required Amount” means, with respect to any Net Proceeds and Specified Net Proceeds, an amount equal to (x) the sum of (i) 37.5% of all Net Proceeds from Asset Sales consummated following the Issue Date and (ii) 75% of all Specified Net Proceeds from Asset Sales consummated following the Issue Date less (y) the aggregate amount of all Net Proceeds and Specified Net Proceeds previously applied in accordance with the second paragraph of the covenant set forth under the caption set forth in Section 4.09 hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Administration office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any such officer and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Retail Wireless Business” means the provision of prepaid and postpaid wireless communications, data and other services to subscribers, whether or not utilizing wireless spectrum licenses, including as a mobile virtual network operator.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc.

“SEC” means the United States Securities and Exchange Commission.

“Second Lien Indebtedness” means any Indebtedness incurred pursuant to Section 4.08(a)(3) hereof for which the Authorized Representative shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative.

“Securities Act” means the Securities Act of 1933, as amended.

“Second Lien Intercreditor Agreement” means a Second Lien Intercreditor Agreement substantially in the form of Exhibit D attached to this EchoStar Exchange Notes Indenture among the grantors named therein, the Collateral Agent and the representatives for purposes thereof for holders of one or more classes of Junior Lien Obligations (as defined in the Second Lien Intercreditor Agreement) having a Lien on the Collateral ranking junior to the Lien securing the obligations under this EchoStar Exchange Notes Indenture.

“Second Lien Representative” means an Authorized Representative for the holders of Second Lien Indebtedness.

“Security Agreement” means the security agreement dated as of the Issue Date, among the Spectrum Assets Guarantors, the Equity Pledge Guarantors and the Collateral Agent, as amended, restated, modified, supplemented, extended or replaced from time to time.

“Security Documents” means the Equity Pledge Agreement, the Security Agreement, each Intercreditor Agreement, and all other pledge agreements, security agreements, deeds of trust, deeds to secure debt, pledges, collateral assignments and other agreements or instruments evidencing or creating any security interest or Lien in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders in any or all of the Collateral.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X promulgated pursuant to the Securities Act, as such regulation as in effect on the date of this EchoStar Exchange Notes Indenture.

“Specified Net Proceeds” means the aggregate cash proceeds (including insurance or litigation proceeds) on account of, or in respect of, sale, lease, assignment, transfer, conveyance or other disposition of any Collateral comprising AWS-3 Spectrum pursuant to Section 4.09(a)(1), net of the direct costs relating to such sale, lease, assignment, transfer, conveyance or other disposition of AWS-3 Spectrum (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions) and any reserve for adjustment in respect of the sale price of such asset or assets.

“Spectrum Assets” means any (i) FCC Licenses with respect to AWS-3 Spectrum and AWS-4 Spectrum, including the proceeds for Band 66 and Band 70 of AWS-3 Spectrum and AWS-4 Spectrum held by the Spectrum Assets Guarantors and (ii) the proceeds thereof, in each case until any such FCC License no longer constitutes Collateral pursuant to the provisions of this EchoStar Exchange Notes Indenture and the Security Documents.

“Spectrum Assets Guarantors” means any of the Company’s Subsidiaries that on or after the Issue Date hold any Spectrum Assets.

“Spectrum Joint Venture” means bona fide joint venture between Company and/or the Guarantors with an unaffiliated third party; provided however that the Principal, any Related Party and any employees or management of the Company or any of its Subsidiaries shall not hold any direct or indirect Equity Interest in such Spectrum Joint Venture other than indirectly through their ownership of Equity Interests of the Company.

“Spectrum Value Debt Cap” means $13.0 billion; provided that following the date that is two years after the Issue Date, the Company may, at its option, update the aggregate Appraised Value of the Collateral pursuant to the definition of “Appraised Value,” and, thereafter, “Spectrum Value Debt Cap” shall mean the lesser of (x) the greater of (i) the updated aggregate Appraised Value of the Collateral multiplied by 0.375 and (ii) $13.0 billion, and (y) $15.0 billion.

“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); provided, notwithstanding anything to the contrary herein, any Guarantor shall in all events be deemed a Subsidiary of the Company hereunder and subject to the same covenant, undertakings and obligations as if it were a Subsidiary of the Company.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§77aaa-77bbbb).

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it in accordance with the applicable provisions of this EchoStar Exchange Notes Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

“Voting Stock” of any Person as of any date means the Equity Interests of such Person that is at the time entitled to vote in the election of the Board of Directors of such person.

Section 1.02           Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.10
“Asset Sale”	4.09
“Authentication Order”	2.02
“Change of Control Offer”	4.14
“Change of Control Payment”	4.14
“Change of Control Payment Date”	4.14
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01

Term	Defined in Section
“Forfeiture Date”	4.18
“incur”	4.08
“Initial Appraisal”	4.18
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Payment Default”	6.01
“PIK Interest”	2.13
“PIK Payment”	2.13
“Registrar”	2.03
“Replacement Collateral”	4.09
“Restricted Payments”	4.07
“Special Partial Mandatory Redemption Event”	4.18
“Special Mandatory Redemption Date”	4.18
“Transferred Assets”	4.09

Section 1.03           Incorporation by Reference of Trust Indenture Act. Whenever this EchoStar Exchange Notes Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this EchoStar Exchange Notes Indenture.

The following TIA terms used in this EchoStar Exchange Notes Indenture have the following meanings:

1.	“indenture securities” means the EchoStar Exchange Notes;

2.	“indenture security holder” means a Holder of an EchoStar Exchange Note;

3.	“indenture to be qualified” means this EchoStar Exchange Notes Indenture;

4.	“indenture trustee” or “institutional trustee” means the Trustee; and

5.	“obligor” on the EchoStar Exchange Notes and the Notes Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the EchoStar Exchange Notes and the Notes Guarantees, respectively.

All other terms used in this EchoStar Exchange Notes Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04           Rules of Construction. Unless the context otherwise requires:

1.	a term has the meaning assigned to it;

2.	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

3.	“or” is not exclusive;

4.	words in the singular include the plural, and in the plural include the singular;

5.	“will” shall be interpreted to express a command;

6.	provisions apply to successive events and transactions;

7.	references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time; and

8.	for the purposes of this EchoStar Exchange Notes Indenture, references to “aggregate principal amount” of any EchoStar Exchange Note includes any increase in the principal amount of that EchoStar Exchange Note as a result of a payment of PIK Interest.

Article II
THE EchoStar Exchange NOTES

Section 2.01           Form and Dating.

(a)	General. EchoStar Exchange Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). The EchoStar Exchange Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each EchoStar Exchange Note will be dated the date of its authentication. The EchoStar Exchange Notes shall be in denominations of $1,000 and integral multiples of $1.00 in excess thereof. Apart from Global Notes issued to pay PIK Interest, notes in denominations of less than $1,000 will not be available.

The terms and provisions contained in the EchoStar Exchange Notes will constitute, and are hereby expressly made, a part of this EchoStar Exchange Notes Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of the EchoStar Exchange Notes, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any EchoStar Exchange Note conflicts with the express provisions of this EchoStar Exchange Notes Indenture, the provisions of this EchoStar Exchange Notes Indenture shall govern and be controlling.

(b)	Global Notes. Each Global Note will represent such of the outstanding EchoStar Exchange Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding EchoStar Exchange Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding EchoStar Exchange Notes represented thereby may from time to time be increased or decreased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding EchoStar Exchange Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)	Additional Notes. This EchoStar Exchange Notes Indenture is unlimited in aggregate principal amount. The Company may, subject to applicable law and this EchoStar Exchange Notes Indenture, including in compliance with Section 4.07 (Incurrence of Indebtedness) issue an unlimited principal amount of Additional Notes. The EchoStar Exchange Notes and, if issued, any Additional Notes, are treated as a single class for all purposes under this EchoStar Exchange Notes Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase, except as otherwise provided for herein. With respect to EchoStar Exchange Notes represented by one or more global notes registered in the name of, or held by, DTC or its nominee on the relevant record date, in the event that the Company pays PIK Interest as set forth in Section 2.13, PIK Interest will be effected by pool factor increase and no Additional Notes shall be issued to evidence such PIK Interest payments.

Section 2.02           Execution and Authentication. At least one Officer must sign the EchoStar Exchange Notes for the Company by manual or electronic signature. If an Officer whose signature is on an EchoStar Exchange Note no longer holds that office at the time an EchoStar Exchange Note is authenticated, the EchoStar Exchange Note will nevertheless be valid.

An EchoStar Exchange Note will not be valid until authenticated by the manual or electronic signature of the Trustee. Such signature will be conclusive evidence that the EchoStar Exchange Note has been authenticated under this EchoStar Exchange Notes Indenture. The Trustee will, upon receipt of a written order of the Company signed by at least one Officer (an “Authentication Order”), authenticate EchoStar Exchange Notes for original issue that may be validly issued under this EchoStar Exchange Notes Indenture, including any Additional Notes. The aggregate principal amount of EchoStar Exchange Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 and Section 3.08 hereof.

The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate EchoStar Exchange Notes. An authenticating agent may authenticate EchoStar Exchange Notes whenever the Trustee may do so. Each reference in this EchoStar Exchange Notes Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03           Registrar and Paying Agent. The Company will maintain an office or agency where EchoStar Exchange Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where EchoStar Exchange Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the EchoStar Exchange Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Registrar or Paying Agent without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this EchoStar Exchange Notes Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Registrar or Paying Agent.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the EchoStar Exchange Notes and to act as Custodian with respect to the Global Notes.

Section 2.04           Paying Agent to Hold Money in Trust. The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium if any, or interest on the EchoStar Exchange Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the EchoStar Exchange Notes.

Section 2.05           Holder Lists. The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA §312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA §312(a).

Section 2.06           Book-Entry Provisions for Global Notes.

(a)	Each Global Note shall (x) be registered in the name of the Depositary for such Global Notes or the nominee of such Depositary, (y) be delivered by the Trustee to the Depositary or pursuant to the Depositary’s instructions or held by the Custodian for the Depositary and (z) bear the Global Note Legend as required by Section 2.06(e).

Members of, or Participants in, the Depositary shall have no rights under this EchoStar Exchange Notes Indenture with respect to any Global Note held on their behalf by the Depositary, or the Custodian, or under such Global Note, and the Depositary may be treated by the Company, and the Trustee or any Agent and any of their respective agents, as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any Agent or their respective agents from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Participants, the operation of customary practices governing the exercise of the rights of an owner of a beneficial interest in any Global Note.

Neither the Trustee nor any Agent shall have any responsibility or obligation to any Holder that is a member of (or a Participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any member or Participant thereof, with respect to any ownership interest in the EchoStar Exchange Notes or with respect to the delivery of any notice (including any notice of redemption) or the payment of any amount or delivery of any EchoStar Exchange Notes (or other security or property) under or with respect to the EchoStar Exchange Notes. The Trustee and any Agent may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, Participants and any beneficial owners in the EchoStar Exchange Notes.

Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

(b)	Transfers of a Global Note shall be limited to transfers of such Global Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. In addition, certificated EchoStar Exchange Notes shall be transferred to beneficial owners in exchange for their beneficial interests only if (1) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or the Depositary ceases to be a “clearing agency” registered under the Exchange Act and, in each case, a successor depositary is not appointed by the Company within 120 days of such notice and (2) an Event of Default of which a Responsible Officer of the Trustee has received written notice at the Corporate Trust Office of the Trustee has occurred and is continuing and the Registrar has received a request from any Holder of a Global Note to issue such certificated EchoStar Exchange Notes.

(c)	In connection with the transfer of an entire Global Note to beneficial owners pursuant to Section 2.06(b), such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note an equal aggregate principal amount of certificated EchoStar Exchange Notes of authorized denominations.

(d)	The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Participants and Persons that may hold interests through Participants, to take any action which a Holder is entitled to take under this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes.

(e)	The following legend (the “Global Note Legend”) will appear on the face of all Global Notes issued under this EchoStar Exchange Notes Indenture unless specifically stated otherwise in the applicable provisions of this EchoStar Exchange Notes Indenture:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OR TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

(f)	At such time as all beneficial interests in Global Notes have been exchanged for certificated EchoStar Exchange Notes, redeemed, repurchased or cancelled, all Global Notes shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated EchoStar Exchange Notes, redeemed, repurchased or cancelled, the principal amount of EchoStar Exchange Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction.

(g)	General Provisions Relating to Transfers and Exchanges.

(1)	To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and certificated EchoStar Exchange Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)	No service charge will be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.10, Section 3.06, Section 4.09, Section 4.14 and Section 9.05 hereof).

(3)	All Global Notes issued upon any registration of transfer or exchange of Global Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this EchoStar Exchange Notes Indenture, as the Global Notes surrendered upon such registration of transfer or exchange.

(4)	Neither the Registrar nor the Company will be required:

(A)	to issue, to register the transfer of or to exchange any EchoStar Exchange Notes during a period beginning at the opening of business 15 days before the day of any selection of EchoStar Exchange Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)	to register the transfer of or to exchange any EchoStar Exchange Note selected for redemption in whole or in part, except the unredeemed portion of any EchoStar Exchange Note being redeemed in part; or

(C)	to register the transfer of or to exchange an EchoStar Exchange Note between a record date and the next succeeding interest payment date.

(5)	Prior to due presentment for the registration of a transfer of any EchoStar Exchange Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any EchoStar Exchange Note is registered as the absolute owner of such EchoStar Exchange Note for the purpose of receiving the payment of principal, premium if any, and interest on such EchoStar Exchange Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(6)	The Trustee will authenticate Global Notes in accordance with the provisions of Section 2.02 hereof. Except as provided in Section 2.06(c), neither the Trustee nor the Registrar shall authenticate or deliver any certificated EchoStar Exchange Note in exchange for a Global Note.

(7)	All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by e-mail.

(8)	Neither the Trustee nor any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this EchoStar Exchange Notes Indenture or under applicable law with respect to any transfer of any interest in any EchoStar Exchange Note (including any transfers between or among Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this EchoStar Exchange Notes Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(h)	Each Note shall bear the following legend on the face thereof:

“THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT 9601 SOUTH MERIDIAN BOULEVARD, ENGLEWOOD, COLORADO 80112, ATTENTION: GENERAL COUNSEL.”

Section 2.07           Replacement EchoStar Exchange Notes. If any mutilated EchoStar Exchange Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any EchoStar Exchange Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement EchoStar Exchange Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if an EchoStar Exchange Note is replaced. The Company may charge for its expenses in replacing an EchoStar Exchange Note.

Every replacement EchoStar Exchange Note is an additional obligation of the Company and will be entitled to all of the benefits of this EchoStar Exchange Notes Indenture equally and proportionately with all other EchoStar Exchange Notes duly issued hereunder.

Section 2.08           Outstanding EchoStar Exchange Notes. The EchoStar Exchange Notes outstanding at any time are all the EchoStar Exchange Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, an EchoStar Exchange Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the EchoStar Exchange Note; provided, that EchoStar Exchange Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If an EchoStar Exchange Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced EchoStar Exchange Note is held by a “protected purchaser” (as defined in Article 8 of the New York State Uniform Commercial Code).

If the principal amount of any EchoStar Exchange Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay EchoStar Exchange Notes payable on that date, then on and after that date such EchoStar Exchange Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09           Treasury EchoStar Exchange Notes. In determining whether the Holders of the required principal amount of EchoStar Exchange Notes have concurred in any direction, waiver or consent, EchoStar Exchange Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only EchoStar Exchange Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10           Temporary EchoStar Exchange Notes. Until certificates representing EchoStar Exchange Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary EchoStar Exchange Notes. Temporary EchoStar Exchange Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary EchoStar Exchange Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive EchoStar Exchange Notes in exchange for temporary EchoStar Exchange Notes.

Holders of temporary EchoStar Exchange Notes will be entitled to all of the benefits of this EchoStar Exchange Notes Indenture.

Section 2.11           Cancellation. The Company at any time may deliver EchoStar Exchange Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any EchoStar Exchange Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all EchoStar Exchange Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled EchoStar Exchange Notes in accordance with its procedures for the disposition of cancelled securities. Certification of the disposition of all canceled EchoStar Exchange Notes will be delivered to the Company upon its written request therefor. The Company may not issue new Senior Spectrum Secured Notes to replace EchoStar Exchange Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12           Defaulted Interest. If the Company defaults in a payment of interest on the EchoStar Exchange Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the EchoStar Exchange Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each EchoStar Exchange Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will send or cause to be sent to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13           Interest Payments. Interest for the first four interest payment periods beginning on the Issue Date, shall, at the Company’s option, be paid either by (a) PIK Interest (as defined below); provided that no PIK Interest may be paid for any interest period if the payment of interest on the New Senior Spectrum Secured Convertible Notes or any debt incurred under clauses (2) and (3) of the covenant set forth under Section 4.08 during such period is made in cash, or (b) by paying the interest in cash, in each case at a rate of 6.75% per annum. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and thereafter, shall be payable solely in cash at a rate of 6.75% per annum. For each interest period in respect of which the Company elects to pay the interest on the EchoStar Exchange Notes as PIK Interest, such PIK Interest on the EchoStar Exchange Notes will be payable (x) with respect to EchoStar Exchange Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole Dollar) and (y) with respect to EchoStar Exchange Notes represented by certificated notes, by issuing EchoStar Exchange Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole Dollar) (in each case (x) and (y), a “PIK Interest” and any payment of PIK Interest, a “PIK Payment”), and the Trustee will, at the written direction of the Company, authenticate and deliver such EchoStar Exchange Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. The Company shall elect the method of paying interest on the relevant interest payment date by delivering a notice to the Trustee and Holders on or prior to the 15th calendar day immediately preceding the relevant interest payment date identifying the method selected and (i) the percentage of interest to be paid in cash and/or (ii) the percentage of interest to be paid in PIK Interest, as applicable. In the absence of such an election with respect to the relevant interest payment date, the Company shall be deemed to have elected to pay in PIK Interest for all of the interest due on such interest payment date. After November 30, 2026, the interest payable on an interest payment date shall be paid entirely in cash. Notwithstanding anything in this EchoStar Exchange Notes Indenture to the contrary, the payment of accrued interest (including interest that would be PIK Interest when paid) in connection with any redemption of the EchoStar Exchange Notes as described under Section 3.07, Section 3.08 and Section 4.14 hereof shall be made solely in cash.

Following an increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes will bear interest on such increased principal amount from and after the applicable interest payment date and will otherwise have identical terms to the Initial Notes.

Any increase in the principal amount of the outstanding EchoStar Exchange Notes as a result of a payment of PIK Interest shall be permitted under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes.

Section 2.14           Purchase and Cancellation.

(a)	The Company may, to the extent permitted by law, directly or indirectly (regardless of whether such EchoStar Exchange Notes are surrendered to the Company), repurchase EchoStar Exchange Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives in each case, without the prior written notice to or consent of the Holders. The Company shall cause any EchoStar Exchange Notes so repurchased (but excluding EchoStar Exchange Notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the Trustee for cancellation in accordance with Section 2.08, and they will no longer be considered outstanding under this EchoStar Exchange Notes Indenture upon this repurchase.

(b)	The Company will cause all EchoStar Exchange Notes surrendered for payment, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the Trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the Trustee for cancellation, and they will no longer be considered “outstanding” under this EchoStar Exchange Notes Indenture upon their payment, repurchase, redemption, registration of transfer or exchange. All EchoStar Exchange Notes delivered to the Trustee for cancellation shall be cancelled promptly by the Trustee. No EchoStar Exchange Notes shall be authenticated in exchange for any EchoStar Exchange Notes cancelled, except as provided in this EchoStar Exchange Notes Indenture.

Article III
REDEMPTION AND PREPAYMENT

Section 3.01           Notices to Trustee. If the Company elects to redeem EchoStar Exchange Notes pursuant to Section 3.07 hereof, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officers’ Certificate setting forth:

1.	the clause of this EchoStar Exchange Notes Indenture pursuant to which the redemption shall occur;

2.	the redemption date;

3.	the principal amount of EchoStar Exchange Notes to be redeemed; and

4.	the redemption price.

Section 3.02           Selection of EchoStar Exchange Notes to Be Redeemed or Purchased. If less than all of the EchoStar Exchange Notes are to be redeemed at any time, such EchoStar Exchange Notes to be redeemed shall be selected by DTC in accordance with its applicable procedures; provided that no EchoStar Exchange Notes with a principal amount of $1,000 or less shall be redeemed in part. Notice of a redemption shall be sent at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Exchange Notes or the satisfaction and discharge of the EchoStar Exchange Notes Indenture. If any EchoStar Exchange Note is to be redeemed in part only, the notice of redemption that relates to such EchoStar Exchange Note shall state the portion of the principal amount thereof to be redeemed. A new EchoStar Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original EchoStar Exchange Note. On and after the redemption date, if the Company does not default in the payment of the redemption price, interest will cease to accrue on EchoStar Exchange Notes or portions thereof called for redemption.

Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by the Company (in the Company’s sole discretion) by the redemption date, or by the redemption date so delayed.

Section 3.03           Notice to Holders. At least 10 days but not more than 60 days before a redemption date, the Company will give or cause to be given a notice of redemption to each Holder whose EchoStar Exchange Notes are to be redeemed at its registered address, except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Exchange Notes or a satisfaction and discharge of this EchoStar Exchange Notes Indenture pursuant to Article VIII or XII hereof.

The notice will identify the EchoStar Exchange Notes to be redeemed and will state:

1.	the redemption date;

2.	the redemption price;

3.	if any EchoStar Exchange Note is being redeemed in part, the portion of the principal amount of such EchoStar Exchange Note to be redeemed and that, after the redemption date upon surrender of such EchoStar Exchange Note, a new EchoStar Exchange Note or EchoStar Exchange Notes in principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the original EchoStar Exchange Note;

4.	the name and address of the Paying Agent;

5.	that EchoStar Exchange Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

6.	that, unless the Company defaults in making such redemption payment, interest on EchoStar Exchange Notes called for redemption ceases to accrue on and after the redemption date;

7.	the paragraph of the EchoStar Exchange Notes and/or Section of this EchoStar Exchange Notes Indenture pursuant to which the EchoStar Exchange Notes called for redemption are being redeemed; and

8.	that no representation is made as to the correctness or accuracy of the CUSIP or CINS number, if any, listed in such notice or printed on the EchoStar Exchange Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 35 days prior to the redemption date (or such shorter period as is acceptable to the Trustee), an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04           Effect of Notice of Redemption. Once notice of redemption is given in accordance with Section 3.03 hereof, EchoStar Exchange Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price.

Any redemption notice may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent. If such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s sole discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied or waived by the Company (in the Company’s sole discretion) by the redemption date, or by the redemption date so delayed.

Section 3.05           Deposit of Redemption or Purchase Price. One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest on all EchoStar Exchange Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest on, all EchoStar Exchange Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the EchoStar Exchange Notes or the portions of EchoStar Exchange Notes called for redemption or purchase. If an EchoStar Exchange Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest shall be paid to the Person in whose name such EchoStar Exchange Note was registered at the close of business on such record date. If any EchoStar Exchange Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the EchoStar Exchange Notes and in Section 4.01 hereof.

Section 3.06           EchoStar Exchange Notes Redeemed or Purchased in Part. Upon surrender of an EchoStar Exchange Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new EchoStar Exchange Note equal in principal amount to the unredeemed or unpurchased portion of the EchoStar Exchange Note surrendered.

Section 3.07           Optional Redemption. Except as described in this Section 3.07, Section 4.09 and Section 4.14, the EchoStar Exchange Notes are not redeemable at the Company’s option prior to maturity. The Company may concurrently redeem EchoStar Exchange Notes under more than one of the following provisions and may redeem EchoStar Exchange Notes under one or more of the following provisions pursuant to a single notice of redemption, and any such notice may provide for redemptions under different provisions with different redemption dates.

(a)	Optional Redemption prior to November 30, 2026: At any time prior to November 30, 2026, upon not less than 10 nor more than 60 days’ notice, the Company may redeem all or part of the EchoStar Exchange Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

(b)	Optional Redemption on or after November 30, 2026: At any time and from time to time on or after November 30, 2026, the Company may redeem the EchoStar Exchange Notes, in whole or in part, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of EchoStar Exchange Notes to be redeemed) set forth below, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, to such applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
From and including November 30, 2026 but excluding November 30, 2027	102.000%

From and including November 30, 2027 and thereafter	100.000%

(c)	Optional Redemption upon Asset Sales: Within 45 days following an Asset Sale, the Company may apply the Net Proceeds or the Specified Net Proceeds, as applicable, pursuant to Section 4.09(b)(2) to redeem EchoStar Exchange Notes , in whole or in part, at a redemption price equal to 100% of the principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, up to, but not including, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

(d)	Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the EchoStar Exchange Notes or portions thereof called for redemption on the applicable redemption date.

(e)	Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

(f)	In the case of any partial redemption, unless otherwise required by law or, with respect to Global Notes, by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis; provided, that, unless otherwise required by law, certificated EchoStar Exchange Notes (other than Global Notes) will be selected by the Trustee by lot.

Section 3.08           Special Partial Mandatory Redemption. If a Special Partial Mandatory Redemption Event occurs, the EchoStar Exchange Notes will be redeemed in an amount (taking into consideration equivalent provisions under the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture), as shall be determined by the Company (the “Special Partial Mandatory Redemption”) and set forth in the notice delivered to the Trustee pursuant to Section 4.18 and in the notice of redemption to be delivered to the Holders of the EchoStar Exchange Notes pursuant to such Section, such that immediately after giving effect to such redemption the LTV Ratio shall not be greater than 0.375 to 1.00 at a price equal to 102% of the aggregate principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the principal amount of the EchoStar Exchange Notes to be redeemed to, but not including, the Special Mandatory Redemption Date. The Trustee shall have no obligation to determine whether the amount of the EchoStar Exchange Notes to be redeemed in connection with a Special Partial Mandatory Redemption Event complies with the requirements of this Section 3.08.

In the case of any partial redemption (including Special Partial Mandatory Redemption), unless otherwise required by the law or, with respect to Global Notes, by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis; provided, that, unless otherwise required by law, certificated EchoStar Exchange Notes (other than Global Notes) will be selected by the Trustee by lot.

Other than as explicitly set forth in this Section 3.08, the provisions of Article III related to redemption of EchoStar Exchange Notes, including deposit of redemption price and relevant notices, shall apply mutatis mutandis to a mandatory redemption of the EchoStar Exchange Notes in accordance with this Section 3.08.

Article IV
COVENANTS

Section 4.01           Payment of EchoStar Exchange Notes. The Company will pay or cause to be paid the principal of, premium, if any, and interest on, the EchoStar Exchange Notes on the dates and in the manner provided in the EchoStar Exchange Notes. Principal, premium, if any, and interest will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 11 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest (if payable in cash) then due, or, for interest payable in the form of PIK Interest, when the pool factor increase representing the amount paid by PIK Interest has been effected.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the rate equal to the then applicable interest rate on the EchoStar Exchange Notes to the extent lawful. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) from time to time on demand at the same rate to the extent lawful.

If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue on such payment for the intervening period.

Section 4.02           Maintenance of Office or Agency. The Company will maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where EchoStar Exchange Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the EchoStar Exchange Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03           Reports. In the event (i) the Company is no longer subject to the reporting requirements of Sections 13(a) and 15(d) under the Exchange Act and (ii) any EchoStar Exchange Notes are outstanding, the Company will furnish to the Holders, within 15 days after the time periods specified in the SEC’s rules and regulations applicable to a large accelerated filer, all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company was required to file such forms, and, with respect to the annual information only, a report thereon by its independent registered public accounting firm.

Any delivery of such reports, information and documents to the Trustee shall be for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 4.04           Compliance Certificate.

(a)	The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and the Guarantors have kept, observed, performed and fulfilled their obligations under this EchoStar Exchange Notes Indenture and the Security Documents, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and the Guarantors have kept, observed, performed and fulfilled each and every covenant contained in this EchoStar Exchange Notes Indenture and the Security Documents and are not in default in the performance or observance of any of the terms, provisions and conditions of this EchoStar Exchange Notes Indenture or the Security Documents (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the EchoStar Exchange Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)	So long as any of the EchoStar Exchange Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05           Taxes. The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06           Stay, Extension and Usury Laws. The Company and each of the Guarantors (to the extent that it may lawfully do so) hereby (a) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this EchoStar Exchange Notes Indenture and (b) expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee or the Collateral Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Restricted Payments.

(a)	None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly:

(1)	(i) declare or pay any dividend or make any distribution of Collateral to any Person other than a Guarantor or (ii) make any Investment of Collateral, other than an Investment in a Guarantor; provided that any distribution of Collateral to a Subsidiary that is not a Guarantor or any Investment of Collateral in a Subsidiary that is not a Guarantor are permitted so long as such Subsidiary executes and delivers a supplemental indenture to this EchoStar Exchange Notes Indenture providing for a guarantee by such Subsidiary and that the applicable Subsidiary or such Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture and/or the Security Documents) in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the EchoStar Exchange Notes, in each case pursuant to Section 4.15; or

(2)	use any Collateral to purchase, redeem or otherwise acquire for value any Equity Interests of an Equity Pledge Guarantor or any direct or indirect parent of an Equity Pledge Guarantor.

(b)	The Company shall not, directly or indirectly (including through its Subsidiaries), declare or pay any dividend on or make any other payment or distribution (whether made in cash, securities or other property) with respect to any of the Company’s Capital Stock (including, without limitation, any payment in connection with any merger or consolidation involving the Company) to the direct or indirect holders of the Company’s Capital Stock in their capacity as holders.

The foregoing provisions do not prohibit:

(a)	the payment by the Company of any dividend within 60 days after the date of its declaration if at such date of its declaration such payment would have been permitted by the provisions of this Section 4.07;

(b)	making dividends, payments or distributions by the Company payable solely in common Equity Interests of the Company;

(c)	repurchases of Equity Interests deemed to occur upon (i) the exercise of stock options, warrants or convertible securities issued as compensation if such Equity Interests represent a portion of the exercise price thereof and (ii) the withholding of a portion of the Equity Interests granted or awarded to an employee to pay taxes associated therewith (or a dividend or distribution to finance such a deemed repurchase by the Company); and

(d)	making payments to any future, current or former employee, director, officer, member of management or consultant of the Company, any of its Subsidiaries pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement and any other compensatory arrangements (and any successor plans thereto) and any supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers, members of management or consultants, in an aggregate amount not to exceed $100.0 million per calendar year.

Section 4.08           Incurrence of Indebtedness.

(a)	None of the Guarantors shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to (collectively, “incur”) any Indebtedness; provided, however, that notwithstanding the foregoing, any Guarantor may incur, so long as no Default or Event of Default has occurred and is continuing:

(1)	Indebtedness represented by (i) the EchoStar Exchange Notes issued on the Issue Date, any PIK Notes issued under the EchoStar Exchange Notes Indenture, the Notes Guarantees thereof, the EchoStar Exchange Notes Indenture and the Security Documents, (ii) the New Senior Spectrum Secured Notes and the New Senior Spectrum Secured Convertible Notes, in each case, issued on the Issue Date, and (iii) the New Senior Spectrum Secured Convertible Notes issued as PIK Notes (as defined in the New Senior Spectrum Secured Convertible Notes Indenture) and, in each case, related guarantees;

(2)	First Lien Indebtedness (other than the EchoStar Exchange Notes, New Senior Spectrum Secured Convertible Notes and New Senior Spectrum Secured Notes issued on the Issue Date); provided that (a)(w) immediately after giving effect to such First Lien Indebtedness, the First Lien LTV Ratio shall not be greater than 0.375 to 1.00, (x) the aggregate amount of First Lien Indebtedness that may be incurred pursuant to this clause (2) after the Issue Date shall not exceed the Spectrum Value Debt Cap, (y) First Lien Indebtedness incurred under this clause (2) cannot be incurred prior to the completion of the Initial Appraisal pursuant to Section 4.18 and (z) First Lien Indebtedness incurred under this clause (2) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; and (b) unless such First Lien Indebtedness is in the form of EchoStar Exchange Notes, New Senior Spectrum Secured Convertible Notes or the New Senior Spectrum Secured Notes, issued under the EchoStar Exchange Notes Indenture, the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture, respectively, the Authorized Representative for such First Lien Indebtedness shall have entered into the First Lien Intercreditor Agreement as a First Lien Representative;

(3)	Indebtedness; provided that (a) immediately after giving effect to such Indebtedness, the LTV Ratio shall not be greater than 0.60 to 1.00, (b) Indebtedness incurred under this clause (3) cannot be incurred prior to the completion of the Initial Appraisal pursuant to Section 4.18; (c) Indebtedness incurred under this clause (3) cannot be guaranteed by any Subsidiary that is not a Guarantor or secured by any assets other than the Collateral; (d) Indebtedness incurred under this clause (3) cannot have a maturity date earlier than one year following the occurrence of the maturity date of the EchoStar Exchange Notes; (e) the terms of any Indebtedness incurred under this clause (3) cannot provide for (x) any scheduled repayment, mandatory repayment or redemption (other than in connection with a change of control offer) so long as any EchoStar Exchange Notes remain outstanding and (y) no cash interest shall be paid on such Indebtedness for any period if the Company has elected to pay PIK Interest for the most recently ended interest payment period; (f) the covenants and events of default applicable to any Indebtedness incurred under this clause (3) shall be no more restrictive than those applicable to the EchoStar Exchange Notes; and (g) if such Indebtedness is secured by a Lien on any Collateral, the Authorized Representative for such Second Lien Indebtedness shall have entered into the Second Lien Intercreditor Agreement as a Second Lien Representative;

(4)	Indebtedness between and among the Guarantors; provided that any such intercompany debt shall be pledged on a first lien basis in favor of the Collateral Agent for its benefit and the benefit of the Trustee and the Holders pursuant to the Security Documents (it being understood that the Security Documents shall be amended as necessary to provide for the pledge of debt as collateral and in any event, shall be in a form satisfactory to the Required Holders and the Collateral Agent); and

(5)	the guarantee by any Guarantor of Indebtedness of a Guarantor that was permitted to be incurred by another provision of this Section 4.08.

(b)	For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one clause in the paragraph above, such Indebtedness may be divided, classified or reclassified at the time of incurrence thereof or at any later time (in whole or in part) in any manner that complies with this Section 4.08 and such item of Indebtedness may be incurred partially under one clause and partially under one or more other clauses.

(c)	The principal amount of any Indebtedness outstanding under any clause of this covenant will be determined after giving effect to the application of proceeds of any such Indebtedness to refinance any such other Indebtedness.

(d)	The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an incurrence of Indebtedness for purposes of this Section 4.08. Notwithstanding any other provision of this Section 4.08, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this Section 4.08 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.09           Asset Sales.

(a)	No Guarantor will, and the Company shall cause the Guarantors not to, in a single transaction or a series of related transactions, sell, lease, assign, transfer, convey or otherwise dispose of any Collateral owned by such Guarantor (including through the sale by the Company or its Subsidiaries of the Equity Interests of any Guarantor) (each of the forgoing, an “Asset Sale”); provided that the following shall not be deemed an Asset Sale:

(1)	the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral at no less than the fair market value of such Collateral for cash or Cash Equivalents, so long as, on a pro forma basis for such sale, lease, conveyance or other disposition, the First Lien LTV Ratio is not greater than 0.375 to 1.00; provided that the Appraised Value of the Collateral sold, leased, transferred or otherwise disposed of pursuant to this sub-clause (1) shall not exceed $9.5 billion in the aggregate (with the aggregate value of such Collateral for purposes of calculating utilization of this basket being determined pursuant to the definition “Appraised Value” at the time of consummation thereof without giving any effect to subsequent changes in value of the applicable assets) and; provided, further, that no such sale, lease, assignment, transfer conveyance or other disposition shall be made to any Affiliate of such Guarantor other than another Guarantor or a Spectrum Joint Venture; provided, further, that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (a) shall be made at no less than the Appraised Value of such Collateral for cash and (b) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth under this Section 4.09;

(2)	the sale, lease, assignment, transfer, conveyance or other disposition of any Collateral between or among the Guarantors; provided that the applicable Guarantor receiving Collateral shall have concurrently therewith executed any and all documents, financing statements, agreements and instruments, and taken all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture and/or the Security Documents), in order to grant and perfect a first-priority Lien in such Collateral for the benefit of the Holders;

(3)	a disposition resulting from any condemnation or other taking, or temporary or permanent requisition of, any property or asset, any interest therein or right appurtenant thereto, in each case, as the result of the exercise of any right of condemnation or eminent domain, including any sale or other transfer to a governmental authority in lieu of, or in anticipation of, any of the foregoing events; and

(4)	any Permitted Asset Swap.

(b)	Within 45 days after receipt of any Net Proceeds or, Specified Net Proceeds, as applicable, such Guarantor shall:

(1)	so long as any aggregate principal amount of the New Senior Spectrum Secured Notes remain outstanding, apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem New Senior Spectrum Secured Notes; provided that the Company shall redeem New Senior Spectrum Secured Notes in the following order:

(A)	first, up to $1.5 billion in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 103% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture,

(B)	second, up to $500 million in aggregate principal amount of the New Senior Spectrum Secured Notes at a redemption price not to exceed 105% plus accrued and unpaid interest in accordance with the New Senior Spectrum Secured Notes Indenture; and

(C)	third, New Senior Spectrum Secured Notes at a redemption price not to exceed (A) during the period prior to the date that is two years after the Issue Date, par plus 60% of the make-whole premium that would be payable pursuant to the make-whole optional redemption provisions under the New Senior Spectrum Secured Notes or (B) thereafter, the then-applicable redemption price specified in the New Senior Spectrum Secured Notes Indenture as in effect on the Issue Date; or

(2)	apply the Required Amount of such Net Proceeds and Specified Net Proceeds to redeem EchoStar Exchange Notes pursuant to Section 3.07(c); or

(3)	any combination of the foregoing.

Any Net Proceeds or Specified Net Proceeds that are not required to be applied as set forth above may be used for any purpose not prohibited by this EchoStar Exchange Notes Indenture, subject to the other covenants contained in this EchoStar Exchange Notes Indenture.

Section 4.10           Transactions with Affiliates.

(a)	Neither the Company nor any of the Guarantors shall enter into any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1)	such Affiliate Transaction is on terms that are no less favorable to the Company or such Guarantor than those that would have been obtained in a comparable transaction by the Company or such Guarantor with an unrelated person; and

(2)	if such Affiliate Transaction involves aggregate payments in excess of $250.0 million, such Affiliate Transaction has either (A) been approved by a majority of the disinterested members of the Company’s or the applicable Guarantor’s Board of Directors or (B) if there are no disinterested members of the Company’s or the applicable Guarantor’s Board of Directors, the Company or such Guarantor has obtained the favorable opinion of an independent expert as to the fairness of such Affiliate Transaction to the relevant Guarantor, as the case may be, from a financial point of view, and the Guarantor delivers to the Trustee an Officer’s Certificate, upon which the Trustee shall be permitted to conclusively rely, together with a copy of the applicable resolution of the Company’s or such Guarantor’s Board of Directors, set forth in an Officer’s Certificate, certifying that such Affiliate Transaction has been so approved and complies with clause (1) above;

(b)	The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	(a) transactions between or among the Company and the Guarantors and (b) any transaction pursuant to, or related to, an Intercompany Loan;

(2)	transactions that do not violate the provisions of Section 4.07 hereof;

(3)	any transactions pursuant to agreements in effect on the Issue Date and any modifications, extensions or renewals thereof that are no less favorable to the Company or the applicable Guarantor than such agreement as in effect on the Issue Date;

(4)	transactions with Affiliates solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any Guarantor, relating solely to such Indebtedness or Capital Stock;

(5)	any transaction in connection with a Spectrum Joint Venture that is not prohibited by Section 4.09(a)(1) or Section 4.09(a)(2) hereof;

(6)	so long as it complies with clause (a) of the first paragraph of this covenant, and the covenant set forth under Section 4.09, transactions with respect to any sale, lease, conveyance, license or other disposition of any Spectrum Assets in connection with the commercialization or utilization of wireless spectrum licenses;

(7)	overhead and other ordinary-course allocations of costs and services on a reasonable basis so long as such arrangements are comparable to arrangements made on an arm’s length basis;

(8)	allocations of tax liabilities and other tax-related items among the Guarantors and its Affiliates (including pursuant to a tax sharing agreement or arrangement) based principally upon the financial income, taxable income, credits and other amounts directly related to the respective parties, to the extent that the share of such liabilities and other items allocable to the Guarantors and its Subsidiaries shall not exceed the amount that such Persons would have been responsible for as a direct taxpayer;

(9)	so long as it complies with clause (a) of the first paragraph of this covenant, the provision of backhaul, uplink, transmission, billing, customer service, programming acquisition and other ordinary course services by the Company or any of the Guarantors to Satellite Communications Operating Corporation and to Transponder Encryption Services Corporation on a basis consistent with past practice;

(10)	arrangements or agreements entered into in the ordinary course of business providing for the acquisition or provision of goods and services;

(11)	transactions with the Company or any of its controlled Affiliates that have been approved by a majority of the members of the audit committee of the Company or a majority of Disinterested Directors or a special committee thereof consisting solely of Disinterested Directors;

(12)	amendments, modifications, renewals or replacements from time to time of any of the contracts, arrangements, services or other matters referred to or contemplated by any of the foregoing items; provided that any such amendments, modifications, renewals or replacements shall not be on terms materially less advantageous to the Company or the Guarantors; and

(13)	transactions with any person or any of its controlled affiliates that owns or acquires from the Company or any Subsidiary all or substantially all of the assets primarily used (or intended to be used) in connection with, or reasonably related to, the Retail Wireless Business, as determined in good faith by the Company or such Subsidiary, that have been approved by a majority of the members of the audit committee of the Company or a special committee of the Company’s board of directors consisting solely of members of the Company’s board of directors who are not directors, officers or employees of such person or any of its controlled Affiliates.

Section 4.11           Liens. No Guarantor shall, and the Company shall cause the Guarantors not to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any Collateral, other than Liens securing First Lien Indebtedness and Second Lien Indebtedness incurred in compliance with Section 4.08.

Section 4.12           After-acquired Collateral and Future Assurances.

The Guarantors shall, and the Company shall cause the Guarantors to, execute, deliver and/or file any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture and/or the Security Documents), in order to grant, preserve, protect and perfect the validity and priority of the security interests and Liens created or intended to be created by the Security Documents in the Collateral. In addition, from time to time, the Guarantors will reasonably promptly (and in no event later than 90 days) secure the obligations under this EchoStar Exchange Notes Indenture and the Security Documents by pledging or creating, or causing to be pledged or created, perfected security interests and Liens with respect to the Collateral. For the avoidance of doubt, the Collateral Agent shall not be responsible for preparing or filing financing statements or otherwise perfecting the security interest in the Collateral.

Any transfer or other disposition of any Collateral by any Guarantor to the Company or any Subsidiary of the Company that is not a Guarantor or a Spectrum Joint Venture shall be void ab initio, and in any event the Company and its Subsidiaries shall (i) immediately take any and all actions necessary to return such Collateral to the applicable Guarantor and (ii) pending such return immediately take any and all actions necessary to cause such Collateral to be subject to perfected security interests and Liens to secure the obligations under the EchoStar Exchange Notes Indenture and the Security Documents.

Section 4.13           Corporate Existence. Subject to Article V hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)	its corporate or limited liability company existence, and the corporate, limited liability company, partnership or other existence of each of the Guarantors, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Guarantor; and

(2)	the rights (charter and statutory), licenses (including any licenses constituting Spectrum Assets) and franchises of the Company and the Guarantors;

provided, however, that the Company shall not be required to preserve the corporate, limited liability company, partnership or other existence of any of the Guarantors or any such right, license or franchise if the Company’s Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.14           Offer to Repurchase Upon Change of Control Event.

(a)	Upon the occurrence of a Change of Control Event, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1.00 in excess thereof) of such Holder’s EchoStar Exchange Notes at a purchase price equal to 101% of the aggregate principal amount repurchased, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, thereon to the date of repurchase (the “Change of Control Payment”), subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Event, the Company will give a notice to each Holder stating:

(1)	that the Change of Control Offer is being made pursuant to this Section 4.14;

(2)	the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days after the date such notice is mailed (the “Change of Control Payment Date”);

(3)	that any EchoStar Exchange Notes not tendered will continue to accrue interest in accordance with the terms of this EchoStar Exchange Notes Indenture;

(4)	that, unless the Company defaults in the payment of the Change of Control Payment, all EchoStar Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)	that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, electronic transmission or letter setting forth the name of the Holder, the principal amount of EchoStar Exchange Notes delivered for purchase, and a statement that such Holder is withdrawing its election to have such EchoStar Exchange Notes purchased;

(6)	that Holders whose EchoStar Exchange Notes are being purchased only in part will be issued new EchoStar Exchange Notes equal in principal amount to the unpurchased portion of the EchoStar Exchange Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple of $1.00 in excess thereof; and

(7)	any other information the Company determines to be material to such Holder’s decision to tender EchoStar Exchange Notes.

(b)	On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)	accept for payment all EchoStar Exchange Notes or portions of EchoStar Exchange Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all EchoStar Exchange Notes or portions of EchoStar Exchange Notes properly tendered; and

(3)	deliver, or cause to be delivered, to the Trustee for cancellation pursuant to Section 2.11 of this EchoStar Exchange Notes Indenture the EchoStar Exchange Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of EchoStar Exchange Notes or portions of EchoStar Exchange Notes purchased by the Company pursuant to the Change of Control Offer.

(c)	The Paying Agent will promptly send (but in any case not later than five days after the Change of Control Payment Date) to each Holder properly tendered the Change of Control Payment for such EchoStar Exchange Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the EchoStar Exchange Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)	Notwithstanding anything to the contrary in this Section 4.14, the Company will not be required to make a Change of Control Offer upon a Change of Control Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.14 hereof and purchases all EchoStar Exchange Notes properly tendered and not withdrawn under the Change of Control Offer or (2) notice of redemption for all outstanding EchoStar Exchange Notes has been given pursuant to Section 3.07 hereof, unless and until there is a default in payment of the applicable redemption price.

(e)	The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the EchoStar Exchange Notes required in the event of a Change of Control Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.14 hereof, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.14 by virtue of such compliance.

(f)	Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made, and such Change of Control Offer is otherwise made in compliance with the provisions of this Section 4.14.

(g)	In the event that Holders of at least 90.0% of the aggregate principal amount of the outstanding EchoStar Exchange Notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer as described above) purchases all of the EchoStar Exchange Notes validly tendered (and not withdrawn) by such Holders, the Company will have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the EchoStar Exchange Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the EchoStar Exchange Notes that remain outstanding, to, but not including, the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

Section 4.15           Additional Guarantees and Collateral. If any Guarantor transfers or causes to be transferred, in one transaction or a series of related transactions, Collateral (other than any Collateral that is released from the Lien securing the EchoStar Exchange Notes pursuant to the provisions of this EchoStar Exchange Notes Indenture or the Security Documents) to another Guarantor or any of the Company’s Subsidiaries that is not a Guarantor, then:

(1)           if the transfer is to a Subsidiary of the Company other than a Guarantor, the Company shall cause such Subsidiary, concurrently with such transfer, to become a Guarantor by executing and delivering to the Trustee a supplemental indenture substantially in the form attached to this EchoStar Exchange Notes Indenture pursuant to which such Subsidiary shall unconditionally guarantee all of the Company’s obligations under the EchoStar Exchange Notes on the terms set forth in this EchoStar Exchange Notes Indenture and deliver to the Trustee an opinion of counsel reasonably satisfactory to the Trustee that such supplemental indenture has been duly authorized, executed and delivered by, and is a valid and binding obligation of, such Subsidiary; and

(2)           with respect to any such transfer, the Company shall, or shall cause such Subsidiary or such Guarantor, concurrently with such transfer, to execute and deliver such Security Documents or supplements to the Security Documents and any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law (to the extent required under this EchoStar Exchange Notes Indenture or the Security Documents), in order to grant and perfect a first-priority Lien in the transferred Collateral for the benefit of the Trustee and the Holders.

The form of such supplemental indenture is attached as Exhibit B hereto.

Section 4.16           Limitation on transactions with DDBS or HSSC. The Company shall not, and shall not permit any of its Subsidiaries (other than any DDBS or HSSC entities) to, transfer to DDBS or HSSC any assets, whether as an Asset Sale, investment, dividend or otherwise, or prepay intercompany debts owed to DDBS or HSSC in each case, other than (i) such transfers in the form of an Intercompany Loan in an amount not to exceed $2.0 billion in the aggregate at any one time outstanding or (ii) in accordance with, or pursuant to, agreements in effect on the Issue Date.

Section 4.17           Limitation on Dividends and other Payment Restrictions affecting Guarantors.

Neither the Company nor any of the Guarantors shall, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of the Guarantors to:

(a)	pay dividends or make any other distribution to the Company on the Guarantors’ Capital Stock or with respect to any other interest or participation in or measured by its profits, or pay any Indebtedness owed to the Company or any Guarantor;

(b)	make loans or advances to the Company or any Guarantors;

(c)	transfer any of its properties or assets to the Company or any Guarantor;

except for such encumbrances or restrictions existing under or by reason of:

1.	existing agreements as in effect on the Issue Date;

2.	applicable law or regulation;

3.	by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

4.	the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the New Senior Spectrum Secured Convertible Notes, the New Senior Spectrum Secured Convertible Notes Indenture, the New Senior Spectrum Secured Notes or the New Senior Spectrum Secured Notes Indenture; or

5.	any agreement for the sale of any Guarantor or its assets that restricts distributions by that Guarantor pending its sale; provided that during the entire period in which such encumbrance or restriction is effective, such sale (together with any other sales pending) would be permitted under the terms of the EchoStar Exchange Notes Indenture; or

(d)	any instrument governing Indebtedness permitted to be incurred under the terms of the EchoStar Exchange Notes Indenture to the extent any applicable restrictions are no more restrictive, taken as a whole, than such restrictions contained in this EchoStar Exchange Notes Indenture.

Section 4.18           Collateral Appraisal. The Company shall obtain an initial appraisal of the Collateral (the “Initial Appraisal”) pursuant to the definition of the “Appraised Value” and deliver that Initial Appraisal to the Trustee within 60 days of the Issue Date.

If, following the Issue Date, FCC Licenses that form part of the Collateral accounting for up to 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC, on any date, as a result of the Company’s failure to meet its buildout milestones with respect to such forfeited FCC Licenses (such date, the “Forfeiture Date”), the Company within 60 days of such Forfeiture Date shall obtain a written appraisal (the “Forfeiture Appraisal”) of the Collateral pursuant to the definition of the “Appraised Value” and shall deliver a certificate to the Trustee stating that the LTV Ratio as of the date of the appraisal does not exceed 0.375 to 1.00 (the “First Certificate”); provided that if such LTV Ratio exceeds 0.375 to 1.00, and, therefore, the foregoing First Certificate cannot be delivered, then within 60 days of receipt by the Company of the Forfeiture Appraisal and subject to the First Lien Intercreditor Agreement and the Security Documents, the Company shall: (i) add additional Spectrum Asset Guarantors and/or pledge (or cause to be pledged) cash (provided that any such cash shall be held in a deposit account established by the Company subject to the sole dominion and control of the Collateral Agent with respect to which the Company shall not have withdrawal rights prior to the repayment in full of the EchoStar Exchange Notes pursuant to a customary account control agreement, reasonably satisfactory to the Collateral Agent, that will provide, among other things, the cash in such account shall not be invested and need not accrue any interest) or additional Collateral to secure the EchoStar Exchange Notes and (ii) provide a certificate to the Trustee stating that, after giving effect to such joinders, the LTV Ratio is not greater than 0.375 to 1.00 (the “Second Certificate”). The Company will make, upon request, available for inspection by the Holders any applicable appraisals from an Independent Appraiser conducted pursuant to the definition of the “Appraised Value” with respect to such additional Collateral; provided that, solely for purposes of this clause (ii), the Company shall not be required to obtain an updated appraisal with respect to the Collateral appraised in the Forfeiture Appraisal.

To the extent the Company does not deliver either (i) the First Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of the Forfeiture Date or (ii) if on the basis of the Forfeiture Appraisal, the LTV Ratio exceeds 0.375 to 1.00, the Second Certificate stating that the LTV Ratio is not greater than 0.375 to 1.00 within 60 days of receipt by the Company of the Forfeiture Appraisal, as applicable (such failure, a “Special Partial Mandatory Redemption Event”), the Company shall promptly (but in no event later than five (5) Business Days following such Special Partial Mandatory Redemption Event) notify the Holders and the Trustee (such date of notification to the Holders and the Trustee, the “Redemption Notice Date”) in writing of such event and the principal amount of the EchoStar Exchange Notes are to be redeemed on the 10th day following the Redemption Notice Date (such date the “Special Mandatory Redemption Date”), in each case in accordance with the applicable provisions of the EchoStar Exchange Notes Indenture. For the avoidance of doubt, failure to deliver the First Certificate shall not constitute a Special Partial Mandatory Redemption Event if the Company delivers the Second Certificate within the required time frames.

Neither the Trustee nor the Collateral Agent have any (or shall have any) knowledge whatsoever of whether or when any forfeiture event or Forfeiture Date has occurred; nor will either the Trustee or Collateral Agent have any knowledge of whether or when a Special Partial Mandatory Redemption Event has occurred, and shall have no responsibility for making any such determinations. In the event the Trustee receives a First Certificate and/or Second Certificate, it shall: (i) have no duty or obligation to monitor or determine whether such First Certificate or Second Certificate satisfies the Company’s obligations in any manner whatsoever, including, but not limited to, the sufficiency of the certificate contents or the compliance by the Company with any deadline or timing stricture contemplated above; and (ii) have no duty or obligation to send any First Certificate or Second Certificate received by it to the Holders or otherwise notify the Holders that it has received no such certificates. However, should the Company deliver a First Certificate or Second Certificate, it shall notify the Holders that it has delivered a First Certificate or a Second Certificate to the Trustee and shall thereafter make such certificates available for inspection by the Holders. Neither the Trustee nor the Collateral Agent shall have any duty to determine the sufficiency of any additional Collateral added or pledged pursuant hereto or be charged with knowledge of the contents of, or have any responsibility in connection with, any appraisal referred to above.

Section 4.19           Limitation on Activities of Guarantors. Each Guarantor shall engage in no activities other than those reasonably related to its ownership of the Collateral owned by it and shall own no material assets other than the Collateral owned by it.

Section 4.20           Tax Treatment of Notes. The parties hereto intend, for U.S. federal (and applicable state and local) income tax purposes to treat the EchoStar Exchange Notes as indebtedness that are not “contingent payment debt instruments” within the meaning of Treasury Regulations Section 1.1275-4 and shall not take any position for U.S. federal (and applicable state and local) income tax purposes inconsistent with such treatment except to the extent otherwise required by a change in applicable law or a “determination” within the meaning of Section 1313(a) of the Internal Revenue Code of 1986, as amended.

Article V
SUCCESSORS

Section 5.01           Merger, Consolidation, or Sale of Assets.

(a)	None of the Company nor any Guarantor shall consolidate or merge with or into another Person (whether or not the Company or such Guarantor is the surviving entity), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions to, another Person other than the Company or another Guarantor (other than a sale, assignment, transfer, conveyance or disposition of (i) Collateral not prohibited by this EchoStar Exchange Notes Indenture, (ii) Collateral that is or has been released from the Lien securing the EchoStar Exchange Notes pursuant to the provisions of this EchoStar Exchange Notes Indenture or the Security Documents or (iii) the Retail Wireless Business (to the extent no Collateral is sold, assigned, transferred, conveyed or otherwise disposed of)) unless:

(1)	the Company or such Guarantor, as applicable, is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or to which such sale, assignment, transfer, conveyance or other disposition has been made is (i) a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia or (ii) a limited liability company or partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such consolidation or merger (if other than the Company or such Guarantor, as applicable) or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company or such Guarantor, as applicable, under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Security Documents pursuant to a supplemental indenture and such other agreements reasonably satisfactory to the Trustee and the Collateral Agent, as applicable;

(3)	immediately after such transaction, no Default or Event of Default exists; and

(4)	the Company (with respect to such Guarantor) or, with respect to the Company, the person surviving any such consolidation or merger, or the person to which such sale, assignment, transfer, conveyance or other disposition shall have been made, shall have delivered to the Trustee an Opinion of Counsel and Officer’s Certificate in connection therewith each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture and other agreements comply with the applicable provisions of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Security Documents.

Notwithstanding anything to the contrary in the foregoing, no Guarantor shall sell, assign, transfer, convey or dispose of any Collateral to any Affiliate of such Guarantor (other than another Guarantor or a Spectrum Joint Venture); provided that any sale, assignment, transfer, conveyance or disposal of any Collateral to a Spectrum Joint Venture (x) shall be made at no less than the Appraised Value of such Collateral for cash and (y) any Net Proceeds or Specified Net Proceeds resulting therefrom shall be applied as set forth in Section 4.09 hereof.

Article VI
DEFAULTS AND REMEDIES

Section 6.01           Events of Default. Each of the following shall constitute an event of default (each, an “Event of Default”):

(1)	default for 30 days in the payment when due of interest on the EchoStar Exchange Notes;

(2)	default in payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on the EchoStar Exchange Notes;

(3)	failure by the Company or any of the Guarantors, as applicable, to comply with the provisions of Section 3.08, Section 4.09, Section 4.10, Section 4.14 and Section 4.18;

(4)	failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under Section 4.07 and Section 4.08, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this EchoStar Exchange Notes Indenture;

(5)	failure by the Company or any of the Guarantors, as applicable for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the EchoStar Exchange Notes then outstanding to comply with any of the other agreements in this EchoStar Exchange Notes Indenture;

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(A)	is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(B)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);

(7)	failure by the Company or any Significant Subsidiary to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(8)	any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(9)	the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of creditors;

(10)	other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or a Significant Subsidiary in an involuntary case;

(B)	appoints a custodian of the Company or any Significant Subsidiary or for all or substantially all of the property of the Company or any Significant Subsidiary; or

(C)	orders the liquidation of the Company or any Significant Subsidiary,

and, in each case of the foregoing clauses (A) through (C), the order or decree remains unstayed and in effect for 60 consecutive days;

(11)	in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by this EchoStar Exchange Notes Indenture and the applicable Security Documents or by reason of the termination of this EchoStar Exchange Notes Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to this EchoStar Exchange Notes Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, or the Holders of at least 25% of the outstanding principal amount of the EchoStar Exchange Notes; and

(12)	FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors’ failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

Section 6.02           Acceleration.

(a)	In the case of an Event of Default arising from the events of bankruptcy or insolvency with respect to the Company or any Guarantor described in Section 6.01(9) or (10) above, all outstanding EchoStar Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount then outstanding of the EchoStar Exchange Notes may declare all the EchoStar Exchange Notes to be due and payable immediately.

(b)	However, notwithstanding the foregoing, a Default under Section 6.01(4), (5), (6), (7) or (11) above, will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding EchoStar Exchange Notes notify the Company of the Default and, with respect to Section 6.01(4), (5), (6), (7) or (11), such Default is not cured within the time specified in Section 6.01(4), (5), (6), (7) or (11) described above after receipt of such notice.

(c)	Subject to certain limitations, Holders of a majority in principal amount of the then outstanding EchoStar Exchange Notes issued under this EchoStar Exchange Notes Indenture may direct the Trustee in its exercise of any trust or power.

(d)	The Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes, by written notice to the Trustee, may on behalf of the Holders of all of the EchoStar Exchange Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the EchoStar Exchange Notes Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, the EchoStar Exchange Notes.

(e)	The Company is required to deliver to the Trustee, in its capacity as trustee of this EchoStar Exchange Notes Indenture, annually a statement regarding compliance with the EchoStar Exchange Notes Indenture, and the Company is required, upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.

(f)	If the EchoStar Exchange Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Exchange Notes by operation of law), the amount that shall then be due and payable shall be equal to:

(A)	(i) 100% of the principal amount of the EchoStar Exchange Notes then outstanding plus the Applicable Premium in effect on the date of such acceleration, or (ii) the applicable redemption price in effect on the date of such acceleration, as applicable, plus

(B)	accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest to, but excluding, the date of such acceleration,

in each case as if such acceleration were an optional redemption of the EchoStar Exchange Notes so accelerated.

Notwithstanding the generality of the foregoing, if the EchoStar Exchange Notes are accelerated or otherwise become due prior to their stated maturity (including the acceleration of any portion of the Indebtedness evidenced by the EchoStar Exchange Notes by operation of law), the Applicable Premium or the amount by which the applicable redemption price exceeds the principal amount of the EchoStar Exchange Notes (the “Redemption Price Premium”), as applicable, with respect to an optional redemption of the EchoStar Exchange Notes shall also be due and payable as though the EchoStar Exchange Notes had been optionally redeemed on the date of such acceleration and shall constitute part of the obligations with respect to the EchoStar Exchange Notes in view of the impracticability and difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each holder’s lost profits as a result thereof. If the Applicable Premium or the Redemption Price Premium, as applicable, becomes due and payable, it shall be deemed to be principal of the EchoStar Exchange Notes and interest shall accrue on the full principal amount of the EchoStar Exchange Notes (including the Applicable Premium or the Redemption Price Premium, as applicable) from and after the applicable triggering event. Any premium payable pursuant to this paragraph shall be presumed to be liquidated damages sustained by each Holder as the result of the acceleration of the EchoStar Exchange Notes, and the Company agrees that it is reasonable under the circumstances currently existing. The premium shall also be payable in the event the EchoStar Exchange Notes or the EchoStar Exchange Notes Indenture are satisfied, released or discharged through foreclosure, whether by judicial proceeding, deed in lieu of foreclosure or by any other means. THE COMPANY AND EACH GUARANTOR EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Company expressly agrees (to the fullest extent it may lawfully do so) that: (A) the premium is reasonable and is the product of an arm’s length transaction between sophisticated business entities ably represented by counsel; (B) the premium shall be payable notwithstanding the then prevailing market rates at the time acceleration occurs; (C) there has been a course of conduct between the Holders and the Company giving specific consideration in this transaction for such agreement to pay the premium; and (D) the Company shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Company expressly acknowledges that its agreement to pay the premium to the Holders as herein described is a material inducement to the Holders to purchase the EchoStar Exchange Notes.

Section 6.03           Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium if any, and interest on the EchoStar Exchange Notes or to enforce the performance of any provision of this EchoStar Exchange Notes or this EchoStar Exchange Notes Indenture. To the extent permitted by the Intercreditor Agreement, the Trustee may direct the Collateral Agent (subject to being indemnified and/or secured to its satisfaction in accordance with the Intercreditor Agreement) to take enforcement action with respect to the Collateral if any amount is declared or becomes due and payable pursuant to Section 6.02 (but not otherwise).

The Trustee may maintain a proceeding even if it does not possess any of the EchoStar Exchange Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04           Waiver of Past Defaults. Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes by notice to the Trustee may on behalf of the Holders of all of the EchoStar Exchange Notes rescind an acceleration or waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal, premium if any, or interest on, the EchoStar Exchange Notes.

Section 6.05           Control by Majority. Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee subject to certain exceptions. However, the Trustee may refuse to follow any direction that conflicts with law or this EchoStar Exchange Notes Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in personal liability.

Section 6.06           Limitation on Suits. Subject to Section 7.01, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers hereunder at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. No Holder may pursue any remedy with respect to this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in aggregate principal amount of the then outstanding EchoStar Exchange Notes have requested to the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder may not use this EchoStar Exchange Notes Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders). For the avoidance of doubt, this Section 6.06 shall not limit the right of any Holder to pursue claims that do not arise under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Security Documents.

Section 6.07           Rights of Holders to Receive Payment. Notwithstanding any other provision of this EchoStar Exchange Notes Indenture, the right of any Holder to receive payment of principal, premium if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase or upon acceleration), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this EchoStar Exchange Notes Indenture upon any property subject to such Lien.

Section 6.08           Collection Suit by Trustee. If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium if any, and interest remaining unpaid on, the EchoStar Exchange Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09           Trustee May File Proofs of Claim. Subject to the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the EchoStar Exchange Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the EchoStar Exchange Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10           Priorities. If the Trustee or the Collateral Agent collects any money or property pursuant to this Article VI, it shall, subject to the terms of the Intercreditor Agreement, pay out the money or property in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the EchoStar Exchange Notes for principal, premium if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the EchoStar Exchange Notes for principal, premium if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11           Undertaking for Costs. In any suit for the enforcement of any right or remedy under this EchoStar Exchange Notes Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding EchoStar Exchange Notes.

Section 6.12           Limitation on Powers of Trustee and Collateral Agent. All powers of the Trustee and Collateral Agent under this EchoStar Exchange Notes Indenture and the Security Documents, in its capacity as Trustee and Collateral Agent, will be subject to applicable provisions of the Communications Act, including without limitation, the requirements of prior approval for de facto or de jure transfer of control or assignment of Title III licenses.

Article VII
TRUSTEE

Section 7.01           Duties of Trustee.

(a)	If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this EchoStar Exchange Notes Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)	Except during the continuance of an Event of Default:

(1)	the duties of the Trustee will be determined solely by the express provisions of this EchoStar Exchange Notes Indenture and the Trustee need perform only those duties that are specifically set forth in this EchoStar Exchange Notes Indenture and no others, and no implied covenants or obligations shall be read into this EchoStar Exchange Notes Indenture against the Trustee; and

(2)	in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this EchoStar Exchange Notes Indenture; provided, however, in the case of any such certificates or opinions which any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the requirements of this EchoStar Exchange Notes Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)	The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)	this paragraph does not limit the effect of Section 7.01(b);

(2)	the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)	the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof (it being understood that the Trustee shall in all events have the right to consult with the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes for purposes of receiving such a direction with respect to any action that it proposes to take or omit to take).

(d)	Whether or not therein expressly so provided, every provision of this EchoStar Exchange Notes Indenture that in any way relates to the Trustee is subject to Section 7.01(a), (b), and (c).

(e)	No provision of this EchoStar Exchange Notes Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this EchoStar Exchange Notes Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

(f)	The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02           Rights of Trustee.

(a)	The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b)	Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)	The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

(d)	The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this EchoStar Exchange Notes Indenture.

(e)	Unless otherwise specifically provided in this EchoStar Exchange Notes Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)	The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this EchoStar Exchange Notes Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee indemnity or security satisfactory to it against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(g)	The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(h)	The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this EchoStar Exchange Notes Indenture.

(i)	In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(j)	The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture.

(k)	The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including, without limitation, the Collateral Agent), and each agent, custodian and other Person employed to act hereunder.

(l)	The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this EchoStar Exchange Notes Indenture.

Section 7.03           Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of EchoStar Exchange Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10 and Section 7.11 hereof.

Section 7.04           Trustee’s Disclaimer. The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes, it shall not be accountable for the Company’s use of the proceeds from the EchoStar Exchange Notes or any money paid to the Company or upon the Company’s direction under any provision of this EchoStar Exchange Notes Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the EchoStar Exchange Notes or any other document in connection with the sale of the EchoStar Exchange Notes or pursuant to this EchoStar Exchange Notes Indenture other than its certificate of authentication.

Section 7.05           Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal, premium if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

Section 7.06           Reports by Trustee to Holders.

(a)	Within 60 days after each May 30 beginning with May 30, 2025, and for so long as EchoStar Exchange Notes remain outstanding, the Trustee will transmit to the Holders a brief report dated as of such reporting date that complies with TIA §313(a) (but if no event described in TIA §313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA §313(b)(2). The Trustee will also transmit all reports as required by TIA §313(c).

(b)	A copy of each report at the time of its transmission to the Holders will be transmitted by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the EchoStar Exchange Notes are listed in accordance with TIA §313(d). The Company will promptly notify the Trustee when the EchoStar Exchange Notes are listed on any stock exchange and of any delisting thereof.

Section 7.07           Compensation and Indemnity.

(a)	The Company will pay to the Trustee from time to time reasonable compensation for its acceptance of this EchoStar Exchange Notes Indenture and services hereunder. The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)	The Company and the Guarantors, jointly and severally, will indemnify the Trustee and its agents for, and hold them harmless against, any and all losses, damages, claims, liabilities or expenses (other than taxes based upon, measured by or determined by the income of the Trustee), it arising out of or in connection with the acceptance or administration of the trust or trusts under this EchoStar Exchange Notes Indenture, including the costs and expenses of enforcing this EchoStar Exchange Notes Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)	The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this EchoStar Exchange Notes Indenture.

(d)	To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07, the Trustee will have a Lien prior to the EchoStar Exchange Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular EchoStar Exchange Notes. Such Lien will survive the satisfaction and discharge of this EchoStar Exchange Notes Indenture.

(e)	When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)	The Trustee will comply with the provisions of TIA §313(b)(2) to the extent applicable.

Section 7.08           Replacement of Trustee.

(a)	A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)	The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)	the Trustee fails to comply with Section 7.10 hereof;

(2)	the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)	a custodian or public officer takes charge of the Trustee or its property; or

(4)	the Trustee becomes incapable of acting.

(c)	If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes will promptly appoint a successor Trustee.

(d)	If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, at the expense of the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding EchoStar Exchange Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)	If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)	A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this EchoStar Exchange Notes Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09           Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10           Eligibility; Disqualification. There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition.

This EchoStar Exchange Notes Indenture will always have a Trustee who satisfies the requirements of TIA §310(a)(1), (2) and (5). The Trustee is subject to TIA §310(b).

Section 7.11           Preferential Collection of Claims Against Company. The Trustee is subject to TIA §311(a), excluding any creditor relationship listed in TIA §311(b). A Trustee who has resigned or been removed shall be subject to TIA §311(a) to the extent indicated therein.

Section 7.12           Limitation on Duty of Trustee in Respect of Collateral.

(a)           Beyond the exercise of reasonable care in the custody thereof, the Trustee shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Trustee shall not be responsible for the preparing or filing any financing or continuation statements or preparing or recording any documents or instruments in any public office at any time or times or, beyond exercising reasonable care in the custody of possessory collateral delivered to the Trustee in accordance with the Security Documents, otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Trustee in good faith.

(b)           The Trustee shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Trustee, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Company to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this EchoStar Exchange Notes Indenture or the Security Documents by the Company or the Guarantors.

Article VIII
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01           Option to Effect Legal Defeasance or Covenant Defeasance. The Company may at any time elect to have either Section 8.02 or Section 8.03 hereof be applied to all outstanding EchoStar Exchange Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.02           Legal Defeasance and Discharge. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding EchoStar Exchange Notes and Notes Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding EchoStar Exchange Notes and the Notes Guarantees, which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this EchoStar Exchange Notes Indenture referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under such EchoStar Exchange Notes, the Notes Guarantees and this EchoStar Exchange Notes Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)	the rights of Holders of outstanding EchoStar Exchange Notes to receive payments in respect of the principal of, or interest or premium if any, on, such EchoStar Exchange Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)	the Company’s obligations with respect to the EchoStar Exchange Notes under Section 2.03, Section 2.04, Section 2.06, Section 2.07, Section 2.10 and Section 4.02 hereof;

(3)	the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company’s obligations in connection therewith; and

(4)	this Article VIII.

Subject to compliance with this Article VIII, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03           Covenant Defeasance. Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Section 4.03, Section 4.07, Section 4.08, Section 4.09, Section 4.10, Section 4.11, Section 4.12, Section 4.14, Section 4.15, Section 4.16, Section 4.17 and Section 4.18 hereof with respect to the outstanding EchoStar Exchange Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the EchoStar Exchange Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such EchoStar Exchange Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding EchoStar Exchange Notes and Notes Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this EchoStar Exchange Notes Indenture and such EchoStar Exchange Notes and Notes Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Section 6.01(3) through (7) and Section 6.01(11) hereof will not constitute Events of Default.

Section 8.04           Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance, with respect to the EchoStar Exchange Notes under either Section 8.02 or Section 8.03 hereof:

(1)	the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, to pay the principal of, premium, if any, and interest on, the outstanding EchoStar Exchange Notes on the stated maturity or on the applicable optional redemption date, as the case may be;

(2)	in the case of Legal Defeasance, the Company shall deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that:

(A)	the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)	since the date of this EchoStar Exchange Notes Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding EchoStar Exchange Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to such Trustee confirming that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this EchoStar Exchange Notes Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)	the Company must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any of its other creditors or with the intent of defeating, hindering, delaying or defrauding any of its other creditors or others; and

(7)	the Company must deliver to the Trustee an Officers’ Certificate and Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance relating to the EchoStar Exchange Notes have been complied with.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding EchoStar Exchange Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such EchoStar Exchange Notes of all sums due and to become due thereon in respect of principal, premium if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding EchoStar Exchange Notes.

Notwithstanding anything in this Article VIII to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company. Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07           Reinstatement. If the Trustee or Paying Agent is unable to apply any U.S. dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes and the Notes Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such EchoStar Exchange Notes to receive such payment from the money held by the Trustee or Paying Agent.

Article IX
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders. Notwithstanding Section 9.02 hereof, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees, or the Security Documents without the consent of any Holder:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated EchoStar Exchange Notes in addition to or in place of certificated EchoStar Exchange Notes;

(3)	to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

(4)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of this EchoStar Exchange Notes Indenture under the TIA;

(6)	to conform the text of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents to any provision of the “Description of the EchoStar Exchange Notes” section of the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on October 10, 2024 to the extent that such provision in such “Description of the EchoStar Exchange Notes” was intended to be a verbatim or substantially verbatim recitation of a provision thereof;

(7)	to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)	to allow any Guarantor to execute a supplemental indenture;

(9)	to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the EchoStar Exchange Notes Indenture, any Intercreditor Agreement or any of the Security Documents;

(10)	to release Notes Guarantees or any Collateral when permitted or required by the terms of this EchoStar Exchange Notes Indenture, any Intercreditor Agreement and the Security Documents;

(11)	to evidence and provide for the acceptance and appointment under this EchoStar Exchange Notes Indenture of successor trustees pursuant to the requirements thereof;

(12)	to secure any Notes Obligations under the Security Documents; or

(13)	to provide for the issuance of PIK Notes and Additional Notes in accordance with the limitations set forth in the EchoStar Exchange Notes Indenture.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as the case may be, may join with the Company and the Guarantors in the execution of any amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents authorized or permitted by the terms of this EchoStar Exchange Notes Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but in all events the Trustee and the Collateral Agent will not be obligated to enter into such amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents that affects its own rights, duties or immunities under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents or otherwise.

Section 9.02           With Consent of Holders. Except as provided below in this Section 9.02, the Company, the Guarantors, the Trustee and the Collateral Agent, as the case may be, may amend or supplement this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees and the Security Documents with the consent of the Holders of a majority in principal amount of the then outstanding EchoStar Exchange Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the EchoStar Exchange Notes), and except as provided in the next two paragraphs, any existing Default or Event of Default or compliance with any provision of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, or the Security Documents may be waived with the consent of the Holders of a majority in principal amount of the EchoStar Exchange Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the EchoStar Exchange Notes).

Without the consent of each Holder affected, however, an amendment, supplement or waiver under this Section 9.02 may not:

(1)	reduce the aggregate principal amount of EchoStar Exchange Notes whose Holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any EchoStar Exchange Note or reduce the premium payable upon the redemption of any EchoStar Exchange Note;

(3)	reduce the rate of or change the time for payment of interest on any EchoStar Exchange Note;

(4)	waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the EchoStar Exchange Notes (except a rescission of acceleration of the EchoStar Exchange Notes by the Holders of a majority in aggregate principal amount of the EchoStar Exchange Notes and a waiver of the Payment Default that resulted from such acceleration);

(5)	make any EchoStar Exchange Note payable in money other than that stated in the EchoStar Exchange Notes;

(6)	make any change in the provisions of this EchoStar Exchange Notes Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or interest on the EchoStar Exchange Notes;

(7)	waive a redemption payment or mandatory redemption with respect to any EchoStar Exchange Note;

(8)	release any Guarantor from any of its obligations under its Notes Guarantee or this EchoStar Exchange Notes Indenture, except as set forth in Article X;

(9)	subordinate, or have the effect of subordinating, the obligations under the EchoStar Exchange Notes to any other Indebtedness (including to other obligations under the EchoStar Exchange Notes pursuant to changes to any recovery waterfall or otherwise), or subordinate, or have the effect of subordinating, the Liens securing the obligations under the EchoStar Exchange Notes to Liens securing any other Indebtedness; or

(10)	make any change to clauses (1) through (9) above.

In addition, without the consent of Holders of at least 75% of the outstanding principal amount of the EchoStar Exchange Notes then outstanding, an amendment or a waiver may not (i) release all or substantially all of the Collateral from the Liens of the Security Documents otherwise than in accordance with the terms of this EchoStar Exchange Notes Indenture and the Security Documents, (ii) make any changes in the provisions of Section 4.11, (iii) make any changes in the provisions under Section 4.08, or (iv) make any changes in the provisions under or related to Section 4.16.

Upon the request of the Company and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee and/or the Collateral Agent, as the case may be, will join with the Company and the Guarantors in the execution of such amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents unless such amended or supplemental indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents directly affects the Trustee’s or the Collateral Agent’s own rights, duties or immunities under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents or otherwise, in which case the Trustee or the Collateral Agent, as the case may be, may in its discretion, but will not be obligated to, enter into such amended or supplemental Indenture or amendment or supplement to the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will transmit to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to transmit such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment, or supplemental or waiver.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes will be set forth in an amendment or supplemental indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of an EchoStar Exchange Note is a continuing consent by the Holder of an EchoStar Exchange Note and every subsequent Holder of an EchoStar Exchange Note or portion of an EchoStar Exchange Note that evidences the same debt as the consenting Holder’s EchoStar Exchange Note, even if notation of the consent is not made on any EchoStar Exchange Note. However, any such Holder of an EchoStar Exchange Note or subsequent Holder of an EchoStar Exchange Note may revoke the consent as to its EchoStar Exchange Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05           Notation on or Exchange of EchoStar Exchange Notes. The Trustee may place an appropriate notation about an amendment, supplement or waiver on any EchoStar Exchange Note thereafter authenticated. The Company in exchange for all EchoStar Exchange Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new EchoStar Exchange Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new EchoStar Exchange Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc. The Trustee and/or the Collateral Agent will sign any amendment, supplement or supplemental indenture authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee or the Collateral Agent. The Company may not sign an amendment, supplement or supplemental indenture until the Board of Directors of the Company approves it. In executing any amendment, supplement or supplemental indenture, the Trustee and the Collateral Agent will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment, supplement or supplemental indenture is authorized or permitted by this EchoStar Exchange Notes Indenture and the Security Documents.

Article X
NOTES GUARANTEES

Section 10.01         Guarantee.

(a)	Subject to this Article X, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of an EchoStar Exchange Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the obligations of the Company hereunder or thereunder, that:

(1)	the principal of, premium if any, and interest on, the EchoStar Exchange Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the EchoStar Exchange Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)	in case of any extension of time of payment or renewal of any EchoStar Exchange Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)	The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the EchoStar Exchange Notes or this EchoStar Exchange Notes Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Notes Guarantee will not be discharged except by complete performance of the obligations contained in the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture.

(c)	If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Notes Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)	Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Notes Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Notes Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Notes Guarantee.

Section 10.02         Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of EchoStar Exchange Notes, each Holder, hereby confirms that it is the intention of all such parties that the Notes Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Notes Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Notes Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03         Releases.

(a)	The Notes Guarantee of a Guarantor will be discharged and released upon the delivery to the Trustee and Collateral Agent of an Officer’s Certificate stating that one of the following has occurred, and an Opinion of Counsel that all conditions to such release under the terms of this EchoStar Exchange Notes Indenture have been satisfied:

(1)	with respect to a Spectrum Assets Guarantor and any Equity Pledge Guarantor that holds the Equity Interests of such Spectrum Assets Guarantor, upon the sale or other disposition of all of the Equity Interests of such Spectrum Assets Guarantor or all or substantially all of the assets of such Spectrum Assets Guarantor (including by way of merger or consolidation) to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case, if such sale or disposition does not violate the provisions set forth under Section 4.09 or Section 5.01 hereto, as applicable;

(2)	upon payment in full of the EchoStar Exchange Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and payment and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Exchange Notes Documents;

(3)	upon Legal Defeasance or Covenant Defeasance as set forth under Article VIII hereto or upon satisfaction and discharge of this EchoStar Exchange Notes Indenture as set forth under Article XII hereto; or

(4)	with the consent of Holders of the requisite aggregate principal amount of the EchoStar Exchange Notes as set forth under Section 9.02.

Upon any release of a Guarantor from its Notes Guarantee, such Guarantor will be automatically and unconditionally released from its obligations under the Security Documents.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (1) shall not be permitted while any Default or Event of Default has occurred and is continuing.

(b)	Upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the conditions precedent under this EchoStar Exchange Notes Indenture to the release of a Guarantor from its Notes Guarantee pursuant to Section 10.03(a)(1) through (a)(4), the Trustee will execute any documents reasonably required in order to evidence the release of such Guarantor from its obligations under its Notes Guarantee.

(c)	Any Guarantor not released from its obligations under its Notes Guarantee as provided in this Section 10.03 will remain liable for the full amount of principal of and interest and premium if any, on the EchoStar Exchange Notes and for the other obligations of any Guarantor under this EchoStar Exchange Notes Indenture as provided in this Article X.

Article XI
Collateral and Security

Section 11.01         Grant of Security Interest. The due and punctual payment of the principal of and interest if any, on the EchoStar Exchange Notes and all Obligations with respect to each Notes Guarantee when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the EchoStar Exchange Notes and performance of all other obligations of the Company and the Guarantors to the Holders or the Trustee under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Notes Guarantees, as applicable, according to the terms hereunder or thereunder, are secured as provided in the Security Documents.

Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent (i) to enter into the Security Documents (including, for the avoidance of doubt, the First Lien Intercreditor Agreement), (ii) to perform its obligations and exercise its rights thereunder in accordance therewith, and (iii) subject to receipt by the Collateral Agent of the Officer’s Certificates and Opinions of Counsel required pursuant to Sections 9.06 and 13.04 hereof, to enter into any additional Intercreditor Agreements, satisfactory in form to the Collateral Agent (for the avoidance of doubt, the Second Lien Intercreditor Agreement, substantially in the form of Exhibit D hereto, shall be deemed satisfactory to the Collateral Agent), upon having received written instruction from the Company to do so. The Collateral Agent will have no duties or obligations with respect to the Collateral except those expressly set forth hereunder or in the applicable Security Documents or the Intercreditor Agreements and no implied covenants or obligations shall be read into such documents against the applicable Collateral Agent.

The Company and the Guarantors will deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Security Documents, and will do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Security Documents, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral contemplated hereby and by the Security Documents or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes and the Notes Guarantees secured hereby, according to the intent and purposes herein expressed.

The Company will take, and will cause the Guarantors to take, any and all actions required to cause the Security Documents to create and maintain, as security for the Obligations of the Company and the Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Trustee and the Holders, subject to no Liens other than as permitted in this EchoStar Exchange Notes Indenture.

Section 11.02         Security Interest During an Event of Default. If an Event of Default occurs and is continuing, the Trustee may, in addition to any rights and remedies available to it under this EchoStar Exchange Notes Indenture and the Security Documents, take such action as it deems advisable to protect and enforce its rights in the Collateral, including the institution of sale or foreclosure proceedings.

So long as no Event of Default has occurred and is continuing, and subject to certain terms and conditions set forth in this EchoStar Exchange Notes Indenture and the Security Documents, the Company and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral. Upon the occurrence and continuation of an Event of Default, to the extent permitted by applicable law and subject to the provisions of any applicable Intercreditor Agreement and the Security Documents (including notice requirements set forth in the Security Documents):

1.	all of the rights of the Guarantors to exercise voting or other consensual rights with respect to all Equity Interests included in the Collateral shall cease, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by applicable law, shall have the sole right to exercise such voting and other consensual rights in accordance with the written direction from the Required Holders (it being understood that, until receipt by the Collateral Agent of such written direction, it shall have no obligation to exercise, and shall incur no liability for not exercising, such voting or other consensual rights); and

2.	the Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

Section 11.03         Recording and Opinions.

(a)	The Company will furnish to the Trustee simultaneously with the execution and delivery of this EchoStar Exchange Notes Indenture an Opinion of Counsel either:

(1)	stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering and filing of this EchoStar Exchange Notes Indenture, financing statements or other instruments necessary to make effective the Lien intended to be created by the Security Documents, and reciting with respect to the security interests in the Collateral, the details of such action; or

(2)	stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

(b)	The Company and the Guarantors will furnish to the Collateral Agent and the Trustee within 30 days of May 30 of each year beginning with May 30, 2025, an Opinion of Counsel, dated as of such date, either:

(1)	stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the Security Documents and reciting with respect to the security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given; or

(2)	stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

(c)	The Company will otherwise comply with the provisions of TIA §314(b).

Section 11.04           Release of Collateral.

(a)	The Liens on the Collateral securing the Notes Guarantees will be released upon the delivery to the Trustee and Collateral Agent of an Officer’s Certificate that one of the following has occurred, and an Opinion of Counsel that all conditions to such release under the terms of the EchoStar Exchange Notes Indenture have been satisfied:

(1)	in whole, upon:

(A)	payment in full of the EchoStar Exchange Notes together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest thereon and performance of all other obligations (other than contingent obligations that survive termination) of the Company and the Guarantors under the EchoStar Exchange Notes Documents; or

(B)	Legal Defeasance or Covenant Defeasance as set forth in Article VIII hereto or upon satisfaction and discharge of this EchoStar Exchange Notes Indenture as set in Article XII hereto;

(2)	with respect to the property and assets of any Guarantor constituting Collateral, upon the release of such Guarantor from its Notes Guarantee in accordance with the terms of this EchoStar Exchange Notes Indenture;

(3)	as to any Collateral that is sold, assigned, transferred, conveyed or otherwise disposed of to (a) a Person other than an Affiliate of such Guarantor or (b) a Spectrum Joint Venture, in each case in a transaction that at the time of such sale or disposition does not violate the provisions set forth in Section 4.09 and Section 5.01 hereto, as applicable;

(4)	in whole or in part, with the consent of Holders of the requisite aggregate principal amount of EchoStar Exchange Notes set forth in Article IX hereto; or

(5)	if and to the extent required by any Intercreditor Agreement.

Notwithstanding anything to the contrary herein, a release pursuant to the foregoing clause (3) shall not be permitted while any Default or Event of Default has occurred and is continuing. Any request to the Trustee and Collateral Agent to release Collateral shall be accompanied by an Opinion of Counsel and Officer’s Certificate stating that such release complies with this EchoStar Exchange Notes Indenture and the Security Documents.

(b)	The Company will comply with TIA §314(a)(1).

(c)	To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an officer of the Company except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected. Notwithstanding anything to the contrary in this paragraph, neither the Company nor the Guarantors will be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable with respect to the released Collateral.

Section 11.05         Certificates of the Company and the Guarantors; Opinions of Counsel. The Company and the Guarantors will furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral pursuant to this EchoStar Exchange Notes Indenture and the Security Documents:

1.	all documents required by TIA §314(d); and

2.	an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA §314(d).

The Trustee may, to the extent permitted by Section 7.01 and Section 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

In the event that the Trustee or the Collateral Agent is requested by the Company to execute any necessary or proper instrument or document to evidence or acknowledge the release, satisfaction or termination of any Lien securing the Notes Obligations, the Trustee or the Collateral Agent, as applicable, shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent under this EchoStar Exchange Notes Indenture, the Security Documents and the Intercreditor Agreements to such release have been complied with and that it is permitted for the Trustee and/or the Collateral Agent to execute and deliver the instruments or documents requested by the Company in connection with such release. Any such instrument or document shall be prepared by the Company. Neither the Trustee nor the Collateral Agents shall be liable for any such release undertaken in reliance upon any such Officers’ Certificate or Opinion of Counsel, and notwithstanding any term hereof or in any Security Document or in the Intercreditor Agreements to the contrary, neither the Trustee nor the Collateral Agents shall be under any obligation to release any such Lien, or execute and deliver any such instrument or document of release, satisfaction or termination with respect thereto, unless and until it receives such Officers’ Certificate and Opinion of Counsel, upon which it shall be entitled to conclusively rely.

Section 11.06         [Reserved].

Section 11.07         Authorization of Actions to Be Taken by the Trustee Under the Security Documents. Subject to the provisions of Section 7.01 and Section 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the Collateral Agent to, take all actions it deems necessary or appropriate in order to:

1.	enforce any of the terms of the Security Documents; and

2.	collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder.

The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of this EchoStar Exchange Notes Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

Section 11.08         Authorization of Receipt of Funds by the Trustee Under the Security Documents. The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Security Documents, and to make further distributions of such funds to the Holders of according to the provisions of this EchoStar Exchange Notes Indenture.

Section 11.09         Concerning the Collateral Agent.

(a)           The provisions of this Section 11.09 are solely for the benefit of the Collateral Agent (except as otherwise provided herein for the benefit of the Trustee) and none of the Company or any of the Guarantors nor any of the Holders shall have any rights as a third-party beneficiary of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this EchoStar Exchange Notes Indenture and the Security Documents, the Collateral Agent shall have only those duties or responsibilities expressly provided hereunder or thereunder and the Collateral Agent shall not have nor be deemed to have any fiduciary relationship with the Trustee, the Company, any other Guarantor or any Holder, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this EchoStar Exchange Notes Indenture and the Security Documents or otherwise exist against the Collateral Agent.

(b)           The Collateral Agent shall act pursuant to the instructions of the Holders and the Trustee with respect to the Security Documents and the Collateral. For the avoidance of doubt, the Collateral Agent shall have no discretion under this EchoStar Exchange Notes Indenture, the Intercreditor Agreements or any other Security Documents and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes or the Trustee, as applicable. After the occurrence of an Event of Default, subject to the provisions of the Security Documents, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this EchoStar Exchange Notes Indenture or the Security Documents.

(c)           None of the Collateral Agent or any of its respective Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with this EchoStar Exchange Notes Indenture or the transactions contemplated hereby (except for its own gross negligence or willful misconduct) or under or in connection with any Security Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct).

(d)           Other than in connection with a release of Collateral permitted under Section 11.04 (except as may be required by Section 9.02), in each case that the Collateral Agent may or is required hereunder or under any other Security Document to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any other Security Document, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes. Subject to the Security Documents, if the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

(e)           Beyond the exercise of reasonable care in the custody of the collateral in its possession, the Collateral Agent will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Collateral Agent will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(f)            The Collateral Agent will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence or willful misconduct on the part of the Collateral Agent, as determined by a court of competent jurisdiction in a final, non-appealable order, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Agent hereby disclaims any representation or warranty to the present and future Holders of the EchoStar Exchange Notes concerning the perfection of the Liens granted hereunder or in the value of any of the Collateral.

(g)           In the event that the Collateral Agent or the Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Agent’s or the Trustee’s sole discretion, as applicable, may cause the Collateral Agent or the Trustee, as applicable, to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Agent or the Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Agent and the Trustee reserve the right, instead of taking such action, either to resign as Collateral Agent or Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. Neither the Collateral Agent nor the Trustee will not be liable to any person for any environmental claims or any environmental liabilities or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment. If at any time it is necessary or advisable for the Collateral to be possessed, owned, operated or managed by any person other than the Guarantor, the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes shall direct the Collateral Agent or Trustee, as applicable, to appoint an appropriately qualified person who they shall designate to possess, own, operate or manage, as the case may be, the Collateral.

(h)           The Collateral Agent shall be entitled to all of the protections, immunities, indemnities, rights and privileges of the Trustee set forth in this EchoStar Exchange Notes Indenture and all such protections, immunities, indemnities, rights and privileges shall apply to the Collateral Agent in its roles under any other Security Document, whether or not expressly stated therein.

(i)            The Collateral Agent shall be entitled to compensation, reimbursement and indemnity as set forth in Section 7.07.

(j)            For the avoidance of doubt, the Trustee and the Collateral Agent shall act only within the United States, and shall not be subject to any foreign law, be required to act in any jurisdiction located outside the United States or be required to execute any foreign law governed document.

(k)           The Collateral Agent shall not be responsible for the preparing or filing any financing or continuation statements or preparing or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral.

(l)            The Collateral Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this EchoStar Exchange Notes Indenture or the Security Documents by the Company or the Guarantors.

(m)            In no event shall the Collateral Agent be required to enter into any account control agreement which requires it to indemnify or reimburse any party thereto from the Collateral Agent’s own funds or from funds other than those received by the Collateral Agent from the applicable account and actually in the possession of the Collateral Agent at the time it receives any demand for reimbursement or indemnification.

Article XII
satisfaction and discharge

Section 12.01         Satisfaction and Discharge.

(a)	This EchoStar Exchange Notes Indenture and the rights of the Trustee and the Holders under the Security Documents will be discharged and will cease to be of further effect as to all EchoStar Exchange Notes issued hereunder, when:

(1)	either:

(A)	all such EchoStar Exchange Notes that have been authenticated, except lost, stolen or destroyed EchoStar Exchange Notes that have been replaced or paid and EchoStar Exchange Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)	all such EchoStar Exchange Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the issuance of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants selected by the Company, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the EchoStar Exchange Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default under this EchoStar Exchange Notes Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the granting of Liens securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3)	the Company or any Guarantor has paid or caused to be paid all sums payable by it with respect to the EchoStar Exchange Notes under this EchoStar Exchange Notes Indenture; and

(4)	the Company has delivered irrevocable written instructions to the Trustee under this EchoStar Exchange Notes Indenture to apply the deposited money toward the payment of the EchoStar Exchange Notes at maturity or on the redemption date, as the case may be.

(b)	In addition, the Company must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

(c)	Notwithstanding the satisfaction and discharge of this EchoStar Exchange Notes Indenture, if money has been deposited with the Trustee pursuant to Section 12.01(a)(1)(B) hereof, the provisions of Section 12.02 and Section 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this EchoStar Exchange Notes Indenture.

Section 12.02         Application of Trust Money. Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the EchoStar Exchange Notes and this EchoStar Exchange Notes Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.01 hereof; provided that if the Company has made any payment of principal, premium if any, or interest on, any EchoStar Exchange Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such EchoStar Exchange Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

Section 12.03         Deposited Money and U.S. Government Securities to Be Held in Trust; Indemnity.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the Government Securities deposited pursuant to Section 12.01 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of outstanding EchoStar Exchange Notes.

Article XIII
MISCELLANEOUS

Section 13.01         Trust Indenture Act Controls. If any provision of this EchoStar Exchange Notes Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control.

Section 13.02         Notices. Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in Person or by first class mail (registered or certified, return receipt requested), e-mail or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

EchoStar Corporation

9601 South Meridian Boulevard

Englewood, Colorado 80112

(303) 723-1000

Attention: General Counsel

With a copy to:

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Attention: Jonathan Michels

If to the Trustee:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, Texas 77002

Attention: Collateral Trust Administration

E-mail: rafael.martinez@bnymellon.com

Tel: (713) 483-6535

If to the Collateral Agent:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, Texas 77002

Attention: Collateral Trust Administration

E-mail: rafael.martinez@bnymellon.com

Tel: (713) 483-6535

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by e-mail; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA §313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

The Trustee and the Collateral Agent shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) given pursuant to this EchoStar Exchange Notes Indenture and the Security Documents and delivered using Electronic Means (as defined below); provided, however, that the Company and/or the Guarantors, as applicable, shall provide to the Trustee and the Collateral Agent an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company and/or the Guarantors, as applicable, whenever a person is to be added or deleted from the listing. If the Company and/or the Guarantors, as applicable, elects to give the Trustee or Collateral Agent Instructions using Electronic Means and the Trustee or Collateral Agent in its discretion elects to act upon such Instructions, the Trustee’s and the Collateral Agent’s understanding, as applicable, of such Instructions shall be deemed controlling. The Company and/or the Guarantors, as applicable, understand and agree that the Trustee and the Collateral Agent cannot determine the identity of the actual sender of such Instructions and that the Trustee and the Collateral Agent shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee and the Collateral Agent have been sent by such Authorized Officer. The Company and/or the Guarantors, as applicable, shall be responsible for ensuring that only Authorized Officers transmit such Instructions to the Trustee and the Collateral Agent and that the Company and/or the Guarantors, as applicable, and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company and/or the Guarantors, as applicable. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s or the Collateral’s, as applicable, reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company and/or the Guarantors, as applicable, agree: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to the Trustee and the Collateral Agent, including without limitation the risk of the Trustee and Collateral Agent acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and the Collateral Agent and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company and/or the Guarantor, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee and the Collateral Agent, as applicable, immediately upon learning of any compromise or unauthorized use of the security procedures.

“Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Notwithstanding any other provision of this EchoStar Exchange Notes Indenture or any EchoStar Exchange Note, where this EchoStar Exchange Notes Indenture or any EchoStar Exchange Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary (or its designee) pursuant to the standing instructions from the Depositary or its designee, including by electronic mail in accordance with accepted practices at the Depositary.

Section 13.03         Communication by Holders of EchoStar Exchange Notes with Other Holders of EchoStar Exchange Notes. Holders may communicate pursuant to TIA §312(b) with other Holders with respect to their rights under this EchoStar Exchange Notes Indenture or the EchoStar Exchange Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA §312(c).

Section 13.04         Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this EchoStar Exchange Notes Indenture, the Company shall furnish to the Trustee:

1.	an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this EchoStar Exchange Notes Indenture relating to the proposed action have been satisfied; and

2.	an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 13.05         Statements Required in Officer’s Certificate or Opinion of Counsel. Each Officer’s Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this EchoStar Exchange Notes Indenture (other than a certificate provided pursuant to TIA §314(a)(4)) must comply with the provisions of TIA §314(e) and must include:

1.	a statement that the Person making such certificate or opinion has read such covenant or condition;

2.	a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

3.	a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or

4.	a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 13.06         Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07         No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an EchoStar Exchange Note waives and releases all such liability to the extent permitted under applicable law. The waiver and release are part of the consideration for issuance of the EchoStar Exchange Notes. Such waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08         Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS ECHOSTAR EXCHANGE NOTES INDENTURE, THE ECHOSTAR EXCHANGE NOTES AND THE NOTES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09         No Adverse Interpretation of Other Agreements. This EchoStar Exchange Notes Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this EchoStar Exchange Notes Indenture.

Section 13.10         Successors. All agreements of the Company in this EchoStar Exchange Notes Indenture and the EchoStar Exchange Notes will bind its successors. All agreements of the Trustee and the Collateral Agent in this EchoStar Exchange Notes Indenture will bind its successors. All agreements of each Guarantor in this EchoStar Exchange Notes Indenture will bind its successors, except as otherwise provided in Section 13.10 hereof.

Section 13.11         Severability. In case any provision in this EchoStar Exchange Notes Indenture or in the EchoStar Exchange Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12         Counterpart Originals. The parties may sign any number of copies of this EchoStar Exchange Notes Indenture. Each signed copy will be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this EchoStar Exchange Notes Indenture by. pdf attachment, email or other electronic means shall be effective as delivery of a manually executed counterpart of this EchoStar Exchange Notes Indenture. The exchange of copies of this EchoStar Exchange Notes Indenture and of signature pages by PDF or other electronic transmission shall constitute effective execution and delivery of this EchoStar Exchange Notes Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by PDF or other electronic methods shall be deemed to be their original signatures for all purposes. Unless otherwise provided in this EchoStar Exchange Notes Indenture or in any EchoStar Exchange Note, the words “execute”, “execution”, “signed”, and “signature” and words of similar import used in or related to any document to be signed in connection with this EchoStar Exchange Notes Indenture, any EchoStar Exchange Note or any of the transactions contemplated hereby (including amendments, waivers, consents and other modifications) shall be deemed to include electronic signatures and the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as applicable, to the fullest extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other similar state laws based on the Uniform Electronic Transactions Act.

Section 13.13         Table of Contents, Headings, etc. The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this EchoStar Exchange Notes Indenture have been inserted for convenience of reference only, are not to be considered a part of this EchoStar Exchange Notes Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 13.14         Submission to Jurisdiction.

The Company and each Guarantor hereby irrevocably submits to the jurisdiction of any New York State court sitting in the Borough of Manhattan in the City of New York or any federal court sitting in the Southern District in the Borough of Manhattan in the City of New York in respect of any suit, action or proceeding arising out of or relating to this EchoStar Exchange Notes Indenture, the Notes Guarantees and the EchoStar Exchange Notes, and irrevocably accepts for itself and in respect of its property, generally and unconditionally, jurisdiction of the aforesaid courts.

Section 13.15         Waiver of Jury Trial.

EACH OF THE COMPANY, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS ECHOSTAR EXCHANGE NOTES INDENTURE, THE ECHOSTAR EXCHANGE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.16         Force Majeure.

In no event shall the Trustee or the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee or the Collateral Agent, as the case may be, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.17         Certain Tax Information.

In order to comply with applicable tax laws, rules and regulations, the Company, upon request of the Trustee, shall use commercially reasonable efforts to share with the Trustee information related to the EchoStar Exchange Notes Indenture it has in its possession, so as to help facilitate the Trustee’s determination as to whether it has tax related obligations under applicable law, and the Company agrees that the Trustee shall be entitled to make a withholding under this EchoStar Exchange Notes Indenture to the extent required by applicable tax law.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this EchoStar Exchange Notes Indenture to be duly executed as of the day and year first above written.

ECHOSTAR CORPORATION
as the Company

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Executive Vice President and Chief Financial Officer, DISH

The Guarantors:
NORTHSTAR SPECTRUM, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

SNR WIRELESS HOLDCO, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

DBSD SERVICES LIMITED

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Authorized Signatory

GAMMA ACQUISITION HOLDCO, L.L.C.

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

NORTHSTAR WIRELESS, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

[Signature page to Exchange Notes Indenture]

SNR WIRELESS LICENSECO, LLC

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

DBSD CORPORATION

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION L.L.C.

By:	/s/ Paul W. Orban
Name: Paul W. Orban
Title: Treasurer

[Signature page to Exchange Notes Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Collateral Agent

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

[Signature page to Exchange Notes Indenture]

EXHIBIT A
Form of Note

FORM OF NOTE

[Face of Note]

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1272 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE; (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE; AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE COMPANY AT 9601 SOUTH MERIDIAN BOULEVARD, ENGLEWOOD, COLORADO 80112, ATTENTION: GENERAL COUNSEL.

CUSIP/CINS ____________

6.75% Senior Spectrum Secured Exchange Notes due 2030

No. ___	$____________

ECHOSTAR CORPORATION

promises to pay to ____________________________ or registered assigns the principal sum of __________________________________________________________ dollars on November 30, 2030.

Interest Payment Dates: May 30 and November 30

Record Dates: May 15 and November 15

Dated: November 12, 2024

ECHOSTAR CORPORATION

By:
Name:
Title:

This is one of the EchoStar Exchange Notes referred to
in the within-mentioned Indenture:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
as Trustee

By:
Authorized Signatory

EXHIBIT A
Form of Note

[Back of Note]
6.75% Senior Spectrum Secured Exchange Notes due 2030

[Insert the Global Note Legend, if applicable]

Capitalized terms used herein have the meanings assigned to them in the EchoStar Exchange Notes Indenture referred to below unless otherwise indicated.

1.	Interest. EchoStar Corporation, a Nevada corporation (the “Company”), promises to pay interest on the principal amount of this EchoStar Exchange Note at 6.75% per annum from November 12, 2024, until maturity. Interest for the first four interest payment periods beginning on the Issue Date, shall, at the Company’s option, be paid either by (a) PIK Interest (as defined below); provided that no PIK Interest may be paid for any interest period if the payment of interest on the New Senior Spectrum Secured Convertible Notes or any debt incurred under Sections 4.08(a)(2) and (3) of the EchoStar Exchange Notes Indenture during such period is made in cash, or (b) by paying the interest in cash, in each case at a rate of 6.75% per annum. Interest from and including the fifth interest payment period (which will be payable on May 30, 2027) and thereafter, shall be payable solely in cash at a rate of 6.75% per annum. For each interest period in respect of which the Company elects to pay the interest on the EchoStar Exchange Notes as PIK Interest, such PIK Interest on the EchoStar Exchange Notes will be payable (x) with respect to EchoStar Exchange Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant record date, by increasing the principal amount of the outstanding Global Notes by an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest whole Dollar) and (y) with respect to EchoStar Exchange Notes represented by certificated notes, by issuing EchoStar Exchange Notes in certificated form in an aggregate principal amount equal to the amount of PIK Interest for the applicable period (rounded up to the nearest whole Dollar) (in each case (x) and (y), a “PIK Interest” and any payment of PIK Interest, a “PIK Payment”), and the Trustee will, at the written direction of the Company, authenticate and deliver such EchoStar Exchange Notes in certificated form for original issuance to the Holders on the relevant record date, as shown by the records of the register of Holders. The Company will pay interest semi-annually in arrears on May 30 and November 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the EchoStar Exchange Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 30, 2025. The Company will pay (a) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the then applicable interest rate on the EchoStar Exchange Notes to the extent lawful and (b) interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.	Method of Payment. The Company will pay interest on the EchoStar Exchange Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 15 and November 15, respectively next preceding the applicable Interest Payment Date, even if such EchoStar Exchange Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the EchoStar Exchange Notes Indenture with respect to defaulted interest. The EchoStar Exchange Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Global Notes and all other EchoStar Exchange Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

EXHIBIT A
Form of Note

3.	Paying Agent and Registrar. Initially, the Trustee under the EchoStar Exchange Notes Indenture will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4.	Indenture. The Company issued the EchoStar Exchange Notes under the EchoStar Exchange Notes Indenture dated as of November 12, 2024 (the “EchoStar Exchange Notes Indenture”), among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the EchoStar Exchange Notes include those stated in the EchoStar Exchange Notes Indenture and those made part of the EchoStar Exchange Notes Indenture by reference to the TIA. The EchoStar Exchange Notes are subject to all such terms, and Holders are referred to the EchoStar Exchange Notes Indenture and the TIA for a statement of such terms. To the extent any provision of this EchoStar Exchange Note conflicts with the express provisions of the EchoStar Exchange Notes Indenture, the provisions of the EchoStar Exchange Notes Indenture shall govern and be controlling. The EchoStar Exchange Notes Indenture does not limit the aggregate principal amount of EchoStar Exchange Notes that may be issued thereunder.

5.	OPTIONAL REDEMPTION.

(a)	Optional Redemption prior to November 30, 2026: At any time prior to November 30, 2026, upon not less than 10 nor more than 60 days’ notice, the Company may redeem all or part of the EchoStar Exchange Notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium and accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, to the redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

(b)	Optional Redemption on or after November 30, 2026: At any time and from time to time on or after November 30, 2026, the Company may redeem the EchoStar Exchange Notes, in whole or in part, upon not less than 10 and not more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount of EchoStar Exchange Notes to be redeemed) set forth below, together with accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, to such applicable redemption date, if redeemed during the periods indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Period	Percentage
From and including November 30, 2026 but excluding November 30, 2027	102.000%

From and including November 30, 2027 and thereafter	100.000%

(c)	Optional Redemption upon Asset Sales: Within 45 days following an Asset Sale, the Company may apply the Net Proceeds or the Specified Net Proceeds, as applicable, pursuant to Section 4.09(b)(2) of the EchoStar Exchange Notes Indenture to redeem EchoStar Exchange Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, up to, but not including, the applicable redemption date, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date.

EXHIBIT A
Form of Note

(d)	Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the EchoStar Exchange Notes or portions thereof called for redemption on the applicable redemption date.

(e)	[To be used with respect to a Global Note]

[In the case of any partial redemption, unless otherwise required by the law or by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis.]

[To be used with respect to certificated Notes]

[In the case of any partial redemption, unless otherwise required by law, the EchoStar Exchange Notes to be redeemed will be selected by the Trustee by lot.]

6.	SPECIAL PARTIAL MANDATORY REDEMPTION. If a Special Partial Mandatory Redemption Event occurs, the EchoStar Exchange Notes will be redeemed in an amount (taking into consideration equivalent provisions under the New Senior Spectrum Secured Convertible Notes Indenture and the New Senior Spectrum Secured Notes Indenture), as shall be determined by the Company (the “Special Partial Mandatory Redemption”) and set forth in the notice delivered to the Trustee pursuant to Section 4.18 of the EchoStar Exchange Notes Indenture and in the notice of redemption to be delivered to the Holders of the EchoStar Exchange Notes pursuant to such Section of the EchoStar Exchange Notes Indenture, such that immediately after giving effect to such redemption the LTV Ratio shall not be greater than 0.375 to 1.00 at a price equal to 102% of the aggregate principal amount of the EchoStar Exchange Notes to be redeemed, plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest on the principal amount of the EchoStar Exchange Notes to be redeemed to, but not including, the Special Mandatory Redemption Date. The Trustee shall have no obligation to determine whether the amount of the EchoStar Exchange Notes to be redeemed in connection with a Special Partial Mandatory Redemption Event complies with the requirements of Section 3.08 of the EchoStar Exchange Notes Indenture. Other than as explicitly set forth above, the provisions of Article III of the EchoStar Exchange Notes related to redemption of EchoStar Exchange Notes, including deposit of redemption price and relevant notices, shall apply mutatis mutandis to a mandatory redemption of the EchoStar Exchange Notes in accordance with Section 3.08 of the EchoStar Exchange Notes Indenture.

[To be used with respect to a Global Note]

[In the case of any partial redemption (including Special Partial Mandatory Redemption), unless otherwise required by the law or by the procedures of the Depositary, the EchoStar Exchange Notes to be redeemed will be selected on a pro rata basis.]

[To be used with respect to certificated Notes]

[In the case of any partial redemption (including Special Partial Mandatory Redemption), unless otherwise required by law, the EchoStar Exchange Notes to be redeemed will be selected by the Trustee by lot.]

7.	Repurchase at the Option of Holder. Upon the occurrence of a Change of Control Event, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1.00) of that Holder’s EchoStar Exchange Notes at a purchase price in cash equal to 101% of the aggregate principal amount of EchoStar Exchange Notes repurchased plus accrued and unpaid (or not yet capitalized in the case of PIK Interest) interest, if any, on the EchoStar Exchange Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date (the “Change of Control Payment”). Within 30 days following any Change of Control Event, the Company will send a notice to each Holder describing the transaction or transactions that constitute the Change of Control Event and setting forth the procedures governing the Change of Control Offer as required by the EchoStar Exchange Notes Indenture.

EXHIBIT A
Form of Note

8.	Notice of Redemption. Notice of redemption will be sent at least 10 days but not more than 60 days before the redemption date to each Holder whose EchoStar Exchange Notes are to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the EchoStar Exchange Notes or a satisfaction or discharge of the EchoStar Exchange Notes Indenture. EchoStar Exchange Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1.00, unless all of the EchoStar Exchange Notes held by a Holder are to be redeemed.

9.	Denominations, Transfer, Exchange. The EchoStar Exchange Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1.00 in excess thereof. The transfer of EchoStar Exchange Notes may be registered and EchoStar Exchange Notes may be exchanged as provided in the EchoStar Exchange Notes Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the EchoStar Exchange Notes Indenture. The Company need not exchange or register the transfer of any EchoStar Exchange Note or portion of an EchoStar Exchange Note selected for redemption, except for the unredeemed portion of any EchoStar Exchange Note being redeemed in part. Also, the Company need not exchange or register the transfer of any EchoStar Exchange Notes for a period of 15 days before a selection of EchoStar Exchange Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

10.	Persons Deemed Owners. The registered Holder of an EchoStar Exchange Note may be treated as its owner for all purposes.

11.	Amendment, Supplement and Waiver. Subject to certain exceptions, the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Notes Guarantees or the Security Documents may be amended or supplemented with the consent of the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the EchoStar Exchange Notes), and any existing Default or Event of Default or compliance with any provision of the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Notes Guarantees or the Security Documents may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes including Additional Notes, if any, voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the EchoStar Exchange Notes). Without the consent of any Holder of an EchoStar Exchange Note, the EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes or the Notes Guarantees or the Security Documents may be amended or supplemented:

(1)	to cure any ambiguity, defect or inconsistency;

(2)	to provide for uncertificated EchoStar Exchange Notes in addition to or in place of certificated EchoStar Exchange Notes;

(3)	to provide for the assumption of the Company’s or a Guarantor’s obligations to the Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or a Guarantor’s assets, as applicable;

EXHIBIT A
Form of Note

(4)	to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights hereunder of any Holder;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of this EchoStar Exchange Notes Indenture under the TIA;

(6)	to conform the text of this EchoStar Exchange Notes Indenture, the EchoStar Exchange Notes, the Notes Guarantees or the Security Documents to any provision of the “Description of the EchoStar Exchange Notes” section of the Company’s prospectus filed with the SEC pursuant to Rule 424(b)(3) under the Securities Act on October 10, 2024 to the extent that such provision in such “Description of the EchoStar Exchange Notes” was intended to be a verbatim or substantially verbatim recitation of a provision thereof;

(7)	to enter into additional or supplemental Security Documents or provide for additional Collateral;

(8)	to allow any Guarantor to execute a supplemental indenture;

(9)	to make, complete or confirm any Notes Guarantee or any grant of Collateral permitted or required by the EchoStar Exchange Notes Indenture, any Intercreditor Agreement or any of the Security Documents;

(10)	to release Notes Guarantees or any Collateral when permitted or required by the terms of this EchoStar Exchange Notes Indenture, any Intercreditor Agreement and the Security Documents;

(11)	to evidence and provide for the acceptance and appointment under this EchoStar Exchange Notes Indenture of successor trustees pursuant to the requirements thereof; or

(12)	to secure any Notes Obligations under the Security Documents; or

(13)	to provide for the issuance of PIK Notes and Additional Notes in accordance with the limitations set forth in the EchoStar Exchange Notes Indenture.

12.	Defaults and Remedies. Events of Default include:

(1)	default for 30 days in the payment when due of interest on the EchoStar Exchange Notes;

(2)	default in payment when due (at maturity, upon redemption or otherwise) of principal of, or premium, if any, on the EchoStar Exchange Notes;

(3)	failure by the Company or any of the Guarantors, as applicable, to comply with the provisions of Section 3.08, Section 4.09, Section 4.10, Section 4.14 and Section 4.18;

(4)	failure by the Company or any of the Guarantors, as applicable, for 30 days to comply with the provisions described under Section 4.07 and Section 4.08, or the breach of any representation or warranty, or the making of any untrue statement, in any certificate delivered by the Company pursuant to this EchoStar Exchange Notes Indenture;

(5)	failure by the Company or any of the Guarantors for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the EchoStar Exchange Notes then outstanding voting as a single class to comply with any of the other agreements in this EchoStar Exchange Notes Indenture;

EXHIBIT A
Form of Note

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Subsidiary (or the payment of which is guaranteed by the Company or any Subsidiary) (other than Indebtedness of DDBS and/or HSSC), which default:

(A)	is caused by a failure to pay when due principal or interest on such Indebtedness within the grace period provided in such Indebtedness (a “Payment Default”); or

(B)	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that no Default or Event of Default will be deemed to occur with respect to any Indebtedness that is paid or retired (or for which such failure to pay or acceleration is waived or rescinded within 20 Business Days);

(7)	failure by the Company or any of Guarantor to pay final judgments (other than any judgment as to which a nationally recognized insurance company has accepted full liability) aggregating in excess of $250.0 million, which judgments are not being converted on good faith or are not stayed within 60 days after their entry;

(8)	any Notes Guarantee shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or any person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Notes Guarantee;

(9)	the Company or any Significant Subsidiary (other than DDBS and/or HSSC) pursuant to or within the meaning of any Bankruptcy Law:

(A)	commences a voluntary case;

(B)	consents to the entry of an order for relief against it in an involuntary case;

(C)	consents to the appointment of a custodian of it or for all or substantially all of its property; or

(D)	makes a general assignment for the benefit of creditors;

(10)	other than with respect to DDBS and/or HSSC, a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)	is for relief against the Company or of the Guarantors which is a Significant Subsidiary in an involuntary case;

(B)	appoints a custodian of the Company or any of the Guarantors which is a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries; or

(C)	orders the liquidation of the Company or any of the Guarantors which is a Significant Subsidiary, and, in each case of the foregoing clause (A)-(C), the order or decree remains unstayed and in effect for 60 consecutive days;

(11)	in each case with respect to any Collateral having a fair market value in excess of $250.0 million individually or in the aggregate (without duplication), any of the Security Documents at any time for any reason is declared null and void, or shall cease to be effective in all material respects to give the Collateral Agent the perfected Liens with the priority purported to be created thereby subject to no other Liens (in each case, other than as expressly permitted by this EchoStar Exchange Notes Indenture and the applicable Security Documents or by reason of the termination of this EchoStar Exchange Notes Indenture or the applicable Security Document in accordance with its terms), which declaration or cessation is not rescinded, stayed, or waived by the persons having such authority pursuant to this EchoStar Exchange Notes Indenture or the Security Documents or otherwise cured within 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the EchoStar Exchange Notes; and

EXHIBIT A
Form of Note

(12)	FCC Licenses that form part of the Collateral accounting for more than 10% of the aggregate MHz-POPs of all the FCC Licenses constituting the Collateral are forfeited to the FCC as a result of the Company’s or the Guarantors’ failure to meet their respective buildout milestones with respect to such forfeited FCC Licenses.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company or the Guarantor described in Section 6.01(9) or (10) above, all outstanding EchoStar Exchange Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding EchoStar Exchange Notes may declare all the EchoStar Exchange Notes to be due and payable immediately. However, notwithstanding the foregoing, a Default under Sections 6.01(4), (5), (6), (7) or (11) above will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding EchoStar Exchange Notes notify the Company of the Default and, with respect to 6.01(4), (5), (6), (7) or (11) such Default is not cured within the time specified in Section 6.01(4), (5), (6), (7) or (11) described above after receipt of such notice Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding EchoStar Exchange Notes by notice to the Trustee may on behalf of the Holders of all of the EchoStar Exchange Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the EchoStar Exchange Notes Indenture, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the EchoStar Exchange Notes. The Company is required to deliver to the Trustee, in its capacity as trustee of this EchoStar Exchange Notes Indenture, annually a statement regarding compliance with the EchoStar Exchange Notes Indenture, and the Company is required, upon becoming aware of any Default or Event of Default thereunder to deliver to the Trustee a statement specifying such Default or Event of Default.

13.	Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

14.	No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the EchoStar Exchange Notes, this EchoStar Exchange Notes Indenture, the Notes Guarantees, the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a note waives and releases all such liability to the extent permitted under applicable law. The waiver and release are part of the consideration for issuance of the EchoStar Exchange Notes.

15.	Authentication. This EchoStar Exchange Note will not be valid until authenticated by the manual or electronic signature of the Trustee or an authenticating agent.

16.	Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

EXHIBIT A
Form of Note

17.	CUSIP/CINS Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and/or CINS numbers to be printed on the EchoStar Exchange Notes, and the Trustee may use CUSIP and CINS numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the EchoStar Exchange Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

18.	Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS ECHOSTAR EXCHANGE NOTES INDENTURE, THE ECHOSTAR EXCHANGE NOTES AND THE NOTES GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the EchoStar Exchange Notes Indenture. Requests may be made to:

[Name of Company]
[Address]
Attention:

EXHIBIT A
Form of Note

Assignment Form

To assign this EchoStar Exchange Note, fill in the form below:

(I) or (we) assign and transfer this EchoStar Exchange Note to:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint _____________________________________________________________ to transfer this EchoStar Exchange Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this EchoStar Exchange Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A
Form of Note

Option of Holder to Elect Purchase

If you want to elect to have this EchoStar Exchange Note purchased by the Company pursuant to Section 4.14 of the EchoStar Exchange Notes Indenture, check the box below:

☐ Section 4.14

If you want to elect to have only part of the EchoStar Exchange Note purchased by the Company pursuant to Section 4.14 of the EchoStar Exchange Notes Indenture, state the amount you elect to have purchased:

$_______________

Date:

Your Signature:
(Sign exactly as your name appears on the face of this EchoStar Exchange Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT A
Form of Note

Schedule Of Exchanges Of Interests In The Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a certified note, or exchanges of a part of another Global Note or certified note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*        To be included only if EchoStar Exchange Note is issued as a Global Note.

Exhibit B
Form of Supplemental Indenture

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS

Supplemental Indenture (this “Supplemental Indenture”), dated as of _______________, 20__, among __________________ (the “Guaranteeing Subsidiary”), a subsidiary of EchoStar Corporation, a Nevada corporation (the “Company”), the Company, the other Guarantors (as defined in the EchoStar Exchange Notes Indenture referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”) under the EchoStar Exchange Notes Indenture referred to below.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee and the Collateral Agent an EchoStar Exchange Notes Indenture dated as of _______________, 20__ (the “EchoStar Exchange Notes Indenture”), providing for the issuance of 6.75% Senior Spectrum Secured Exchange Notes due 2030 (the “EchoStar Exchange Notes”);

WHEREAS, the EchoStar Exchange Notes Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee and the Collateral Agent a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the EchoStar Exchange Notes and the EchoStar Exchange Notes Indenture on the terms and conditions set forth herein (the “Notes Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the EchoStar Exchange Notes Indenture, the Company, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guaranteeing Subsidiary, the Trustee and the Collateral Agent mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.	Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the EchoStar Exchange Notes Indenture.

2.	Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Notes Guarantee and in the EchoStar Exchange Notes Indenture including but not limited to Article X thereof.

3.	No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guarantor under the EchoStar Exchange Notes, any Notes Guarantees, this EchoStar Exchange Notes Indenture, this Supplemental Indenture or the Security Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting an EchoStar Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the EchoStar Exchange Notes.

4.	NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

B-1

5.	Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6.	Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.	The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[Guaranteeing Subsidiary]

By:
Name:
Title:

ECHOSTAR CORPORATION

By:
Name:
Title:

[Existing Guarantors]

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee and Collateral Agent

By:
Name:
Title:

B-2

EXHIBIT C

Form of First Lien Intercreditor Agreement

FIRST LIEN INTERCREDITOR AGREEMENT

dated as of November 12, 2024

among

the Obligors party hereto,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee for the Notes Secured Parties,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent and Authorized Representative for the Initial-1 Additional First Lien Secured Parties,

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Collateral Agent and Authorized Representative for the Initial-2 Additional First Lien Secured Parties,

and

each additional Authorized Representative from time to time party hereto

EXHIBIT C
Form of First Lien Intercreditor Agreement

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of November 12, 2024 (this “Agreement”), among the Obligors from time to time party hereto, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent (in such capacity and together with its successors in such capacity, the “Notes Collateral Agent”) and trustee for the Notes Secured Parties (the “Trustee”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent (in such capacity and together with its successors in such capacity, the “Initial-1 Additional First Lien Collateral Agent”) and trustee (in such capacity and together with its successors in such capacity, the “Initial-1 Additional First Lien Authorized Representative”) for the Initial-1 Additional First Lien Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the collateral agent (in such capacity and together with its successors in such capacity, the “Initial-2 Additional First Lien Collateral Agent”) and trustee (in such capacity and together with its successors in such capacity, the “Initial-2 Additional First Lien Authorized Representative”) for the Initial-2 Additional First Lien Secured Parties, and each additional Collateral Agent and Authorized Representative from time to time party hereto for the other Additional First Lien Secured Parties of the Series with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Obligors, the Notes Collateral Agent and the Trustee (each for itself and on behalf of the Notes Secured Parties), the Initial-1 Additional First Lien Collateral Agent and the Initial-1 Additional First Lien Authorized Representative (each for itself and on behalf of the Initial-1 Additional First Lien Secured Parties), the Initial-2 Additional First Lien Collateral Agent and the Initial-2 Additional First Lien Authorized Representative (each for itself and on behalf of the Initial-2 Additional First Lien Secured Parties), and each additional Collateral Agent and Authorized Representative (each for itself and on behalf of the Additional First Lien Secured Parties of the applicable Series) agree as follows:

Article I

Definitions

Section 1.01      Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Notes Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional First Lien Collateral Agent” means the Collateral Agent for the Series of Additional First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of Additional First Lien Obligations.

“Additional First Lien Documents” means, with respect to the Initial-1 Additional First Lien Obligations, the Initial-2 Additional First Lien Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time), including the Initial-1 Additional First Lien Documents, the Initial-2 Additional First Lien Documents and the Additional First Lien Security Documents and each other agreement entered into for the purpose of securing the Initial-1 Additional First Lien Obligations, the Initial-2 Additional First Lien Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial-1 Additional First Lien Obligations and the Initial-2 Additional First Lien Obligations) has been designated as Additional Senior Class Debt pursuant to Section 5.12 hereto.

EXHIBIT C
Form of First Lien Intercreditor Agreement

“Additional First Lien Obligations” means (a) all amounts owing pursuant to the terms of any Additional First Lien Document (including the Initial-1 Additional First Lien Documents and the Initial-2 Additional First Lien Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest, fees and expenses accruing subsequent to the commencement of a Bankruptcy Case at the rate provided for in the respective Additional First Lien Document, whether or not such interest, fees and expenses is an allowed or allowable claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities, and guarantees of the foregoing amounts, (b) any Secured Hedge Obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First Lien Obligations, (c) any Secured Cash Management Obligations secured under the Additional First Lien Security Documents securing the related Series of Additional First Lien Obligations and (d) any renewals, extensions or Refinancings of the foregoing that are not prohibited by each Additional First Lien Document and the Notes Indenture.

“Additional First Lien Secured Parties” means the holders of any Additional First Lien Obligations and any Authorized Representative or Collateral Agent with respect thereto, and shall include the Initial-1 Additional First Lien Secured Parties, the Initial-2 Additional First Lien Secured Parties and the Additional Senior Class Debt Parties.

“Additional First Lien Security Documents” means the Initial-1 Additional First Lien Security Agreement, the Initial-2 Additional First Lien Security Agreement and any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Obligor to secure any Additional First Lien Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Additional Senior Class Debt” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 5.12.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 5.12.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Applicable Authorized Representative” means with respect to any Shared Collateral, the Authorized Representative of the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral.

“Authorized Representative” means, at any time, (i) in the case of any Notes Obligations or the Notes Secured Parties, the Trustee, (ii) in the case of the Initial-1 Additional First Lien Obligations or the Initial-1 Additional First Lien Secured Parties, the Initial-1 Additional First Lien Authorized Representative, (iii) in the case of the Initial-2 Additional First Lien Obligations or the Initial-2 Additional First Lien Secured Parties, the Initial-2 Additional First Lien Authorized Representative and (iv) in the case of any other Series of Additional First Lien Obligations or Additional First Lien Secured Parties that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Representative for such Series named in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

EXHIBIT C
Form of First Lien Intercreditor Agreement

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services.

“Cash Management Services” means any one or more of the following types of services or facilities (i) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services and (iv) and other services related, ancillary or complementary to the foregoing.

“Collateral” means any “Collateral” (as defined in the Notes Documents, the Initial-1 Additional First Lien Documents and the Initial-2 Additional First Lien Documents) or any other assets and properties subject to Liens created pursuant to any First Lien Security Document to secure one or more Series of First Lien Obligations.

“Collateral Agent” means (i) in the case of any Notes Obligations, the Notes Collateral Agent, (ii) in the case of the Initial-1 Additional First Lien Obligations, the Initial-1 Additional First Lien Collateral Agent, (iii) in the case of the Initial-2 Additional First Lien Obligations, the Initial-2 Additional First Lien Collateral Agent, and (iv) in the case of any other Series of Additional First Lien Obligations that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement, in each case of clauses (i) through (iv) above, together with any successor or replacement collateral agent or collateral trustee appointed as a result of any Refinancing or other modification of any Notes Documents or Additional First Lien Documents).

“Controlling Collateral Agent” means, with respect to any Shared Collateral, the Collateral Agent for the Series of First Lien Obligations that constitutes the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations). As of the date hereof, the Controlling Collateral Agent shall be the Notes Collateral Agent.

“Controlling Secured Parties” means, with respect to any Shared Collateral, the Series of First Lien Secured Parties representing the largest outstanding aggregate principal amount of any then outstanding Series of First Lien Obligations with respect to such Shared Collateral. As of the date hereof, the Controlling Secured Parties shall be the Notes Secured Parties.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Discharge” means, with respect to any Shared Collateral and any Series of First Lien Obligations, the date on which (i) such Series of First Lien Obligations is no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations or, with respect to any Secured Hedge Obligations or Secured Cash Management Obligations secured by the First Lien Security Documents for such Series of First Lien Obligations, either (x) such Secured Hedge Obligations or Secured Cash Management Obligations have been paid in full and are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations, (y) such Secured Hedge Obligations or Secured Cash Management Obligations shall have been cash collateralized or backstopped on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to the applicable counterparty shall have been made) or (z) such Secured Hedge Obligations or Secured Cash Management Obligations are no longer secured by such Shared Collateral pursuant to the terms of the documentation governing such Series of First Lien Obligations, (ii) any letters of credit issued under the Additional First Lien Documents governing such Series of Additional First Lien Obligations have terminated or been cash collateralized, backstopped or otherwise provided for (in the amount and form required under the applicable Additional First Lien Documents) and (iii) all commitments of the First Lien Secured Parties of such Series under their respective Secured Credit Documents have terminated. The term “Discharged” shall have a corresponding meaning.

EXHIBIT C
Form of First Lien Intercreditor Agreement

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“Excess First Lien Obligations” means the portion of the Notes Obligations or any Series of Additional First Lien Obligations that exceeds 130% of the outstanding principal amount (including the face amount of any letters of credit and any applicable make-whole payment claims or similar claims, if applicable, but excluding any payment-in-kind interest that has been capitalized) of such Notes Obligations or such applicable Series of Additional First Lien Obligations; provided that, all accrued but unpaid (or not yet capitalized in the case of payment-in-kind interest) interest on such outstanding Notes Obligations or such applicable Series of Additional First Lien Obligations incurred in compliance with this Agreement and the Secured Credit Documents as of the date so incurred shall not constitute Excess First Lien Obligations.

“First Lien Obligations” means, as the context may require, (i) the Notes Obligations and/or (ii) each Series of Additional First Lien Obligations.

“First Lien Priority Obligations” means, as the context may require, (i) the Notes Obligations and/or (ii) each Series of Additional First Lien Obligations, in each case, excluding any Excess First Lien Obligations.

“First Lien Secured Parties” means (i) the Notes Secured Parties and (ii) the Additional First Lien Secured Parties with respect to each Series of Additional First Lien Obligations.

“First Lien Security Documents” means, collectively, (i) the Notes Security Documents and (ii) the Additional First Lien Security Documents.

“Impairment” has the meaning assigned to such term in Section 1.03.

“Initial-1 Additional First Lien Agreement” means that certain Indenture among the Issuer, the Obligors and The Bank of New York Mellon Trust Company, N.A., as trustee, and the Initial-1 Additional First Lien Collateral Agent, dated as of November 12, 2024, pursuant to which the Issuer has issued 6.750% Senior Spectrum Secured Exchange Notes due 2030 (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Initial-1 Additional First Lien Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-1 Additional First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-1 Additional First Lien Documents” means the Initial-1 Additional First Lien Agreement, the debt securities issued thereunder, the Initial-1 Additional First Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial-1 Additional First Lien Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

EXHIBIT C
Form of First Lien Intercreditor Agreement

“Initial-1 Additional First Lien Obligations” means the “Secured Obligations” as such term is defined in the Initial-1 Additional First Lien Security Agreement (or similar term in any Refinancing thereof).

“Initial-1 Additional First Lien Secured Parties” means the Initial-1 Additional First Lien Collateral Agent, the Initial-1 Additional First Lien Authorized Representative and the holders of the Initial-1 Additional First Lien Obligations incurred pursuant to the Initial-1 Additional First Lien Agreement.

“Initial-1 Additional First Lien Security Agreement” means, collectively, (i) the security agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-1 Additional First Lien Collateral Agent and the other parties thereto, and (ii) the pledge agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-1 Additional First Lien Collateral Agent and the other parties thereto.

“Initial-2 Additional First Lien Agreement” means that certain Indenture among the Issuer, the Obligors and The Bank of New York Mellon Trust Company, N.A., as trustee, and the Initial-2 Additional First Lien Collateral Agent, dated as of November 12, 2024, pursuant to which the Issuer has issued 3.875% Convertible Senior Secured Notes due 2030 (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Initial-2 Additional First Lien Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-2 Additional First Lien Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Initial-2 Additional First Lien Documents” means the Initial-2 Additional First Lien Agreement, the debt securities issued thereunder, the Initial-2 Additional First Lien Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial-2 Additional First Lien Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Initial-2 Additional First Lien Obligations” means the “Secured Obligations” as such term is defined in the Initial-2 Additional First Lien Security Agreement (or similar term in any Refinancing thereof).

“Initial-2 Additional First Lien Secured Parties” means the Initial-2 Additional First Lien Collateral Agent, the Initial-2 Additional First Lien Authorized Representative and the holders of the Initial-2 Additional First Lien Obligations incurred pursuant to the Initial-2 Additional First Lien Agreement.

“Initial-2 Additional First Lien Security Agreement” means, collectively, (i) the security agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-2 Additional First Lien Collateral Agent and the other parties thereto, and (ii) the pledge agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Initial-2 Additional First Lien Collateral Agent and the other parties thereto.

“Insolvency or Liquidation Proceeding” means:

(1)           any case or proceeding commenced by or against any Obligor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Obligor, any receivership or assignment for the benefit of creditors relating to any Obligor or any similar case or proceeding relative to any Obligor or its creditors, as such, in each case whether or not voluntary;

EXHIBIT C
Form of First Lien Intercreditor Agreement

(2)           any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)           any other case or proceeding of any type or nature in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Issuer” means EchoStar Corporation, a Nevada corporation.

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto required to be delivered by an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent pursuant to Section 5.12 hereof in order to establish an additional Series of Additional Senior Class Debt and add Additional Senior Class Debt Parties hereunder.

“Lien” means with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license of Intellectual Property be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.

“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the First Lien Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.

“Notes Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Notes Documents” means the Notes Indenture, the debt securities issued thereunder, the Notes Security Documents and all other operative agreements evidencing or governing the Indebtedness thereunder (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Notes Indenture” means that certain Indenture among the Issuer, the Obligors and The Bank of New York Mellon Trust Company. N.A., as trustee, and the Notes Collateral Agent, dated as of November 12, 2024, pursuant to which the Issuer has issued 10.750% Senior Secured Notes due 2029 (in each case as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Notes Obligations” means the “Secured Obligations” as such term is defined in the Notes Security Agreement (or similar term in any Refinancing thereof).

EXHIBIT C
Form of First Lien Intercreditor Agreement

“Notes Secured Parties” means the Notes Collateral Agent, the Trustee and the holders of the Notes Obligations incurred pursuant to the Notes Indenture and the Notes Documents.

“Notes Security Agreement” means, collectively, (i) the security agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Notes Collateral Agent and the other parties thereto, and (ii) the pledge agreement, dated as of the date hereof, among the applicable Obligors party thereto, the Notes Collateral Agent and the other parties thereto.

“Notes Security Documents” means the Notes Security Agreement and any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Obligor to secure any Notes Obligations (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Obligors” means each Grantor and Pledgor (each as defined in the applicable First Lien Security Documents) which has granted a security interest pursuant to any First Lien Security Document to secure any Series of First Lien Obligations (including the Issuer or any Subsidiary of the Issuer that becomes an Obligor in the manner contemplated by Section 5.14). The Obligors existing on the date hereof are set forth in Annex I hereto.

“Other Intercreditor Agreements” means, if in effect, the Second Lien Intercreditor Agreement.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.

“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the First Lien Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any note purchase agreement, credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Second Lien Intercreditor Agreement” means the “Junior Lien Intercreditor Agreement” substantially in the form of Exhibit C to each of the Notes Indenture, the Initial-1 Additional First Lien Agreement and the Initial-2 Additional First Lien Agreement.

“Secured Cash Management Obligations” shall mean obligations of an Obligor under Cash Management Agreements with a First Lien Secured Party that are intended under the applicable First Lien Security Document to be secured by Shared Collateral.

“Secured Credit Document” means (i) the Notes Indenture and each other Notes Document, (ii) the Initial-1 Additional First Lien Agreement and each other Initial-1 Additional First Lien Document, (iii) the Initial-2 Additional First Lien Agreement and each other each Initial-2 Additional First Lien Document and (iv) each Additional First Lien Document.

EXHIBIT C
Form of First Lien Intercreditor Agreement

“Secured Hedge Obligations” shall mean obligations of an Obligor under Hedge Agreements with a First Lien Secured Party that are intended under the applicable First Lien Security Document to be secured by Shared Collateral.

“Series” means (a) with respect to the First Lien Secured Parties, each of (i) the Notes Secured Parties (in their capacities as such), (ii) the Initial-1 Additional First Lien Secured Parties (in their capacities as such), (iii) the Initial-2 Additional First Lien Secured Parties (in their capacities as such) and (iv) the Additional First Lien Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional First Lien Secured Parties) and (b) with respect to any First Lien Obligations, each of (i) the Notes Obligations, (ii) the Initial-1 Additional First Lien Obligations, (iii) the Initial-2 Additional First Lien Obligations and (iv) the Additional First Lien Obligations incurred pursuant to any Additional First Lien Document, which pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional First Lien Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders (or their Collateral Agent) of two or more Series of First Lien Obligations hold a valid and perfected security interest at such time. If more than two Series of First Lien Obligations are outstanding at any time and the holders of less than all Series of First Lien Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of First Lien Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.

“Trustee” has the meaning assigned to such term in the introductory paragraph of this Agreement.

Section 1.02      Interpretive Provision. The interpretive provisions contained in Section 1.01 of the Notes Indenture are incorporated herein, mutatis mutandis, as if a part hereof.

Section 1.03      Impairments. It is the intention of the First Lien Secured Parties of each Series that the holders of First Lien Obligations of such Series (and not the First Lien Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the First Lien Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of First Lien Obligations), (y) any of the First Lien Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of First Lien Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of First Lien Obligations) on a basis ranking prior to the security interest of such Series of First Lien Obligations but junior to the security interest of any other Series of First Lien Obligations or (ii) the existence of any Collateral for any other Series of First Lien Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of First Lien Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any property subject to a mortgage that applies to all First Lien Obligations shall not be deemed to be an Impairment of any Series of First Lien Obligations. In the event of any Impairment with respect to any Series of First Lien Obligations, the results of such Impairment shall be borne solely by the holders of such Series of First Lien Obligations, and the rights of the holders of such Series of First Lien Obligations (including, without limitation, the right to receive distributions in respect of such Series of First Lien Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such First Lien Obligations subject to such Impairment. Additionally, in the event the First Lien Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such First Lien Obligations or the First Lien Security Documents governing such First Lien Obligations shall refer to such obligations or such documents as so modified.

EXHIBIT C
Form of First Lien Intercreditor Agreement

Article II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01      Priority of Claims.

(a)           Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03), if an Event of Default has occurred and is continuing, and the Controlling Collateral Agent is taking action to enforce rights or remedies in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of any Obligor (including an adequate protection payments) or any First Lien Secured Party receives any payment pursuant to any intercreditor agreement (other than this Agreement but including the Other Intercreditor Agreements) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Controlling Collateral Agent or received by the Controlling Collateral Agent or any First Lien Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, proceeds, or payments to the sentence immediately following) to which the First Lien Obligations are entitled under any intercreditor agreement (other than this Agreement but including the Other Intercreditor Agreements) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and any payment or distribution made in respect of Shared Collateral pursuant to any intercreditor agreement (including the Other Intercreditor Agreements) or in an Insolvency or Liquidation Proceeding and all “proceeds” (as such term in defined in the New York UCC being collectively referred to as “Proceeds”), shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the First Lien Priority Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Priority Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents, provided that following the commencement of any Insolvency or Liquidation Proceeding of any Obligor, solely as among the First Lien Secured Parties and solely for purposes of this clause SECOND and not any Secured Credit Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the First Lien Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of First Lien Obligations of each Series of First Lien Obligations shall include only the maximum amount of Post-Petition Interest on the First Lien Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, (iii) THIRD, to the payment in full of all Excess First Lien Obligations of each Series on a ratable basis, with such Proceeds to be applied to the First Lien Obligations of a given Series constituting Excess First Lien Obligations in accordance with the terms of the applicable Secured Credit Documents and (iii) FOURTH, after payment of all First Lien Obligations, to the Obligors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same pursuant to the Second Lien Intercreditor Agreement, if in effect, or otherwise, as a court of competent jurisdiction may direct. If, despite the provisions of this Section 2.01(a), any First Lien Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the First Lien Obligations to which it is then entitled in accordance with this Section 2.01(a), such First Lien Secured Party shall hold such payment or recovery in trust for the benefit of all First Lien Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a First Lien Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of First Lien Obligations, after giving effect to the Second Lien Intercreditor Agreement, if applicable, but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of First Lien Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of First Lien Obligations with respect to which such Impairment exists.

EXHIBIT C
Form of First Lien Intercreditor Agreement

(b)           It is acknowledged that the First Lien Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties of any Series.

(c)           Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing or purporting to secure any Series of First Lien Priority Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the First Lien Priority Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each First Lien Secured Party hereby agrees that the Liens securing or purporting to secure each Series of First Lien Priority Obligations on any Shared Collateral shall be of equal priority.

Section 2.02      Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)           Only the Controlling Collateral Agent (or a person authorized by it) shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). No Collateral Agent that is not the Controlling Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any First Lien Security Document, applicable law or otherwise, and only the Controlling Collateral Agent (or a person authorized by it), acting in accordance with the applicable First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time. Notwithstanding the foregoing, (i) in any Insolvency or Liquidation Proceeding that has been commenced by or against any Obligor, any Authorized Representative or any other First Lien Secured Party may file a proof of claim or statement of interest with respect to the First Lien Obligations owed to such First Lien Secured Parties; (ii) any Authorized Representative or any other First Lien Secured Party may (but shall not be obligated to) take any action to preserve or protect the validity and enforceability of the Liens granted in favor of the First Lien Secured Parties, provided that no such action is, or could reasonably be expected to be, (A) adverse to the Liens granted in favor of the Controlling Secured Parties or the rights of the Controlling Collateral Agent or any other Controlling Secured Parties to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement; and (iii) any Authorized Representative or any other First Lien Secured Party may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims or Liens of such First Lien Secured Party, including any claims secured by the Shared Collateral, in each case, to the extent not inconsistent with the terms of this Agreement. Notwithstanding any other provision of this Agreement, any holder of Excess First Lien Obligations shall be subject to the same restrictions, obligations, and conditions to the same extent as any First Lien Secured Party under this Agreement.

EXHIBIT C
Form of First Lien Intercreditor Agreement

(b)           Notwithstanding the equal priority of the Liens securing each Series of First Lien Priority Obligations with respect to any Shared Collateral, the Controlling Collateral Agent with respect thereto (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations) may deal with such Shared Collateral as if such Controlling Collateral Agent had a senior Lien on such Shared Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party in respect of any Shared Collateral will contest, protest or object to any foreclosure proceeding or action brought by the Controlling Collateral Agent, the Applicable Authorized Representative or any Controlling Secured Party or any other exercise by the Controlling Collateral Agent, the Applicable Authorized Representative or a Controlling Secured Party of any rights and remedies relating to such Shared Collateral, or to cause the Controlling Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any First Lien Secured Party, Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(c)           Each of the First Lien Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, allowability, value, validity, attachment or enforceability of a Lien held by or on behalf of any of the First Lien Secured Parties in all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.

Section 2.03      No Interference; Payment Over.

(a)           Each First Lien Secured Party agrees that (i) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity or enforceability of any First Lien Obligations of any Series or any First Lien Security Document or the validity, attachment, perfection or priority of any Lien under any First Lien Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of any Shared Collateral by the Controlling Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Controlling Collateral Agent or any other First Lien Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Controlling Collateral Agent or any other First Lien Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, Insolvency or Liquidation Proceeding or other proceeding any claim against the Controlling Collateral Agent or any other First Lien Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Controlling Collateral Agent, any Applicable Authorized Representative or any other First Lien Secured Party shall be liable for any action taken or omitted to be taken by the Controlling Collateral Agent, such Applicable Authorized Representative or other First Lien Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) if not the Controlling Collateral Agent, it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Shared Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Controlling Collateral Agent or any other First Lien Secured Party to enforce this Agreement.

EXHIBIT C
Form of First Lien Intercreditor Agreement

(b)           Each First Lien Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any Proceeds or payment in respect of any such Shared Collateral, pursuant to any First Lien Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each Series of First Lien Obligations, then it shall hold such Shared Collateral, Proceeds or payment in trust for the other First Lien Secured Parties having a security interest in such Shared Collateral and promptly transfer such Shared Collateral, Proceeds or payment, as the case may be, to the Controlling Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

Section 2.04      Automatic Release of Liens; Amendments to First Lien Security Documents.

(a)           If, at any time the Controlling Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of each other Collateral Agent for the benefit of each Series of First Lien Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Controlling Collateral Agent on such Shared Collateral are released and discharged; provided that any Proceeds of any Shared Collateral realized therefrom shall be allocated and applied pursuant to Section 2.01.

(b)          Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Obligors) all such authorizations and other instruments as shall reasonably be requested by the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) to evidence and confirm any release of Shared Collateral provided for in this Section.

Section 2.05      Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)           This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding (including any case or proceeding under the Bankruptcy Code or any other Bankruptcy Law) by or against the Issuer or any of its Subsidiaries. The parties hereto acknowledge that the provisions of this Agreement are intended to be and shall be enforceable as contemplated by Section 510(a) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law.

EXHIBIT C
Form of First Lien Intercreditor Agreement

(b)           If the Obligors shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each First Lien Secured Party (other than any Controlling Secured Party or the Authorized Representative of any Controlling Secured Party) agrees that it will raise no objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) shall then oppose or object or any Controlling Secured Party with respect to such Shared Collateral opposes or objects to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any First Lien Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the First Lien Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the First Lien Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the First Lien Secured Parties of each Series are granted Liens on any additional or replacement collateral pledged to any First Lien Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral (in each case, except to the extent a Lien on additional or replacement collateral is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive a Lien on such additional or replacement collateral), with the same priority vis-à-vis the First Lien Secured Parties (other than any Liens of the First Lien Secured Parties constituting DIP Financing Liens) as set forth in this Agreement, (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the First Lien Obligations, such amount is applied pursuant to Section 2.01 (in each case, except to the extent a payment is made to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such payment), and (D) if any First Lien Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01 (in each case, except to the extent such adequate protection is granted to one Series in consideration of Collateral of such Series that is not Shared Collateral for a Series that does not receive such adequate protection); provided that the First Lien Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the First Lien Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the First Lien Secured Parties receiving adequate protection shall not object to any other First Lien Secured Party receiving adequate protection comparable to any adequate protection granted to such First Lien Secured Parties (other than as a provider of DIP Financing) in connection with a DIP Financing and/or use of cash collateral.

Section 2.06      Reinstatement. In the event that any of the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference or fraudulent transfer under the Bankruptcy Code, any other Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such First Lien Obligations shall again have been paid in full in cash.

Section 2.07      Insurance. As between the First Lien Secured Parties, the Controlling Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.

Section 2.08      Refinancings. The First Lien Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any First Lien Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative and Collateral Agent of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

EXHIBIT C
Form of First Lien Intercreditor Agreement

Section 2.09      Possessory Collateral Agent as Gratuitous Bailee for Perfection.

(a)           Possessory Collateral shall be delivered to the Controlling Collateral Agent and the Controlling Collateral Agent agrees to hold all Possessory Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time a Collateral Agent ceases to be Controlling Collateral Agent with respect to any Possessory Collateral, such former Controlling Collateral Agent shall, at the request of the new Controlling Collateral Agent, promptly deliver all such Possessory Collateral to such new Controlling Collateral Agent together with any necessary endorsements (or otherwise allow such new Controlling Collateral Agent to obtain control of such Possessory Collateral). The Obligors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction.

(b)           The Controlling Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable First Lien Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)           The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the benefit of each other First Lien Secured Party for purposes of perfecting the Lien held by such First Lien Secured Parties thereon.

Section 2.10      Amendments to Security Documents.

(a)           Without the prior written consent of each of the Notes Collateral Agent and the Initial-1 Additional First Lien Collateral Agent (acting at the written direction of the requisite holders of the Notes Obligations and the Initial-1 Additional First Lien Obligations, respectively), the holders of the Initial-2 Additional First Lien Obligations, by their acquisition thereof, agree that, as provided in the Initial-2 Additional First Lien Security Agreement, no Initial-2 Additional First Lien Security Document may be amended, restated, supplemented, waived or otherwise modified or entered into to the extent such amendment, restatement, supplement, waiver or modification, or the terms of any new Initial-2 Additional First Lien Security Document would contravene any of the terms of this Agreement.

(b)           Without the prior written consent of each of the Notes Collateral Agent and the Initial-2 Additional First Lien Collateral Agent (acting at the written direction of the requisite holders of the Notes Obligations and the Initial-2 Additional First Lien Obligations, respectively), the holders of the Initial-1 Additional First Lien Obligations, by their acquisition thereof, agree that, as provided in the Initial-1 Additional First Lien Security Agreement, no Initial-1 Additional First Lien Security Document may be amended, restated, supplemented, waived or otherwise modified or entered into to the extent such amendment, restatement, supplement, waiver or modification, or the terms of any new Initial-1 Additional First Lien Security Document would contravene any of the terms of this Agreement.

EXHIBIT C
Form of First Lien Intercreditor Agreement

(c)           Without the prior written consent of each of the Initial-1 Additional First Lien Collateral Agent and the Initial-2 Additional First Lien Collateral Agent (acting at the written direction of the requisite holders of the Initial-1 Additional First Lien Obligations and the Initial-2 Additional First Lien Obligations, respectively), the holders of the Notes Obligations, by their acquisition thereof, agree that, as provided in the Notes Security Agreement, no Notes Security Document may be amended, restated, supplemented or otherwise modified or entered into to the extent such amendment, restated, supplement or modification, or the terms of any new Notes Security Document would contravene any of the terms of this Agreement.

(d)           In determining whether any amendment, restatement, supplement or modification, or the terms of any new First Lien Security Document would contravene any terms of this Agreement as provided in this Section 2.10, each Collateral Agent may conclusively rely, and shall be fully protected in relying, upon an Officers’ Certificate (as defined in the Notes Indenture, Initial-1 Additional First Lien Agreement and the Initial-2 Additional First Lien Agreement, as applicable) of an Authorized Officer of the Obligors.

Article III

Existence and Amounts of Liens and Obligations

Section 3.01      Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations of any Series, or the Shared Collateral subject to any Lien securing the First Lien Obligations of any Series, it may request that such information be furnished to it in writing by the Obligors and shall be entitled to make any such determination in reliance upon a certificate of the Obligors. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Obligor, any First Lien Secured Party or any other Person as a result of such determination.

Article IV

The Controlling Collateral Agent

Section 4.01      Authority.

(a)           Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Controlling Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Controlling Collateral Agent, except that each Controlling Collateral Agent shall be obligated to distribute Proceeds of any Shared Collateral in accordance with Section 2.01 hereof.

EXHIBIT C
Form of First Lien Intercreditor Agreement

(b)           In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Controlling Collateral Agent shall be entitled, for the benefit of the First Lien Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the First Lien Security Documents, as applicable, pursuant to which the Controlling Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the First Lien Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Controlling Collateral Agent, the Applicable Authorized Representative or any other First Lien Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any First Lien Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of Proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Each of the First Lien Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of First Lien Obligations or any other First Lien Secured Party of any other Series arising out of (i) any actions in accordance with this Agreement which any Collateral Agent, Authorized Representative or the First Lien Secured Parties take or omit to take (including, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election in accordance with this Agreement by any Applicable Authorized Representative or any holders of First Lien Obligations, in any proceeding instituted under the Bankruptcy Code or any other Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Issuer or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Controlling Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any First Lien Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of First Lien Obligations for whom such Collateral constitutes Shared Collateral (acting on the written instructions of such holders).

Section 4.02      Appointment. Each of the First Lien Secured Parties hereby irrevocably appoints and authorizes the Controlling Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Controlling Collateral Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. Each of the First Lien Secured Parties also authorizes the Controlling Collateral Agent, at the written request of the Obligors, to if applicable, execute and deliver the Second Lien Intercreditor Agreement in the capacity as “Designated Senior Representative,” or the equivalent agent, however referred to for the First Lien Secured Parties under such agreement and authorizes the Controlling Collateral Agent, in accordance with the provisions of this Agreement, to take such actions on its behalf and to exercise such powers as are delegated to, or otherwise given to, the Designated Senior Representative by the terms of the Second Lien Intercreditor Agreement, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Controlling Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Controlling Collateral Agent pursuant to the applicable Secured Credit Documents for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the First Lien Security Documents, or for exercising any rights and remedies thereunder or under any of the Other Intercreditor Agreements at the direction of the Controlling Collateral Agent (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations), shall be entitled to the benefits of all provisions of this Section 4.02 and the equivalent, if applicable, provision of any First Lien Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” named therein) as if set forth in full herein with respect thereto. Without limiting the foregoing, each of the First Lien Secured Parties, and each Collateral Agent, hereby agrees to provide such cooperation and assistance as may be reasonably requested by the Controlling Collateral Agent to facilitate and effect actions taken or intended to be taken by the Controlling Collateral Agent pursuant to this Section 4.02, such cooperation to include execution and delivery of notices, instruments and other documents as are reasonably deemed necessary by the Controlling Collateral Agent (acting on the written instructions of the requisite holders of the applicable Series of First Lien Obligations) to effect such actions, and joining in any action, motion or proceeding initiated by the Controlling Collateral Agent for such purposes.

EXHIBIT C
Form of First Lien Intercreditor Agreement

Article V

Miscellaneous

Section 5.01      Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail, as follows:

(a)           if to any Obligor, to it at:

EchoStar Corporation

100 Inverness Terrace East

Englewood, Colorado 80112(303) 706-4000

Attention: General Counsel

(b)           if to the Notes Collateral Agent or the Trustee, to it at:

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, Texas 77002

Attention: Corporate Trust Administration

E-mail: rafael.martinez@bnymellon.com

(c)           if to the Initial-2 Additional First Lien Collateral Agent or the Initial-1 Additional First Lien Authorized Representative, to it at;

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, Texas 77002

Attention: Corporate Trust Administration

E-mail: rafael.martinez@bnymellon.com

(d)           if to the Initial-2 Additional First Lien Collateral Agent or the Initial-2 Additional First Lien Authorized Representative, to it at;

The Bank of New York Mellon Trust Company, N.A.

601 Travis Street, 16th floor

Houston, Texas 77002

Attention: Corporate Trust Administration

E-mail: rafael.martinez@bnymellon.com

or

(e)           if to any other Authorized Representative or Collateral Agent, to it at the address set forth in the applicable Joinder Agreement.

Any party hereto may change its address, telephone number or email for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by email or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 5.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 5.01. As agreed to in writing among each Collateral Agent and each Authorized Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable Person provided from time to time by such Person.

EXHIBIT C
Form of First Lien Intercreditor Agreement

The Bank of New York Mellon Trust Company, N.A. (“BNY”), in any capacity hereunder, shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) by any other Person given pursuant to this Agreement and delivered using Electronic Means; provided, however, that BNY shall have received an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by such Person whenever a person is to be added or deleted from the listing. If such Person elects to give BNY Instructions using Electronic Means and BNY elects to act upon such Instructions, BNY’s understanding of such Instructions shall be deemed controlling. The Person delivering Instructions understands and agrees that BNY cannot determine the identity of the actual sender of such Instructions and that BNY shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to BNY have been sent by such Authorized Officer. The Person delivering Instructions shall be responsible for ensuring that only Authorized Officers transmit such Instructions to BNY and such Person is solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by such Person. BNY shall not be liable for any losses, costs or expenses arising directly or indirectly from BNY’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each Person delivering Instructions agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNY, including the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNY and that there may be more secure methods of transmitting Instructions than the method(s) selected by such Person; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNY immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNY, or another method or system specified by BNY as available for use in connection with its services hereunder.

Section 5.02      Waivers; Amendment; Joinder Agreements.

(a)           No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

EXHIBIT C
Form of First Lien Intercreditor Agreement

(b)           Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations), each Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations) and the Obligors.

(c)           Notwithstanding the foregoing, without the consent of any First Lien Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.12 and upon such execution and delivery, such Authorized Representative and the Additional First Lien Secured Parties and Additional First Lien Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof.

(d)           Notwithstanding the foregoing, in connection with any Refinancing of First Lien Obligations of any Series, or the incurrence of Additional First Lien Obligations of any Series, the Collateral Agents and the Authorized Representatives then party hereto shall enter (and are hereby authorized to enter without the consent of any other First Lien Secured Party or any Obligor), at the request of any Collateral Agent (acting at the written direction of the requisite holders of the applicable Series of First Lien Obligations), any Authorized Representative (acting at the written request of the requisite holders of the applicable Series of First Lien Obligations) or Obligor, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence and are reasonably satisfactory to each such Collateral Agent and each such Authorized Representative; provided that any Collateral Agent or Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from an Authorized Officer of the Obligors (and any other documents required pursuant to the applicable Secured Credit Documents) to the effect that such Refinancing or incurrence is permitted by the then existing Secured Credit Documents.

Section 5.03      Parties in Interest. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of and bind each of the First Lien Secured Parties. Nothing in this Agreement is intended to or shall impair the obligations of any Obligor, which are absolute and unconditional, to pay the First Lien Obligations (or the Excess First Lien Obligations) as and when the same shall become due and payable in accordance with their terms.

Section 5.04      Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 5.05      Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by email or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.06      Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.07      GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

EXHIBIT C
Form of First Lien Intercreditor Agreement

Section 5.08      Submission to Jurisdiction Waivers; Consent to Service of Process. Each Obligor, each Collateral Agent and each Authorized Representative irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Agreement to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)           agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 5.01;

(d)           agrees that nothing herein shall affect the right of any other party hereto (or any First Lien Secured Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Obligor in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.

Section 5.09      WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR FOR ANY COUNTERCLAIM THEREIN.

Section 5.10      Headings. Article, Section and Annex headings used herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.

Section 5.11      Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the First Lien Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

Section 5.12      Additional Senior Debt. To the extent, but only to the extent, permitted by the provisions of the then extant Notes Indenture and the Additional First Lien Documents, the Obligors may incur additional indebtedness after the date hereof that is permitted by the then extant Notes Indenture and the Additional First Lien Documents to be incurred and secured on an equal and ratable basis by the Liens securing the First Lien Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt, together with obligations relating thereto, may be secured by such Liens if and subject to the condition that the trustee, administrative agent or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), and the collateral agent, collateral trustee or similar representative for the holders of such Additional Senior Class Debt (each, an “Additional Senior Class Debt Collateral Agent” and, together with the holders of such Additional Senior Class Debt and the related Additional Senior Class Debt Representative, the “Additional Senior Class Debt Parties”), in each case acting on behalf of the holders of such Additional Senior Class Debt, become a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

EXHIBIT C
Form of First Lien Intercreditor Agreement

In order, with respect to any Additional Senior Class Debt, for an Additional Senior Class Debt Representative and the related Additional Senior Class Debt Collateral Agent to become a party to this Agreement,

(i)            such Additional Senior Class Debt Representative and Additional Senior Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Obligor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Authorized Representatives and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an “Authorized Representative” hereunder, such Additional Senior Class Debt Collateral Agent becomes a “Collateral Agent” hereunder and such Additional Senior Class Debt and the related Additional Senior Class Debt Parties become subject hereto and bound hereby;

(ii)           the Obligors shall have (x) delivered to each Authorized Representative true and complete copies of each of the Additional First Lien Documents relating to such Additional Senior Class Debt, certified as being true and correct by an Authorized Officer of the Obligors and (y) identified in a certificate of an Authorized Officer of the Obligors such Additional Senior Class Debt, stating the initial aggregate principal amount or face amount thereof, and the obligations to be designated as Additional First Lien Obligations and certified that such obligations are permitted to be incurred and secured on a pari passu basis with Liens securing the then-extant First Lien Obligations and by the terms of the then-extant Secured Credit Documents;

(iii)          all filings, recordations and/or amendments or supplements to the First Lien Security Documents necessary or desirable in the reasonable judgment of such Additional Senior Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of such Additional Senior Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of such Additional Senior Class Debt Representative); and

(iv)          the Additional First Lien Documents, as applicable, relating to such Additional Senior Class Debt shall provide that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Section 5.13      Agent Capacities. It is understood and agreed that The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement, not in its individual capacity, but solely in its capacities as Trustee and Notes Collateral Agent under the Notes Indenture and the Notes Security Documents and solely for the Notes Secured Parties, and the rights, protections, privileges, indemnities and immunities granted to the trustee and collateral agent under the Notes Indenture and the Notes Security Documents shall inure to the benefit of the Trustee and Notes Collateral Agent herein in such capacities hereunder, and such rights, protections, privileges, indemnities and immunities are incorporated by reference herein, mutatis mutandis. It is also understood and agreed that The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement, not in its individual capacity, but solely in its capacities as Initial-1 Additional First Lien Authorized Representative and Initial-1 Additional First Lien Collateral Agent under the Initial-1 Additional First Lien Agreement and the Initial-1 Additional First Lien Security Agreement and solely for the Initial-1 Additional First Lien Secured Parties, and the rights, protections, privileges, indemnities and immunities granted to the trustee and collateral agent under the Initial-1 Additional First Lien Agreement and the Initial-1 Additional First Lien Security Agreement shall inure to the benefit of the Initial-1 Additional First Lien Authorized Representative and the Initial-1 Additional First Lien Collateral Agent herein in such capacities hereunder, and such rights, protections, privileges, indemnities and immunities are incorporated by reference herein, mutatis mutandis. It is further understood and agreed that The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement, not in its individual capacity, but solely in its capacities as Initial-2 Additional First Lien Authorized Representative and Initial-2 Additional First Lien Collateral Agent under the Initial-2 Additional First Lien Agreement and the Initial-2 Additional First Lien Security Agreement and solely for the Initial-2 Additional First Lien Secured Parties, and the rights, protections, privileges, indemnities and immunities granted to the trustee and collateral agent under the Initial-2 Additional First Lien Agreement and the Initial-2 Additional First Lien Security Agreement shall inure to the benefit of the Initial-2 Additional First Lien Authorized Representative and the Initial-2 Additional First Lien Collateral Agent herein in such capacities hereunder, and such rights, protections, privileges, indemnities and immunities are incorporated by reference herein, mutatis mutandis.

EXHIBIT C
Form of First Lien Intercreditor Agreement

Except as expressly set forth herein, none of the Trustee, the Notes Collateral Agent, the Initial-1 Additional First Lien Collateral Agent, the Initial-1 Additional First Lien Authorized Representative, the Initial-2 Additional First Lien Authorized Representative or the Initial-2 Additional First Lien Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents. The Trustee and the Notes Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the Notes Secured Parties and only then in accordance with the Notes Security Documents. The Initial-1 Additional Authorized Representative and the Initial-1 Additional First Lien Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the holders of the Initial-1 Additional First Lien Obligations and only then in accordance with the Initial-1 Additional First Lien Documents. The Initial-2 Additional Authorized Representative and the Initial-2 Additional First Lien Collateral Agent shall have no liability for any actions in any role under this Agreement to anyone other than the holders of the Initial-2 Additional First Lien Obligations and only then in accordance with the Initial-2 Additional First Lien Documents.

For the avoidance of doubt, notwithstanding anything to the contrary contained herein, in no event shall The Bank of New York Mellon Trust Company, N.A. (“BNY”), in any capacity hereunder, (i) be under any obligation to exercise discretion herein, and in any case in which BNY, in any of its capacities hereunder, is to provide consent, make a determination, grant approval, or take any like action that would involve discretion, BNY shall be fully protected in relying conclusively on direction from the applicable requisite holders of the applicable Series of First Lien Obligations. BNY shall (i) not be responsible for the preparation or filing of any financing or continuation statements, or for otherwise maintaining the perfection of the lien in any Collateral hereunder (other than, subject to its rights hereunder and under the Secured Credit Documents and the First Lien Security Document, by maintaining possession of possessory collateral delivered to it in accordance with this Agreement), (ii) be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the BNY has been advised of the likelihood of such loss or damage and regardless of the form of action, or (iii) be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that BNY shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

The recitals contained herein shall be taken as the statements of the Obligors, and BNY assumes no responsibility for their correctness. BNY makes no representations as to the validity or sufficiency of this Agreement.

EXHIBIT C
Form of First Lien Intercreditor Agreement

Section 5.14       Additional Obligors. In the event that the Issuer or any Subsidiary of the Issuer shall have granted a Lien on any of its assets to secure any First Lien Obligations, the Obligors shall cause the Issuer or such Subsidiary of the Issuer, as applicable, if not already a party hereto, to become a party hereto as an “Obligor”. Upon the execution and delivery by the Issuer or any such Subsidiary of the Issuer of an Obligor Joinder Agreement in substantially the form of Annex III hereof to each Authorized Representative and each Collateral Agent, the Issuer or such Subsidiary of the Issuer shall become a party hereto and an Obligor hereunder with the same force and effect as if originally named as such herein. The execution and delivery of any such instrument shall not require the consent of any other party hereto. The rights and obligations of each party hereto shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Agreement.

Section 5.15       Integration. This Agreement together with the other Secured Credit Documents and the First Lien Security Documents represents the agreement of each of the Obligors and the First Lien Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Obligor, the Collateral Agent, or any other First Lien Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the First Lien Security Documents.

[signature pages follow]

EXHIBIT C
Form of First Lien Intercreditor Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Initial-1 Additional First Lien Collateral Agent and as Initial-1 Additional First Lien Authorized Representative

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Initial-2 Additional First Lien Collateral Agent and as Initial-2 Additional First Lien Authorized Representative

By:
Name:
Title:

[Signature Page to Intercreditor Agreement (First Lien)]

EXHIBIT C
Form of First Lien Intercreditor Agreement

IN WITNESS WHEREOF, we have hereunto signed this First Lien Intercreditor Agreement as of the date first written above.

NORTHSTAR SPECTRUM, LLC

By:
Name: Paul W. Orban
Title: Chief Financial Officer

SNR WIRELESS HOLDCO, LLC

By:
Name: Paul W. Orban
Title: Chief Financial Officer

DBSD SERVICES LIMITED

By:
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION HOLDCO, L.L.C.

By:
Name: Paul W. Orban
Title: Treasurer

NORTHSTAR WIRELESS, L.L.C.

By:
Name: Paul W. Orban
Title: Treasurer

EXHIBIT C
Form of First Lien Intercreditor Agreement

SNR WIRELESS LICENSECO, LLC

By:
Name: Paul W. Orban
Title: Treasurer

DBSD CORPORATION

By:
Name: Paul W. Orban
Title: Chief Financial Officer

GAMMA ACQUISITION L.L.C.

By:
Name: Paul W. Orban
Title: Treasurer

EXHIBIT C
Form of First Lien Intercreditor Agreement

Annex I

Obligors

Schedule 1

Northstar Spectrum, LLC

SNR Wireless Holdco, LLC

DBSD Services Limited

Gamma Acquisition Holdco, L.L.C.

Northstar Wireless, L.L.C.

SNR Wireless Licenseco, LLC

DBSD Corporation

Gamma Acquisition L.L.C.

ANNEX I-1

EXHIBIT C
Form of First Lien Intercreditor Agreement

Annex II

[FORM OF] JOINDER NO. [__] dated as of [__], 20[__] (this “Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2024 (the “First Lien Intercreditor Agreement”), among the Obligors from time to time party hereto, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee for the Notes Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-1 Additional First Lien Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-2 Additional First Lien Secured Parties and each additional Collateral Agent and Authorized Representative from time to time party thereto.

A             Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement. Section 1.02 contained in the First Lien Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B             As a condition to the ability of the Obligors to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First Lien Security Documents, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent in respect of such Additional Senior Class Debt is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.12 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First Lien Intercreditor Agreement upon the execution and delivery by the Additional Senior Debt Class Representative and the Additional Senior Debt Class Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.12 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) and Additional Senior Class Debt Collateral Agent (the “New Collateral Agent”) are executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative, the New Representative and the New Collateral Agent agree as follows:

section 1.          In accordance with Section 5.12 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, the New Collateral Agent by its signature below becomes a Collateral Agent under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as a Collateral Agent, and each of the New Representative and the New Collateral Agent, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Additional Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

Schedule I-1

EXHIBIT C
Form of First Lien Intercreditor Agreement

section 2.          Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [trustee/administrative agent/collateral agent] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms and, (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon its entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

section 3.          This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when each Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder Agreement by email or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

section 4.           Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

section 5.           THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

section 6.          In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired.

section 7.          All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

section 8.          The Obligors agree to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel to the extent reimbursable under the Notes Documents and/or the Additional First Lien Documents.

EXHIBIT C
Form of First Lien Intercreditor Agreement

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [__] and as [trustee][agent] for the holders of [___],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

[NAME OF NEW COLLATERAL AGENT], as [__] and as collateral agent for the holders of [__],

By:
Name:
Title:

Address for notices:

attention of:
Telecopy:

EXHIBIT C
Form of First Lien Intercreditor Agreement

Acknowledged by:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Notes Collateral Agent and Trustee

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Initial-1 Additional First Lien Collateral Agent and as Initial-1 Additional First Lien Authorized Representative

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Initial-2 Additional First Lien Collateral Agent and as Initial-1 Additional First Lien Authorized Representative

By:
Name:
Title:

[OTHER AUTHORIZED REPRESENTATIVES]

THE OTHER OBLIGORS
LISTED ON SCHEDULE I HERETO

By:
Name:
Title:

EXHIBIT C
Form of First Lien Intercreditor Agreement

Schedule 1 to the
Supplement to the
First Lien Intercreditor Agreement

Obligors

[__]

EXHIBIT C
Form of First Lien Intercreditor Agreement

Annex III

[FORM OF] OBLIGOR JOINDER AGREEMENT NO. [__] dated as of [__] (this Joinder Agreement”) to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of November 12, 2024 (the “First Lien Intercreditor Agreement”), among the Obligors from time to time party hereto, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Notes Collateral Agent and Trustee for the Notes Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-1 Additional First Lien Secured Parties, THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as the Collateral Agent and Authorized Representative for the Initial-2 Additional First Lien Secured Parties and each additional Collateral Agent and Authorized Representative from time to time party thereto.

Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

[__], a [__] [corporation][limited liability company] (the “Additional Obligor”), has granted a Lien on all or a portion of its assets to secure First Lien Obligations and such Additional Obligor is not a party to the Intercreditor Agreement.

The Additional Obligor wishes to become a party to the First Lien Intercreditor Agreement and to acquire and undertake the rights and obligations of an Obligor thereunder. The Additional Obligor is entering into this Joinder Agreement in accordance with the provisions of the Intercreditor Agreement in order to become an Obligor thereunder.

Accordingly, the Additional Obligor agrees as follows, for the benefit of the Collateral Agents, the Authorized Representatives and the First Lien Secured Parties:

Section 1.01       Accession to the Intercreditor Agreement. The Additional Obligor hereby accedes and becomes a party to the Intercreditor Agreement as a “Obligor”, (a) agrees to all the terms and provisions of the Intercreditor Agreement and (b) acknowledges and agrees that the Additional Obligor shall have the rights and obligations specified under the Intercreditor Agreement with respect to a “Obligor”, and shall be subject to and bound by the provisions of the Intercreditor Agreement.

Section 1.02       Representations and Warranties of the Additional Obligor. The Additional Obligor represents and warrants to the Collateral Agents, the Authorized Representatives and the First Lien Secured Parties on the date hereof that this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 1.03       Parties in Interest. This Joinder Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

Section 1.04       Counterparts. This Joinder Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Joinder Agreement shall become effective when the Authorized Representatives shall have received a counterpart of this Joinder Agreement that bears the signature of the Additional Obligor. Delivery of an executed signature page to this Agreement by email or other electronic transmission shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.

Annex III-1

EXHIBIT C
Form of First Lien Intercreditor Agreement

Section 1.05       Governing Law. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 1.06       Notices. Any notice or other communications herein required or permitted shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement.

Section 1.07       Expenses. The Obligor agrees to pay promptly the Collateral Agents and each of the Authorized Representatives for its reasonable and documented costs and expenses incurred in connection with this Joinder Agreement, including the reasonable fees, expenses and disbursements of counsel for the Collateral Agents and any of the Authorized Representatives to the extent reimbursable under the Notes Documents and/or the Additional First Lien Documents.

Section 1.08       Incorporation by Reference. The provisions of Sections 1.02, 5.04, 5.06, 5.08, 5.09, 5.10, 5.11 and 5.12 of the Intercreditor Agreement are hereby incorporated by reference, mutatis mutandis, as if set forth in full herein.

Annex III-2

EXHIBIT C
Form of First Lien Intercreditor Agreement

IN WITNESS WHEREOF, the Additional Obligor has duly executed this Joinder Agreement to the Intercreditor Agreement as of the day and year first above written.

[ADDITIONAL OBLIGOR]

By:
Name:
Title:

Annex III-3

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

[Form of]

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT

dated as of [     ], 20[     ]

among

the Obligors party hereto,

The Bank of New York Mellon Trust Company, N.A.,
as Senior Representative for the Senior Secured Parties,

[__],

as the Initial Second Priority Representative,

and

each additional Representative from time to time party hereto

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [     ], 20[     ] (this “Agreement”), among the Obligors from time to time party hereto, The Bank of New York Mellon Trust Company, N.A. (“BNY”), not in its individual capacity, but solely in its capacity as collateral agent under the Notes Indenture (as defined below), as Representative for the Senior Secured Parties (in such capacity, the “Collateral Agent”), [ ], as Representative for the Initial Second Priority Debt Parties (in such capacity, the “Initial Second Priority Representative”), and each additional Second Priority Representative and Senior Representative that from time to time becomes a party hereto pursuant to Section 8.09.

WHEREAS, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent (for itself and on behalf of the Notes Secured Parties), the Initial Second Priority Representative (for itself and on behalf of the Initial Second Priority Debt Parties), each additional Senior Representative (for itself and on behalf of the Additional Senior Debt Parties under the applicable Additional Senior Debt Facility), the Obligors, and each additional Second Priority Representative (for itself and on behalf of the Second Priority Debt Parties under the applicable Second Priority Debt Facility) agree as follows:

Article I

Definitions

Section 1.01       Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Notes Indenture or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:

“Additional Senior Debt” means any Indebtedness that is issued or guaranteed by the Issuer and/or any Obligor (other than Indebtedness constituting Notes Obligations) which Indebtedness and Guarantees are secured by the Senior Collateral (or a portion thereof) on a basis that is senior to the Second Priority Debt Obligations and equal priority (but without regard to control of remedies) with the Notes Obligations; provided, however, that (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by each Senior Debt Document and Second Priority Debt Document then in effect and (ii) the Representative for the holders of such Indebtedness shall have (A) become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof and (B) become a party to the First Lien Intercreditor Agreement pursuant to, and by satisfying the conditions set forth in, Section 5.12 thereof; provided, further, that, if such Indebtedness will be the initial Additional Senior Debt incurred by the Issuer or Obligors, then the Obligors, the Collateral Agent and the Representative for such Indebtedness shall have executed and delivered the First Lien Intercreditor Agreement. Additional Senior Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Obligors issued in exchange therefor.

“Additional Senior Debt Documents” means, with respect to any series, issue or class of Additional Senior Debt, the promissory notes, indentures, credit agreements, the Senior Collateral Documents or other operative agreements evidencing or governing such Indebtedness (each as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Additional Senior Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Additional Senior Debt.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Additional Senior Debt Obligations” means, with respect to any series, issue or class of Additional Senior Debt, (a) all principal of, and interest (including, without limitation, any interest, fees or expenses which accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Additional Senior Debt, (b) all other amounts payable by any Obligor to the related Additional Senior Debt Parties under the related Additional Senior Debt Documents, (c) any Secured Hedge Obligations secured under the Senior Collateral Documents securing the related series, issue or class of Additional Senior Debt, (d) any Secured Cash Management Obligations secured under the Senior Collateral Documents securing the related series, issue or class of Additional Senior Debt and (e) any renewals or extensions of the foregoing that are not prohibited by each Senior Debt Document and each Second Priority Debt Document. Additional Senior Debt Obligations shall include any Additional Secured Obligations (as defined in the Notes Indenture) that constitute Additional Senior Debt and guarantees thereof by the Obligors issued in exchange therefor.

“Additional Senior Debt Parties” means, with respect to any series, issue or class of Additional Senior Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Additional Senior Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Obligor under any related Additional Senior Debt Documents.

“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services.

“Cash Management Services” means any one or more of the following types of services or facilities (i) commercial credit cards, merchant card services, purchase or debit cards, including non card e-payables services, or electronic funds transfer services, (ii) treasury management services (including controlled disbursement, overdraft automatic clearing house fund transfer services, return items, and interstate depository network services), (iii) any other demand deposit or operating account relationships or other cash management services and (iv) and other services related, ancillary or complementary to the foregoing.

“Class Debt” has the meaning assigned to such term in Section 8.09.

“Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Class Debt Representatives” has the meaning assigned to such term in Section 8.09.

“Collateral” means the Senior Collateral and the Second Priority Collateral.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement; provided, however, that if the Notes Indenture is Refinanced or otherwise modified, then all references herein to the Collateral Agent shall refer to the collateral agent or collateral trustee under such Refinanced Notes Indenture.

“Collateral Documents” means the Senior Collateral Documents and the Second Priority Collateral Documents.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Debt Facility” means any Senior Facility and any Second Priority Debt Facility.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Designated Second Priority Representative” means (i) the Initial Second Priority Representative, until such time as the Second Priority Debt Facility under the Initial Second Priority Debt Documents ceases to be the only Second Priority Debt Facility under this Agreement and (ii) thereafter, the Second Priority Representative designated from time to time by the Second Priority Majority Representatives, in a written notice to the Designated Senior Representative and the Obligors hereunder, as the “Designated Second Priority Representative” for purposes hereof.

“Designated Senior Representative” means (i) if at any time there is only one Senior Representative for a Senior Facility with respect to which the Discharge of Senior Obligations has not occurred, such Senior Representative and (ii) at any time when clause (i) does not apply, the Applicable Authorized Representative (as defined in the First Lien Intercreditor Agreement) at such time.

“DIP Financing” has the meaning assigned to such term in Section 6.01.

“Discharge” means, subject to Section 5.06 and Section 6.04, with respect to the Shared Collateral and any Debt Facility, the date on which (i) such Debt Facility and the Senior Obligations or Second Priority Debt Obligations thereunder, as the case may be, have been paid in full and are no longer secured by all the Shared Collateral pursuant to the terms of the documentation governing such Debt Facility or, with respect to any Secured Hedge Obligations or Secured Cash Management Obligations secured by the Collateral Documents for such Debt Facility, either (x) such Secured Hedge Obligations or Secured Cash Management Obligations have been paid in full and are no longer secured by all the Shared Collateral pursuant to the terms of the documentation governing such Debt Facility, (y) such Secured Hedge Obligations or Secured Cash Management Obligations shall have been cash collateralized or backstopped on terms satisfactory to each applicable counterparty (or other arrangements satisfactory to the applicable counterparty shall have been made) or (z) such Secured Hedge Obligations or Secured Cash Management Obligations are no longer secured by all the Shared Collateral pursuant to the terms of the documentation governing such Debt Facility, (ii) any letters of credit issued under any Additional Senior Debt Facilities have terminated or have been cash collateralized, backstopped or otherwise provided fore (in the amount and form required under the applicable Debt Facility) and (iii) all commitments of the Senior Secured Parties and the Second Priority Debt Parties under their respective Debt Facilities have terminated. The term “Discharged” shall have a corresponding meaning.

“Discharge of Senior Obligations” means the date on which the Discharge of the Notes Obligations and of each Additional Senior Debt Facility has occurred.

“First Lien Intercreditor Agreement” has the meaning assigned to such term in the Notes Indenture.

“Indenture Loan Documents” means the Notes Indenture, the Security Documents and the other “[Notes Documents]” (as defined in the Notes Indenture (or similar term in any Refinancing thereof)) and each other agreement entered into in favor of the Collateral Agent for the purpose of securing any Notes Obligations (each as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Initial Second Priority Debt” means the Second Priority Debt incurred pursuant to the Initial Second Priority Debt Documents.

“Initial Second Priority Collateral Documents” means the “[Security Documents]” as defined in the Initial Second Priority Debt Documents (or similar term in any Refinancing of the Initial Second Priority Debt) and each of the collateral agreements, security agreements, pledge agreements, debentures and other instruments and documents executed and delivered by any Obligor for purposes of providing collateral security for the Initial Second Priority Debt Obligations (each as may be amended, restated, supplemented and/or otherwise modified from time to time).

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Initial Second Priority Debt Documents” means that certain [Agreement], dated as of [__], 20[__], among [the Issuer], [the Obligors identified therein,] and [__], as [description of capacity] (as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time) and any Initial Second Priority Collateral Documents.

“Initial Second Priority Debt Obligations” means the “[Notes Obligations]” as defined in the Initial Second Priority Debt Documents (or similar term in any Refinancing thereof).

“Initial Second Priority Debt Parties” means the “[Secured Parties]” as defined in the Initial Second Priority Debt Documents (or similar term in any Refinancing thereof) and the Initial Second Priority Representative.

“Initial Second Priority Representative” has the meaning assigned to such term in the introductory paragraph to this Agreement.

“Insolvency or Liquidation Proceeding” means:

(1)            any case or proceeding commenced by or against any Obligor under any Bankruptcy Law, any other case or proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of any Obligor, any receivership or assignment for the benefit of creditors relating to any Obligor or any similar case or proceeding relative to any Obligor or its creditors, as such, in each case whether or not voluntary;

(2)            any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to any Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(3)            any other case or proceeding of any type or nature in which substantially all claims of creditors of any Obligor are determined and any payment or distribution is or may be made on account of such claims.

“Intellectual Property” means all “Copyrights,” “Patents” and “Trademarks,” each as defined in the Security Documents.

“Issuer” means EchoStar Corporation, a Nevada corporation.

“Joinder Agreement” means a supplement to this Agreement substantially in the form of Annex III or Annex IV hereof required to be delivered by a Representative to the Designated Senior Representative pursuant to Section 8.09 hereof in order to include an additional Debt Facility hereunder and to become the Representative hereunder for the Senior Secured Parties or Second Priority Secured Parties, as the case may be, under such Debt Facility.

“Lien” means with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease or a license of Intellectual Property be deemed to constitute a Lien.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Notes Indenture” means that certain Indenture among the Issuer, the Obligors and The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent thereunder, dated as of November 8, 2024 (as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Notes Obligations” means any principal, interest, fees and expenses (including any interest accruing on or subsequent to the commencement of an Insolvency or Liquidation Proceeding or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest, fees or expenses is an allowed claim under applicable state, provincial, federal, Bankruptcy Law or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the Indenture Loan Documents; provided, that any of the foregoing (other than principal and interest) shall no longer constitute “Notes Obligations” after payment in full of such principal and interest except to the extent such obligations are fully liquidated and non-contingent on or prior to such payment in full; provided, further, that Notes Obligations with respect to the Notes shall not include fees, reimbursements or indemnifications in favor of any third parties other than the Trustee and the Collateral Agent.

“Notes Secured Parties” means the Collateral Agent and the holders of the Notes Obligations incurred pursuant to the Notes Indenture and the Indenture Loan Documents.

“Obligor” means each Grantor and Pledgor (each as defined in the applicable Collateral Document) and each other Subsidiary of the Issuer which has granted or purported to grant a security interest pursuant to any Collateral Document to secure any Secured Obligations.

“Officer’s Certificate” means a certificate of an Authorized Officer of the Obligors.

“Person” means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust, or other enterprise or any Governmental Authority.

“Pledged or Controlled Collateral” has the meaning assigned to such term in Section 5.05(a).

“Proceeds” means the proceeds of any sale, collection or other liquidation of Shared Collateral and any payment or distribution made in respect of Shared Collateral in an Insolvency or Liquidation Proceeding, any amounts received by any Senior Representative or any Senior Secured Party from a Second Priority Debt Party in respect of Shared Collateral pursuant to this Agreement and all “proceeds” (as such term is defined in the New York UCC).

“Purchase Event” has the meaning assigned to such term in Section 5.07.

“Recovery” has the meaning assigned to such term in Section 6.04.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including, in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any note purchase agreement, credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Registered Equivalent Notes” means, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same Guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.

“Representatives” means the Senior Representatives and the Second Priority Representatives.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Second Priority Class Debt” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Second Priority Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Second Priority Collateral” means any “Collateral” (or similar term in any Refinancing of any Second Priority Debt) as defined in any Second Priority Debt Document or any other assets of any Obligor with respect to which a Lien is granted or purported to be granted pursuant to a Second Priority Collateral Document as security for any Second Priority Debt Obligation.

“Second Priority Collateral Documents” means the Initial Second Priority Collateral Documents and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by any Obligor for purposes of providing collateral security for any Second Priority Debt Obligation (in each case as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Second Priority Debt” means (a) the Initial Second Priority Debt and (b) any additional Indebtedness of any Obligor, other than the Initial Second Priority Debt, which Indebtedness and guarantees are secured by the Second Priority Collateral on a pari passu basis (but without regard to control of remedies, other than as provided by the terms of the applicable Second Priority Debt Documents) with the Initial Second Priority Debt Obligations and any other Second Priority Debt Obligations and the applicable Second Priority Debt Documents provide that such Indebtedness and guarantees are to be secured by such Second Priority Collateral on a subordinate basis to the Senior Debt Obligations then in effect; provided, however, that, in the case of clause (b), (i) such Indebtedness is permitted to be incurred, secured and guaranteed on such basis by the Senior Debt Documents and Second Priority Debt Documents and (ii) the Representative for the holders of such Indebtedness shall have become party to this Agreement pursuant to, and by satisfying the conditions set forth in, Section 8.09 hereof. Second Priority Debt shall include any Registered Equivalent Notes and Guarantees thereof by the Obligors.

“Second Priority Debt Documents” means the Initial Second Priority Debt Documents and, with respect to any additional series, issue or class of Second Priority Debt, the promissory notes, indentures, credit agreement, the Second Priority Collateral Documents or other operative agreements evidencing or governing such Indebtedness (each as may be amended, restated, supplemented, Refinanced and/or otherwise modified from time to time).

“Second Priority Debt Facility” means each indenture, credit agreement or other governing agreement with respect to any Second Priority Debt.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Second Priority Debt Obligations” means the Initial Second Priority Debt Obligations and, with respect to any other series, issue or class of Second Priority Debt, (a) all principal of, and interest (including, without limitation, any interest, fees or expenses which accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to, such Second Priority Debt and (b) all other amounts payable to the related Second Priority Debt Parties under the related Second Priority Debt Documents.

“Second Priority Debt Parties” means the Initial Second Priority Debt Parties and, with respect to any other series, issue or class of Second Priority Debt, the holders of such Indebtedness, the Representative with respect thereto, any trustee or agent therefor under any related Second Priority Debt Documents and the beneficiaries of each indemnification obligation undertaken by any Obligor under any related Second Priority Debt Documents.

“Second Priority Enforcement Date” means, with respect to any Second Priority Representative, the date which is 180 consecutive days after the occurrence of both (i) an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) and (ii) the Designated Senior Representative’s and each other Representative’s receipt of written notice from the Designated Second Priority Representative that (x) it is the Designated Second Priority Representative and that an Event of Default (under and as defined in the Second Priority Debt Document for which such Second Priority Representative has been named as Representative) has occurred and is continuing and (y) all of the then outstanding Second Priority Debt Obligations are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Second Priority Debt Document; provided that the Second Priority Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Designated Senior Representative has commenced and is diligently pursuing any enforcement action with respect to any or all of the Shared Collateral or (2) at any time the Obligor which has granted a security interest in any Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding. If the Designated Second Priority Representative or any other Second Priority Debt Party exercises any rights or remedies with respect to the Shared Collateral in accordance with the immediately preceding sentence of this paragraph and thereafter the Designated Senior Representative or any other Senior Secured Party commences (or attempts to commence) the exercise of any of its rights or remedies with respect to any or all of the Shared Collateral (including seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding), the Second Priority Enforcement Date shall be deemed not to have occurred and the Designated Second Priority Representative and each other Second Priority Secured Party shall stop exercising any such rights or remedies with respect to the Shared Collateral.

“Second Priority Majority Representatives” means Second Priority Representatives representing at least a majority of the then aggregate amount of Second Priority Debt Obligations that agree to vote together.

“Second Priority Lien” means the Liens on the Second Priority Collateral in favor of Second Priority Debt Parties under Second Priority Collateral Documents.

“Second Priority Representative” means (i) in the case of the Initial Second Priority Debt Obligations covered hereby, the Initial Second Priority Representative and (ii) in the case of any other Second Priority Debt Facility, the Second Priority Debt Parties thereunder, the trustee, administrative agent, collateral agent, security agent or similar agent under such Second Priority Debt Facility that is named as the Representative in respect of such Second Priority Debt Facility in the applicable Joinder Agreement.

“Secured Cash Management Obligations” shall mean obligations of an Obligor under Cash Management Agreements with a Senior Secured Party that are intended under the applicable Senior Priority Collateral Document to be secured by Shared Collateral.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Secured Hedge Obligations” shall mean obligations of an Obligor under Hedge Agreements with a Senior Secured Party that are intended under the applicable Senior Priority Collateral Document to be secured by Shared Collateral.

“Secured Obligations” means the Senior Obligations and the Second Priority Debt Obligations.

“Secured Parties” means the Senior Secured Parties and the Second Priority Debt Parties.

“Security Documents” means the “Security Documents” as defined in the Notes Indenture (or similar term in any Refinancing thereof).

“Senior Class Debt” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Parties” has the meaning assigned to such term in Section 8.09.

“Senior Class Debt Representative” has the meaning assigned to such term in Section 8.09.

“Senior Collateral” means any “Collateral” (or similar term in any Refinancing of any Senior Obligations) as defined in any Indenture Loan Document or any other Senior Debt Document or any other assets of the Obligors with respect to which a Lien is granted or purported to be granted pursuant to a Senior Collateral Document as security for any Senior Obligations.

“Senior Collateral Documents” means Security Documents, the First Lien Intercreditor Agreement (upon and after the initial execution and delivery thereof by the initial parties thereto) and each of the collateral agreements, security agreements and other instruments and documents executed and delivered by the Obligors for purposes of providing collateral security for any Senior Obligation (each as may be amended, restated, supplemented and/or otherwise modified from time to time).

“Senior Debt Documents” means (a) the Indenture Loan Documents and (b) any Additional Senior Debt Documents.

“Senior Facilities” means the Notes Indenture and any Additional Senior Debt Facilities.

“Senior Lien” means the Liens on the Senior Collateral in favor of the Senior Secured Parties under the Senior Collateral Documents.

“Senior Obligations” means the Notes Obligations and any Additional Senior Debt Obligations; provided further that any Notes Obligations and any Additional Senior Debt Obligations shall in each case be conclusively deemed to have been incurred in compliance with the Second Priority Debt Documents if the Obligors shall have delivered to the Designated Senior Representative and the Designated Second Priority Representative an Officer’s Certificate to that effect.

“Senior Representative” means (i) in the case of any Notes Obligations or the Notes Secured Parties, the Collateral Agent and (ii) in the case of any Additional Senior Debt Facility and the Additional Senior Debt Parties thereunder (including with respect to any Additional Senior Debt Facility initially covered hereby on the date of this Agreement), the trustee, administrative agent, collateral agent, security agent or similar agent under such Additional Senior Debt Facility that is named as the Representative in respect of such Additional Senior Debt Facility hereunder or in the applicable Joinder Agreement.

“Senior Secured Parties” means the Notes Secured Parties and any Additional Senior Debt Parties.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

“Shared Collateral” means, at any time, Collateral in which the holders of Senior Obligations under at least one Senior Facility (or their Representatives) and the holders of Second Priority Debt Obligations under at least one Second Priority Debt Facility (or their Representatives) hold or purport to hold a security interest at such time (or, in the case of the Senior Facilities, are deemed pursuant to Article II to hold a security interest). If, at any time, any portion of the Senior Collateral under one or more Senior Facilities does not constitute Second Priority Collateral under one or more Second Priority Debt Facilities, then such portion of such Senior Collateral shall constitute Shared Collateral only with respect to the Second Priority Debt Facilities for which it constitutes Second Priority Collateral and shall not constitute Shared Collateral for any Second Priority Debt Facility which does not have a security interest in such Senior Collateral at such time.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose Capital Stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time Capital Stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, or (ii) any limited liability company, partnership, association, joint venture, or other entity of which such Person directly or indirectly through Subsidiaries has more than a 50% equity interest at the time. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Obligors.

“Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the Notes Indenture.

“Uniform Commercial Code” or “UCC” means, unless otherwise specified, the Uniform Commercial Code as from time to time in effect in the State of New York.

Section 1.02       Interpretive Provision. The interpretive provisions contained in Section 1.01 of the Notes Indenture are incorporated herein, mutatis mutandis, as if a part hereof.

Article II

Priorities and Agreements with Respect to Shared Collateral and Payments

Section 2.01       Lien Subordination.

Notwithstanding the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection of any Liens granted to any Second Priority Representative or any Second Priority Debt Parties on the Shared Collateral or of any Liens granted to any Senior Representative or any other Senior Secured Party on the Shared Collateral (or any actual or alleged defect in any of the foregoing) and notwithstanding any provision of the UCC, any applicable law, any Second Priority Debt Document or any Senior Debt Document or any other circumstance whatsoever, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that (a) any Lien on the Shared Collateral securing or purporting to secure any Senior Obligations now or hereafter held by or on behalf of any Senior Representative or any other Senior Secured Party or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations and (b) any Lien on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations now or hereafter held by or on behalf of any Second Priority Representative, any Second Priority Debt Parties or any Second Priority Representative or other agent or trustee therefor, regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Shared Collateral securing or purporting to secure any Senior Obligations. All Liens on the Shared Collateral securing or purporting to secure any Senior Obligations shall be and remain senior in all respects and prior to all Liens on the Shared Collateral securing or purporting to secure any Second Priority Debt Obligations for all purposes, whether or not such Liens securing or purporting to secure any Senior Obligations are subordinated to any Lien securing any other obligation of any Obligor or any other Person or otherwise subordinated, voided, avoided, invalidated or lapsed.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 2.02       Nature of Senior Lender Claims. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that (a) a portion of the Senior Obligations may be revolving in nature and that the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, (b) the terms of the Senior Debt Documents and the Senior Obligations may be amended, supplemented or otherwise modified, and the Senior Obligations, or a portion thereof, may be Refinanced from time to time and (c) the aggregate amount of the Senior Obligations may be increased, in each case, without notice to or consent by the Second Priority Representatives or the Second Priority Debt Parties and without affecting the provisions hereof, so long as such increase is not prohibited by the Second Priority Debt Documents then in effect (for the avoidance of doubt any increase in the aggregate amount of the Senior Obligations permitted by the Second Priority Debt Documents on the date hereof shall be permitted). The Lien priorities provided for in Section 2.01 shall not be altered or otherwise affected by any amendment, supplement or other modification, or any Refinancing, of either the Senior Obligations or the Second Priority Debt Obligations, or any portion thereof. As between the Obligors and the Second Priority Debt Parties, the foregoing provisions will not limit or otherwise affect the obligations of the Obligors contained in any Second Priority Debt Document with respect to the incurrence of additional Senior Obligations.

Section 2.03       Prohibition on Contesting Liens. Each of the Second Priority Representatives, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, value or enforceability of any Lien securing, or the allowability of any claim asserted with respect to, any Senior Obligations held (or purported to be held) by or on behalf of any Senior Representative or any of the other Senior Secured Parties or other agent or trustee therefor in any Senior Collateral, and each Senior Representative, for itself and on behalf of each Senior Secured Party under its Senior Facility, agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, extent, perfection, priority, allowability, or enforceability of any Lien securing, or the allowability of any claim asserted with respect to, any Second Priority Debt Obligations held (or purported to be held) by or on behalf of any of any Second Priority Representative or any of the Second Priority Debt Parties in the Second Priority Collateral. Notwithstanding the foregoing, no provision in this Agreement shall be construed to prevent or impair the rights of any Senior Representative to enforce this Agreement (including the priority of the Liens securing the Senior Obligations as provided in Section 2.01) or any of the Senior Debt Documents.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 2.04       No New Liens. (a) Subject to the terms hereof, the parties hereto agree that, so long as the Discharge of Senior Obligations has not occurred, (a) none of the Obligors shall, or shall permit any of its subsidiaries to, (1) grant or permit any additional Liens on any asset or property of any Obligor to secure any Second Priority Debt Obligation unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such Obligor to secure the Senior Obligations, or (2) grant or permit any additional Liens on any asset or property of any Obligor to secure any Senior Obligations unless it has granted, or substantially concurrently therewith grants, a Lien on such asset or property of such Obligor to secure the Second Priority Debt Obligations; and (b) if any Second Priority Representative or any Second Priority Debt Party shall acquire or hold any Lien on any assets or property of any Obligor securing any Second Priority Obligations that are not also subject to the first- priority Liens securing all Senior Obligations under the Senior Collateral Documents, such Second Priority Representative or Second Priority Debt Party (i) shall notify the Designated Senior Representative promptly upon becoming aware thereof and, unless such Obligor shall promptly grant a similar Lien on such assets or property to each Senior Representative as security for the Senior Obligations, shall assign such Lien to the Designated Senior Representative as security for all Senior Obligations for the benefit of the Senior Secured Parties (but may retain a junior lien on such assets or property subject to the terms hereof) and (ii) until such assignment or such grant of a similar Lien to each Senior Representative, shall be deemed to hold and have held such Lien for the benefit of each Senior Representative and the other Senior Secured Parties as security for the Senior Obligations (subject to the relative Lien priorities set forth in this Agreement). To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to any Senior Representative or any other Senior Secured Party, each Second Priority Representative agrees, for itself and on behalf of the other Second Priority Debt Parties, that any amounts received by or distributed to any Second Priority Debt Party pursuant to or as a result of any Lien granted in contravention of this Section 2.04 shall be subject to Section 4.01 and Section 4.02.

(b)            The existence of a maximum claim with respect to any real property subject to a mortgage which applies to all Secured Obligations shall not be deemed to be a difference in Collateral among any series, issue or class of Senior Obligations or Second Priority Debt Obligations.

Section 2.05       Perfection of Liens. Except for the limited agreements of the Senior Representatives pursuant to Section 5.05 hereof, none of the Senior Representatives or the Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Shared Collateral for the benefit of the Second Priority Representatives or the Second Priority Debt Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Debt Parties and shall not impose on the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties or any agent or trustee therefor any obligations in respect of the disposition of Proceeds of any Shared Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

Section 2.06       Permitted Payments.

(a)            Unless and until the Discharge of Senior Obligations shall have occurred, without the prior written consent of the Senior Representatives, on behalf of the applicable Senior Secured Parties and acting at the written direction of the requisite holders in the applicable Senior Debt Documents, all Second Priority Debt shall be subordinated in right of payment to the prior Discharge of Senior Obligations and the Obligors may not pay to any Second Priority Debt Party, and no Second Priority Debt Party may accept and/or receive on account of any Second Priority Debt, any payment, other than (x) payments in kind as provided for any Second Priority Debt Document, (y) regularly scheduled interest payments and payment of fees and expenses in respect of any Second Priority Debt and (z) payments of Second Priority Debt on the stated maturity date thereof.

(b)            Unless and until the Discharge of Senior Obligations shall have occurred, and except as expressly set forth in Section 2.06(a), each Second Priority Representative and each other Second Priority Debt Party agrees that it shall not take, accept or receive any payment or prepayment of the principal of any Second Priority Debt, any payments resulting from any breach or default under any of the Second Priority Debt Documents, any prepayment as a result of the acceleration of any amounts due under any Second Priority Debt Document, or any other direct or indirect payments or distributions of any kind or character (whether in cash, securities, assets, by set-off, or otherwise), on account of any Second Priority Debt. For the avoidance of doubt, the foregoing prohibitions on payment, shall not prohibit the Second Priority Debt Parties from accruing default interest on the amounts due and owing in respect of any Second Priority Debt in accordance with the Second Priority Debt Document.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

(c)            Except as expressly set forth in Section 2.06(a), if any payment or distribution of any kind or character, whether in cash, property or securities, from or of any assets of any Obligor (irrespective of whether such payment or distribution was of Shared Collateral or Proceeds thereof) is received by any Second Priority Debt Party prior to the Discharge of Senior Obligations, such Second Priority Debt Party shall segregate and hold the same in trust for the benefit of and forthwith pay over such payment, distribution or proceeds to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, for application on any of the Senior Obligations, whether then due or not due. In the event of the failure of a Second Priority Debt Party to make any such endorsement or assignment to the Designated Senior Representative, the Designated Senior Representative and any of its officers or agents are hereby irrevocably authorized to make such endorsement or assignment.

Article III

Enforcement

Section 3.01       Exercise of Remedies.

(a)            So long as the Discharge of Senior Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Obligors, (i) neither any Second Priority Representative nor any Second Priority Debt Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute, or join with any person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in instituting, any action or proceeding with respect to such rights or remedies (including any enforcement, collection, execution, levy or action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the Shared Collateral or any other Senior Collateral by any Senior Representative or any Senior Secured Party in respect of the Senior Obligations, the exercise of any right by any Senior Representative or any Senior Secured Party (or any agent or subagent on their behalf) in respect of the Senior Obligations under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Senior Representative or any Senior Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party of any rights and remedies relating to the Shared Collateral under the Senior Debt Documents or otherwise in respect of the Senior Collateral or the Senior Obligations, or (z) object to the forbearance by the Senior Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral in respect of Senior Obligations and (ii) except as otherwise provided herein, the Senior Representatives and the Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff, recoupment and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Shared Collateral without any consultation with or the consent of any Second Priority Representative or any Second Priority Debt Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Obligors, any Second Priority Representative may file a claim, proof of claim or statement of interest with respect to the Second Priority Debt Obligations under its Second Priority Debt Facility, (B) any Second Priority Representative may take any action (not adverse to the prior Liens on the Shared Collateral securing the Senior Obligations or the rights of the Senior Representatives or the Senior Secured Parties to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Shared Collateral, (C) to the extent not otherwise inconsistent with or in violation of this Agreement, any Second Priority Representative and the Second Priority Secured Parties may exercise their rights and remedies as unsecured creditors, as provided in Section 5.04, (D) any Second Priority Representative may exercise the rights and remedies provided for in Section 6.03 and the Second Priority Debt Parties may file any necessary or appropriate responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims or Liens of the Second Priority Debt Parties or the avoidance of any Second Priority Lien to the extent not inconsistent with the terms of this Agreement, (E) any Second Priority Debt Party may vote on any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding in a manner that conforms to the terms and conditions of this Agreement, and (F) from and after the Second Priority Enforcement Date, the Designated Second Priority Representative (or a person authorized by it) may exercise or seek to exercise any rights or remedies (including setoff) with respect to any Shared Collateral in respect of any Second Priority Debt Obligations, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), but only so long as (1) the Designated Senior Representative has not commenced and is not diligently pursuing any enforcement action with respect to any or all of the Shared Collateral or (2) the Obligor which has granted a security interest in any Shared Collateral is not then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding, in each case (A) through (E) above, to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with the terms of this Agreement. In exercising rights and remedies with respect to the Senior Collateral, the Senior Representatives and the Senior Secured Parties may enforce the provisions of the Senior Debt Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion (and subject to their rights under the applicable Senior Debt Documents). Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all the rights and remedies of a secured lender under the Uniform Commercial Code of any applicable jurisdiction and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

(b)            So long as the Discharge of Senior Obligations has not occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not take or receive any Shared Collateral or any Proceeds of Shared Collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Shared Collateral in respect of Second Priority Debt Obligations. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Obligations has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the sole right of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Shared Collateral is to hold a Lien on the Shared Collateral in respect of Second Priority Debt Obligations pursuant to the Second Priority Debt Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of Senior Obligations has occurred.

(c)            Subject to the proviso in clause (ii) of Section 3.01(a), (i) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that neither such Second Priority Representative nor any such Second Priority Debt Party will take any action that, notwithstanding the occurrence of the Second Priority Enforcement Date, would hinder, delay or interfere with any exercise of remedies undertaken by any Senior Representative or any Senior Secured Party with respect to the Shared Collateral under the Senior Debt Documents, including any sale, lease, exchange, transfer or other disposition of the Shared Collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any and all rights it or any such Second Priority Debt Party may have as a junior lien creditor or otherwise to object to the manner in which the Senior Representatives or the Senior Secured Parties seek to enforce or collect the Senior Obligations or the Liens granted on any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of any Senior Representative or any other Senior Secured Party is adverse to the interests of the Second Priority Debt Parties.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

(d)            Each Second Priority Representative hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Priority Debt Document shall be deemed to restrict in any way the rights and remedies of the Senior Representatives or the Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Debt Documents.

(e)            Until the Discharge of Senior Obligations, except as expressly provided in the proviso in clause (ii) of Section 3.01(a), the Designated Senior Representative (or any person authorized by it) shall have the exclusive right to exercise any right or remedy with respect to the Shared Collateral and shall have the exclusive right to determine and direct the time, method and place for exercising such right or remedy or conducting any proceeding with respect thereto. Following the Discharge of Senior Obligations, the Designated Second Priority Representative (or any person authorized by it) who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to exercise any right or remedy with respect to the Second Priority Collateral, and the Designated Second Priority Representative (or any person authorized by it) who may be instructed by the Second Priority Majority Representatives shall have the exclusive right to direct the time, method and place of exercising or conducting any proceeding for the exercise of any right or remedy available to the Second Priority Debt Parties with respect to the Second Priority Collateral, or of exercising or directing the exercise of any trust or power conferred on the Second Priority Representatives, or for the taking of any other action authorized by the Second Priority Collateral Documents; provided, however, that nothing in this Section shall impair the right of any Second Priority Representative or other agent or trustee acting on behalf of the Second Priority Debt Parties to take such actions with respect to the Second Priority Collateral after the Discharge of Senior Obligations as may be otherwise required or authorized pursuant to any intercreditor agreement governing the Second Priority Debt Parties or the Second Priority Debt Obligations.

Section 3.02       Cooperation. Subject to the proviso in clause (ii) of Section 3.01(a), each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, unless and until the Discharge of Senior Obligations has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Senior Representatives upon the request of the Designated Senior Representative) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Shared Collateral under any of the Second Priority Debt Documents or otherwise in respect of the Second Priority Debt Obligations.

Section 3.03       Actions upon Breach. Should any Second Priority Representative or any Second Priority Debt Party, contrary to this Agreement, in any way take, attempt to take or threaten to take any action with respect to the Shared Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement) or fail to take any action required by this Agreement, any Senior Representative or other Senior Secured Party (in its or their own name or in the name of any Obligor) or the Obligors may obtain relief against such Second Priority Representative or such Second Priority Debt Party by injunction, specific performance or other appropriate equitable relief. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Facility, hereby (i) agrees that the Senior Secured Parties’ damages from the actions of the Second Priority Representatives or any Second Priority Debt Party may at that time be difficult to ascertain and may be irreparable and waives any defense that any Obligor or the Senior Secured Parties cannot demonstrate damage or be made whole by the awarding of damages and (ii) irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by any Senior Representative or any other Senior Secured Party.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Article IV

Payments

Section 4.01       Application of Proceeds. After an Event of Default (as defined therein) under any Senior Debt Document has occurred and until such Event of Default is cured or waived, so long as the Discharge of Senior Obligations has not occurred, the Shared Collateral or Proceeds thereof received in connection with the sale or other disposition of, or collection on, such Shared Collateral upon the exercise of remedies or in any Insolvency or Liquidation Proceeding shall be applied by the Designated Senior Representative to the Senior Obligations in such order as specified in the relevant Senior Debt Documents (including the First Lien Intercreditor Agreement) until the Discharge of Senior Obligations has occurred. Upon the Discharge of Senior Obligations, each applicable Senior Representative shall deliver promptly to the Designated Second Priority Representative any Shared Collateral or Proceeds thereof held by it in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Designated Second Priority Representative to the Second Priority Debt Obligations in such order as specified in the relevant Second Priority Debt Documents.

Section 4.02       Payments Over. Unless and until the Discharge of Senior Obligations has occurred, any Shared Collateral or Proceeds thereof received by any Second Priority Representative or any Second Priority Debt Party in connection with the exercise of any right or remedy (including setoff or recoupment) or (except as otherwise provided in Article VI) in any Insolvency or Liquidation Proceeding relating to the Shared Collateral shall be segregated and held in trust for the benefit of and forthwith paid over to the Designated Senior Representative for the benefit of the Senior Secured Parties in the same form as received, with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. The Designated Senior Representative is hereby authorized to make any such endorsements as agent for each of the Second Priority Representatives or any such Second Priority Debt Party. This authorization is coupled with an interest and is irrevocable.

Article V

Other Agreements

Section 5.01       Releases.

(a)            Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that, if in connection with (i) any sale, transfer or other disposition of any Shared Collateral by any Obligor (other than in connection with any enforcement or exercise of rights or remedies with respect to the Shared Collateral which shall be governed by clause (ii)) permitted under the terms of the Senior Debt Documents or consented to by the holders of Senior Obligations under the Senior Debt Documents (other than after the occurrence and during the continuance of any Event of Default under the Second Priority Debt Documents) or (ii) the enforcement or exercise of any rights or remedies with respect to the Shared Collateral by a Senior Secured Party, including any sale, transfer or other disposition of Shared Collateral so long as net Proceeds of any such Shared Collateral are applied to reduce permanently the Senior Obligations, the Designated Senior Representative, for itself and on behalf of the other Senior Secured Parties releases any of the Senior Liens on any of the Shared Collateral (a “Release”), then the Liens on such Shared Collateral securing any Second Priority Debt Obligations shall be automatically, unconditionally and simultaneously released and each Second Priority Representative shall, for itself and on behalf of the other applicable Second Priority Class Debt Parties and at the sole cost and expense of the Obligors, promptly execute and deliver to the Designated Senior Representative and the applicable Obligors such termination statements, releases and other documents as the Designated Senior Representative or any applicable Obligor may reasonably request to effectively confirm such Release; provided that, with respect to clause (ii) above, any Proceeds received by the Senior Priority Representatives and any other Senior Secured Party in excess of those necessary to achieve the Discharge of Senior Obligations shall be distributed in accordance with Section 4.01. Similarly, if the equity interests of any Person are foreclosed upon or otherwise disposed of pursuant to clause (i) or (ii) above and in connection therewith the Designated Senior Representative releases the Senior Liens on the Shared Collateral of such Person or releases such Person from its guarantee of Senior Obligations, then the Second Priority Lien on such property or assets of such Person and such Person’s guarantee of Second Priority Debt Obligations shall be automatically released to the same extent. Nothing in this Section 5.01(a) will be deemed to affect any agreement of a Second Priority Representative, for itself and on behalf of the Second Priority Debt Parties under its Second Priority Debt Facility, to release the Liens on the Second Priority Collateral or to release any Person from its guarantee of Second Priority Debt Obligations as set forth in the relevant Second Priority Debt Documents.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

(b)            Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby irrevocably constitutes and appoints the Designated Senior Representative and any officer or agent of the Designated Senior Representative, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Second Priority Representative or such Second Priority Debt Party or in the Designated Senior Representative’s own name, from time to time in the Designated Senior Representative’s discretion, for the purpose of carrying out the terms of Section 5.01(a), to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of Section 5.01(a), including any termination statements, endorsements or other instruments of transfer or release.

(c)            Unless and until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby consents to the application, whether prior to or after an Event of Default (as defined in any Senior Debt Document) of Proceeds of Shared Collateral to the repayment of Senior Obligations pursuant to the Senior Debt Documents, provided that nothing in this Section 5.01(c) shall be construed to prevent or impair the rights of the Second Priority Representatives or the Second Priority Debt Parties to receive Proceeds in connection with the Second Priority Debt Obligations not otherwise in contravention of this Agreement.

(d)            Notwithstanding anything to the contrary in any Second Priority Collateral Document, in the event the terms of a Senior Collateral Document and a Second Priority Collateral Document each require any Obligor (i) to make payment in respect of any item of Shared Collateral, (ii) to deliver or afford control over any item of Shared Collateral to, or deposit any item of Shared Collateral with, (iii) to register ownership of any item of Shared Collateral in the name of or make an assignment of ownership of any Shared Collateral or the rights thereunder to, (iv) cause any securities intermediary, commodity intermediary or other Person acting in a similar capacity to agree to comply, in respect of any item of Shared Collateral, with instructions or orders from, or to treat, in respect of any item of Shared Collateral, as the entitlement holder, (v) hold any item of Shared Collateral in trust for (to the extent such item of Shared Collateral cannot be held in trust for multiple parties under applicable law), (vi) obtain the agreement of a bailee or other third party to hold any item of Shared Collateral for the benefit of or subject to the control of or, in respect of any item of Shared Collateral, to follow the instructions of or (vii) obtain the agreement of a landlord with respect to access to leased premises where any item of Shared Collateral is located or waivers or subordination of rights with respect to any item of Shared Collateral in favor of, in any case, both the Designated Senior Representative and any Second Priority Representative or Second Priority Debt Party, such Obligor may, until the applicable Discharge of Senior Obligations has occurred, comply with such requirement under the Second Priority Collateral Document as it relates to such Shared Collateral by taking any of the actions set forth above only with respect to, or in favor of, the Designated Senior Representative.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 5.02       Insurance and Condemnation Awards. Unless and until the Discharge of Senior Obligations has occurred, the Designated Senior Representative and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Obligors under the Senior Debt Documents, (a) to adjust settlement for any insurance policy covering the Shared Collateral in the event of any loss thereunder and (b) to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral, in each case in accordance with, and subject to the rights of the Designated Senior Representative under, the Senior Debt Documents. Unless and until the Discharge of Senior Obligations has occurred, all Proceeds of any such policy and any such award, if in respect of the Shared Collateral, shall be paid (i) first, prior to the occurrence of the Discharge of Senior Obligations, to the Designated Senior Representative for the benefit of Senior Secured Parties pursuant to the terms of the Senior Debt Documents, (ii) second, after the occurrence of the Discharge of Senior Obligations, to the Designated Second Priority Representative for the benefit of the Second Priority Debt Parties pursuant to the terms of the applicable Second Priority Debt Documents, and (iii) third, if no Senior Obligations or Second Priority Debt Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Representative or any Second Priority Debt Party shall, at any time, receive any Proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall pay such Proceeds over to the Designated Senior Representative in accordance with the terms of Section 4.02.

Section 5.03       Amendments to Second Priority Collateral Documents.

(a)            The Senior Debt Documents may be amended, restated, supplemented, waived or otherwise modified in accordance with their terms, and the Senior Debt Obligations may be Refinanced or replaced, in whole or in part, in each case, without the consent of any Second Priority Representative or any Second Priority Debt Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that, without the consent of the Second Priority Majority Representatives, no such amendment, restatement, supplement, modification, waiver or Refinancing (or successive amendments, restatements, supplements, modifications, waivers or Refinancings) shall contravene any provision of this Agreement.

(b)            Without the prior written consent of the Senior Representatives (acting at the written direction of the requisite holders in the applicable Senior Debt Documents), no Second Priority Debt Document may be amended, restated, supplemented or otherwise modified, or entered into, and no Indebtedness under the Second Priority Debt Documents may be Refinanced, to the extent such amendment, restatement, supplement or modification or Refinancing, or the terms of such new Second Priority Debt Document, would contravene the provisions of this Agreement. The Obligors agree to deliver to the Designated Senior Representative copies of (i) any amendments, supplements or other modifications to the Second Priority Collateral Documents and (ii) any new Second Priority Collateral Documents promptly after effectiveness thereof; provided that the failure to give such notice shall not affect the effectiveness and validity thereof. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that each Second Priority Collateral Document under its Second Priority Debt Facility shall include the following language (or language to similar effect reasonably approved by the Designated Senior Representative):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Second Priority Representative pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted in favor of the Senior Secured Parties (as defined in the Intercreditor Agreement referred to below), including liens and security interests granted to The Bank of New York Mellon Trust Company, N.A., as trustee, pursuant to or in connection with the Indenture, dated as of [●], 20[●] (as amended, restated, supplemented, Refinanced and/or otherwise modified from time to time), by and among EchoStar Corporation (the “Issuer”), The Bank of New York Mellon Trust Company, N.A., as trustee and collateral agent, and (ii) the exercise of any right or remedy by the Second Priority Representative hereunder is subject to the limitations and provisions of the First Lien/Second Lien Intercreditor Agreement, dated as of [     ], 20[     ] (as amended, restated, supplemented and/or otherwise modified from time to time, the “Intercreditor Agreement”), among the Obligors party thereto, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, [     ], as Representative for the Initial Second Priority Debt Parties, and each additional Second Priority Representative and Senior Representative from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern.”

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

(c)            In the event that each applicable Senior Representative and/or the Senior Secured Parties enter into any amendment, waiver or consent in respect of any of the Senior Collateral Documents for the purpose of adding to or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Senior Representatives, the Senior Secured Parties, the Obligors thereunder (including the release of any Liens in Senior Collateral) in a manner that is applicable to all Senior Facilities, then such amendment, waiver or consent shall apply automatically to any comparable provision of each comparable Second Priority Collateral Document without the consent of any Second Priority Representative or any Second Priority Debt Party and without any action by any Second Priority Representative or the Obligors; provided, however, that (i) no such amendment, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 5.01(a) and provided that there is a substantially concurrent release of the corresponding Senior Liens or (B) impose duties that are adverse on any Second Priority Representative without its prior written consent and (ii) written notice of such amendment, waiver or consent shall have been given by the Obligors to each Second Priority Representative within ten (10) days after the effectiveness of such amendment, waiver or consent; provided that the failure to give such notice shall not affect the effectiveness and validity thereof.

(d)            The Obligors agree to deliver to each of the Designated Senior Representative and the Designated Second Priority Representative copies of (i) any material amendments, supplements or other modifications to the material Senior Debt Documents or the material Second Priority Debt Documents and (ii) any new material Senior Debt Documents or material Second Priority Debt Documents promptly after effectiveness thereof.

Section 5.04       Rights as Unsecured Creditors. The Second Priority Representatives and the Second Priority Debt Parties may exercise rights and remedies as unsecured creditors against the Obligors in accordance with the terms of the Second Priority Debt Documents and applicable law so long as such rights and remedies do not violate, or are not otherwise inconsistent with, any other provision of this Agreement (including any provision prohibiting or restricting the Second Priority Representatives or the Second Priority Debt Parties from taking various actions or making various objections). Except as set forth in Section 2.06, nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Debt Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Priority Debt Documents so long as such receipt is not the direct or indirect result of the exercise by a Second Priority Representative or any Second Priority Debt Party of rights or remedies in respect of Shared Collateral (including any right of setoff or recoupment) in contravention of this Agreement. In the event any Second Priority Representative or any Second Priority Debt Party becomes a judgment lien creditor in respect of Shared Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of Second Priority Debt Obligations, such judgment lien shall be subordinated to the Liens securing Senior Obligations on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing Senior Obligations under this Agreement. Nothing in this Agreement shall impair or otherwise adversely affect any rights or remedies the Senior Representatives or the Senior Secured Parties may have with respect to the Senior Collateral.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 5.05       Gratuitous Bailee for Perfection.

(a)            Each Senior Representative acknowledges and agrees that if it shall at any time hold a Lien securing any Senior Obligations on any Shared Collateral that can be perfected by the possession, control, or notation, of such Shared Collateral or of any account in which such Shared Collateral is held, and if such Shared Collateral or any such account is in fact in the possession or under the control of, or notation, in the name of, such Senior Representative, or of agents or bailees of such Person (such Shared Collateral being referred to herein as the “Pledged or Controlled Collateral”), or if it shall at any time obtain any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, the applicable Senior Representative shall also hold such Pledged or Controlled Collateral, as sub-agent or gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Second Priority Representatives, in each case solely for the purpose of perfecting the Liens granted under the relevant Second Priority Collateral Documents and subject to the terms and conditions of this Section 5.05.

(b)            In the event that any Senior Representative (or its agents or bailees) has Lien filings against Intellectual Property that is part of the Shared Collateral that are necessary for the perfection of Liens in such Shared Collateral, such Senior Representative agrees to hold such Liens as sub-agent and gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8-301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Second Priority Representatives and any assignee thereof, solely for the purpose of perfecting the security interest granted in such Liens pursuant to the relevant Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.05.

(c)            Except as otherwise specifically provided herein, until the Discharge of Senior Obligations has occurred, the Senior Representatives and the Senior Secured Parties shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of the Senior Debt Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Representatives and the Second Priority Debt Parties with respect to the Pledged or Controlled Collateral shall at all times be subject to the terms of this Agreement.

(d)            The Senior Representatives and the Senior Secured Parties shall have no obligation whatsoever to the Second Priority Representatives or any Second Priority Debt Party to assure that any of the Pledged or Controlled Collateral is genuine or owned by the Obligors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Shared Collateral, except as expressly set forth in this Section 5.05. The duties or responsibilities of the Senior Representatives under this Section 5.05 shall be limited solely to holding, controlling, or being notated on, the Shared Collateral and the related Liens referred to in paragraphs (a) and (b) of this Section 5.05 as sub-agent and gratuitous bailee (such bailment being intended, among other things, to satisfy the requirements of Section 8- 301(a)(2) and 9-313(c) of the Uniform Commercial Code, to the extent applicable) for the relevant Second Priority Representative for purposes of perfecting the Lien held by such Second Priority Representative.

(e)            The Senior Representatives shall not have by reason of the Second Priority Collateral Documents or this Agreement, or any other document, a fiduciary relationship in respect of any Second Priority Representative or any Second Priority Debt Party, and each, Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives and releases the Senior Representatives from all claims and liabilities arising pursuant to the Senior Representatives’ roles under this Section 5.05 as sub-agents and gratuitous bailees with respect to the Shared Collateral.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

(f)            Upon the Discharge of Senior Obligations, each applicable Senior Representative shall, at the Obligors’ sole cost and expense, (A) deliver to the Designated Second Priority Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Senior Representative or any of its agents or bailees or (B) direct and deliver such Shared Collateral as a court of competent jurisdiction may otherwise direct. The Obligors shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Senior Representative for loss or damage suffered by such Senior Representative as a result of such transfer, except for loss or damage suffered by any such Person as a result of its own gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The Senior Representatives have no obligations to follow instructions from any Second Priority Representative or any other Second Priority Debt Party in contravention of this Agreement. No Senior Representative shall have any liability to any Second Priority Debt Party.

(g)            None of the Senior Representatives nor any of the other Senior Secured Parties shall be required to marshal any present or future collateral security for any obligations of the Obligors to any Senior Representative or any Senior Secured Party under the Senior Debt Documents or any assurance of payment in respect thereof or to any Second Priority Debt Party, or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

Section 5.06       When Discharge of Senior Obligations Deemed To Not Have Occurred. If, at any time substantially concurrently with or after the Discharge of Senior Obligations has occurred, the Obligors consummate any Refinancing or incur any Senior Obligations (other than in respect of the payment of indemnities surviving the Discharge of Senior Obligations), then such Discharge of Senior Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken prior to the date of such consummation or incurrence as a result of the occurrence of such first Discharge of Senior Obligations) and the applicable agreement governing such Senior Obligations shall automatically be treated as a Senior Debt Document for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Shared Collateral set forth herein and the agent, representative or trustee for the holders of such Senior Obligations shall be the Senior Representative for all purposes of this Agreement. Upon receipt of notice of such incurrence (including the identity of the new Senior Representative), each Second Priority Representative (including the Designated Second Priority Representative) shall promptly (a) enter into such documents and agreements (at the expense of the Obligors), including amendments or supplements to this Agreement, as the Obligors or such new Senior Representative shall reasonably request in writing in order to provide the new Senior Representative the rights of a Senior Representative contemplated hereby, (b) deliver to such Senior Representative, to the extent that it is legally permitted to do so, all Shared Collateral, including all Proceeds thereof, held or controlled by such Second Priority Representative or any of its agents or bailees, including the transfer of possession and control, as applicable, of the Pledged or Controlled Collateral, together with any necessary endorsements and notices to depositary banks, securities intermediaries and commodities intermediaries, and assign its rights under any landlord waiver or bailee’s letter or any similar agreement or arrangement granting it rights or access to Shared Collateral, (c) notify any applicable insurance carrier that the new Senior Representative is entitled to be a loss payee or additional insured under the insurance policies of any Obligor issued by such insurance carrier and (d) notify any governmental authority involved in any condemnation or similar proceeding involving an Obligor that the new Senior Representative is entitled to approve any awards granted in such proceeding.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 5.07       Purchase Right. Without prejudice to the enforcement of the Senior Secured Parties’ remedies, the Senior Secured Parties agree that following (a) the acceleration of the Senior Obligations in accordance with the terms of the applicable First Lien Documents or (b) the commencement of an Insolvency or Liquidation Proceeding (each, a “Purchase Event”), within thirty (30) days of the Purchase Event, one or more of the Second Priority Debt Parties may request, and the holders of the Senior Obligations hereby offer the Second Priority Debt Parties the option, to purchase all, but not less than all, of the aggregate amount of Senior Obligations outstanding at the time of purchase at par, plus any premium that would be applicable upon prepayment of the Senior Obligations and all accrued and unpaid interest, fees, and expenses without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to a customary Assignment and Assumption). If such right is exercised, the parties shall endeavor to close promptly thereafter but in any event within ten (10) Business Days of the request. If more than one Second Priority Debt Party has exercised such purchase right and the aggregate amount of all purchase rights exercised exceeds the amount of the Senior Obligations, the amount with respect to which each exercising Second Priority Debt Party shall be deemed to have exercised its purchase right shall be reduced on a ratable basis according to the amounts of the original exercises of such purchase right by each such Second Priority Debt Party. If one or more of the Second Priority Debt Parties exercise such purchase right, it shall be exercised pursuant to documentation mutually acceptable to each of a representative appointed by the holders of a majority in principal amount of the Senior Obligations and the Second Priority Representative, subject to any consent rights of the Issuer under the Notes Indenture or any applicable Senior Debt Document. If none of the Second Priority Debt Parties timely exercise such right, the holders of Senior Obligations shall have no further obligations pursuant to this Section 5.07 for such Purchase Event and may take any further actions in their sole discretion in accordance with the Senior Debt Documents and this Agreement.

Article VI

Insolvency or Liquidation Proceedings.

Section 6.01       Financing Issues. Until the Discharge of Senior Obligations has occurred, if the Obligors shall be subject to any Insolvency or Liquidation Proceeding and any Senior Representative shall desire to consent (or not object) to the sale, use or lease of cash or other collateral or to consent (or not object) to the Obligors’ obtaining financing (including, for the avoidance of doubt, from any Senior Secured Party) under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (“DIP Financing”), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it (a) will raise no objection to and will not otherwise contest (or support any person in objecting or otherwise contesting) such sale, use or lease of such cash or other collateral or such DIP Financing, (b) except to the extent permitted by the proviso in clause (ii) of Section 3.01(a) and Section 6.03, will not request adequate protection or any other relief in connection therewith and (c) to the extent the Liens securing any Senior Obligations are subordinated to or pari passu with the Liens securing such DIP Financing, will subordinate (and will be deemed hereunder to have subordinated) its Liens in the Shared Collateral to (i) the Liens securing such DIP Financing (and all obligations relating thereto) on the same basis as the Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing the Senior Obligations under this Agreement, (ii) any adequate protection Liens granted to the Senior Secured Parties, and (iii) to any “carve-out” for professional and United States trustee fees or payment of any other amounts agreed to by the Senior Representatives. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that notice received two (2) Business Days prior to the entry of an order approving such usage of cash or other collateral or approving such DIP Financing shall be adequate notice. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, further agrees that it will raise no (a) objection to (and will not otherwise contest) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Obligations made by any Senior Representative or any other Senior Secured Party with respect to the Senior Collateral (including under Section 362 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law), (b) objection to (and will not otherwise contest or support any person in objecting to) any lawful exercise by any Senior Secured Party of the right to credit bid Senior Obligations at any sale in foreclosure of Senior Collateral or under Section 363(k) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, (c) objection to (and will not otherwise contest or support any person in objecting to) any other request for judicial relief made in any court by any Senior Secured Party relating to the lawful enforcement of any Lien on Senior Collateral, or (d) objection to (and will not otherwise contest or oppose or support any person in objecting to, contesting or opposing) any order relating to a sale or other disposition of assets of any Obligor to which any Senior Representative has consented or not objected (including under section 363 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law) that provides, to the extent such sale or other disposition is to be free and clear of Liens, that the Liens securing the Senior Obligations and the Second Priority Debt Obligations will attach to the Proceeds of the sale on the same basis of priority as the Liens on the Shared Collateral securing the Senior Obligations rank to the Liens on the Shared Collateral securing the Second Priority Debt Obligations pursuant to this Agreement; provided that the Second Priority Debt Parties are not deemed to have waived any rights to credit bid on the Shared Collateral in any such sale or disposition under Section 363(k) of the Bankruptcy Code (or any similar provision under the Bankruptcy Code or any other applicable law), so long as any such credit bid provides for the payment in full in cash of the Senior Obligations upon the closing of such sale or disposition.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 6.02       Relief from the Automatic Stay. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding or take any action in derogation thereof, or support or join, directly or indirectly, any party in doing or performing the same, in each case in respect of any Shared Collateral (including under Section 362 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law), without the prior written consent of the Designated Senior Representative.

Section 6.03       Adequate Protection. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, agrees that none of them shall (A) object, contest or support any other Person objecting to or contesting (a) any request by any Senior Representative or any Senior Secured Parties for adequate protection in any form, (b) any objection by any Senior Representative or any Senior Secured Parties to any motion, relief, action or proceeding based on any Senior Representative’s or Senior Secured Party’s claiming a lack of adequate protection, or (c) the allowance and/or payment of interest, fees, expenses or other amounts of any Senior Representative or any other Senior Secured Party under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or (B) assert or support any claim for costs or expenses of preserving or disposing of any Collateral under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law. Notwithstanding anything contained in this Section 6.03 or in Section 6.01, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional or replacement collateral or superpriority claims in connection with any DIP Financing or use of cash collateral under Section 363 or 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law (other than in a role of DIP Financing provider), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, may seek or request adequate protection in the form (as applicable) of a Lien on such additional or replacement collateral and/or superpriority claim, which (A) Lien is subordinated to the Liens securing or providing adequate protection for all Senior Obligations and such DIP Financing (and all obligations relating thereto and any “carve-out”) on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to the Liens securing the Senior Obligations under this Agreement and (B) superpriority claim is subordinated to all claims of the Senior Secured Parties, and (ii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted in the form of a Lien on additional or replacement collateral, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted a Senior Lien on such additional or replacement collateral as security and adequate protection for the Senior Obligations and any such DIP Financing and that any Lien on such additional or replacement collateral securing or providing adequate protection for the Second Priority Debt Obligations shall be subordinated to the Liens on such collateral securing the Senior Obligations and any such DIP Financing (and all obligations relating thereto and any “carve-out”) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Debt Obligations are so subordinated to such Liens securing the Senior Obligations under this Agreement (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Debt Party pursuant to or as a result of any Lien on such additional or replacement collateral so granted to the Second Priority Debt Parties shall be subject to Section 4.02), and (iii) in the event any Second Priority Representatives, for themselves and on behalf of the Second Priority Debt Parties under their Second Priority Debt Facilities, seek or request adequate protection and such adequate protection is granted (in each instance, to the extent such grant is otherwise permissible under the terms and conditions of this Agreement) in the form of a superpriority claim, then such Second Priority Representatives, for themselves and on behalf of each Second Priority Debt Party under their Second Priority Debt Facilities, agree that each Senior Representative shall also be granted adequate protection in the form of a superpriority claim, which superpriority claim shall be senior to the claims of the Second Priority Debt Parties (and, to the extent the Senior Secured Parties are not granted such adequate protection in such form, any amounts recovered by or distributed to any Second Priority Debt Party pursuant to or as a result of any such superpriority claim so granted to the Second Priority Debt Parties shall be subject to Section 4.02). Without limiting the generality of the foregoing, to the extent that the Senior Secured Parties are granted adequate protection in the form of payments in the amount of current post-petition fees and expenses, and/or other cash payments, then the Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition incurred fees and expenses, and/or other cash payments (as applicable), subject to the right of the Senior Secured Parties to object to the reasonableness of the amounts of fees and expenses or other cash payments so sought by the Second Priority Debt Parties.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 6.04       Preference Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to disgorge, turn over or otherwise pay any amount to the estate of the Obligors (or any trustee, receiver or similar Person therefor), because the payment of such amount was declared to be or avoided as fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as Proceeds of security, enforcement of any right of setoff, recoupment or otherwise, then the Senior Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the Senior Secured Parties shall be entitled to the benefits of this Agreement until a Discharge of Senior Obligations with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby agrees that none of them shall be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with this Agreement, whether by preference, fraudulent transfer, or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth in this Agreement.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 6.05       Separate Grants of Security and Separate Classifications. Each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that (a) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Shared Collateral, the Second Priority Debt Obligations are fundamentally different from the Senior Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the Senior Secured Parties and the Second Priority Debt Parties in respect of the Shared Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledges and agrees that all distributions from the Shared Collateral shall be made as if there were separate classes of senior and junior secured claims against the Obligors in respect of the Shared Collateral (with the effect being that, to the extent that the aggregate value of the Shared Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Debt Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, expenses and other claims, all amounts owing in respect of post-petition interest, fees and expenses (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution from the Shared Collateral is made in respect of the Second Priority Debt Obligations, with each Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, hereby acknowledging and agreeing to turn over to the Designated Senior Representative amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties.

Section 6.06       No Waivers of Rights of Senior Secured Parties. Nothing contained herein shall, except as expressly provided herein, prohibit or in any way limit any Senior Representative or any other Senior Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Second Priority Debt Party, including the seeking by any Second Priority Debt Party of adequate protection or the asserting by any Second Priority Debt Party of any of its rights and remedies under the Second Priority Debt Documents or otherwise.

Section 6.07       Application. This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under Section 510(a) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, shall be effective and enforceable before, during and after the commencement of any Insolvency or Liquidation Proceeding. The relative rights as to the Shared Collateral and Proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor, subject to any court order approving the financing of, or use of cash collateral by, any Obligor. All references herein to any Obligor shall include such Obligor as a debtor-in-possession and any receiver or trustee for such Obligor.

Section 6.08       Other Matters. To the extent that any Second Priority Representative or any Second Priority Debt Party has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to any of the Shared Collateral, such Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees not to assert any such rights without the prior written consent of each Senior Representative, provided that if requested by any Senior Representative, such Second Priority Representative shall timely exercise such rights in the manner requested by the Designated Senior Representative, including any rights to payments in respect of such rights.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 6.09       506(c) Claims. Until the Discharge of Senior Obligations has occurred, each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or seek to recover any amounts that any Obligor may obtain by virtue of any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law, in each case for costs or expenses of preserving or disposing of any Shared Collateral or otherwise. To the extent any Second Priority Debt Party receives any payments or consideration on account of claims under Section 506(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law in violation of the immediately-preceding sentence, then such Second Priority Debt Party will turn over to the Designated Senior Representative such amounts, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Debt Parties

Section 6.10       Reorganization Securities; Voting.

(a)            If, in any Insolvency or Liquidation Proceeding, equity securities or debt obligations of the reorganized debtor (or any successor or assignee of the debtor) secured by Liens upon any property of the reorganized debtor (or any successor or assignee of the debtor) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the Senior Obligations and the Second Priority Debt Obligations, then, to the extent the debt obligations distributed on account of the Senior Obligations and on account of the Second Priority Debt Obligations are secured by Liens upon the same assets or property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

(b)            No Second Priority Debt Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that is inconsistent with the priorities or other provisions of this Agreement, other than with or in violation of the prior written consent of the Designated Senior Representative or to the extent any such plan is proposed or supported by the number of Senior Secured Debt Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law.

Section 6.11       Section 1111(b) of the Bankruptcy Code. The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, shall not object to, oppose, support any objection, or take any other action to impede, the right of any Senior Secured Party to make an election under Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral. The Second Priority Representative, for itself and on behalf of each Second Priority Debt Party under its Second Priority Debt Facility, waives any claim it may hereafter have against any senior claimholder arising out of the election by any Senior Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law with respect to the Senior Collateral.

Section 6.12       Post-Petition Interest.

(a)            Neither the Second Priority Representative nor any other Second Priority Debt Party shall oppose or seek to challenge any claim by the Senior Priority Representative or any other Senior Secured Party for allowance in any Insolvency or Liquidation Proceeding of Senior Obligations consisting of claims for post-petition interest, fees, costs expenses and/or other charges under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise.

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

(b)            Neither the Senior Priority Representative nor any other Senior Secured Party shall oppose or seek to challenge any claim by the Second Priority Representative or any other Second Priority Debt Party for allowance in any Insolvency or Liquidation Proceeding of Second Priority Debt Obligations consisting of claims for post-petition interest, fees, or expenses under Section 506(b) of the Bankruptcy Code or any similar provision of any other Bankruptcy Law or otherwise, to the extent of the value of the Lien of the Second Priority Representative on behalf of the Second Priority Debt Parties on the Shared Collateral (after taking into account the Senior Obligations and the Senior Lien).

Article VII

Reliance; Etc.

Section 7.01       Reliance. The consent by the Senior Secured Parties to the execution and delivery of the Second Priority Debt Documents to which the Senior Secured Parties have consented and all loans and other extensions of credit made or deemed made on and after the date hereof by the Senior Secured Parties to the Obligors or any Subsidiary shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges that it and such Second Priority Debt Parties have, independently and without reliance on any Senior Representative or other Senior Secured Party, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Priority Debt Documents to which they are party or by which they are bound, this Agreement and the transactions contemplated hereby and thereby, and they will continue to make their own credit decisions in taking or not taking any action under the Second Priority Debt Documents or this Agreement.

Section 7.02       No Warranties or Liability. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, acknowledges and agrees that neither any Senior Representative nor any other Senior Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Debt Documents, the ownership of any Shared Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Senior Debt Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage their loans and extensions of credit without regard to any rights or interests that the Second Priority Representatives and the Second Priority Debt Parties have in the Shared Collateral or otherwise, except as otherwise provided in this Agreement. Neither any Senior Representative nor any other Senior Secured Party shall have any duty to any Second Priority Representative or Second Priority Debt Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreement with the Obligors or any Subsidiary (including the Second Priority Debt Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Senior Obligations, the Second Priority Debt Obligations or any guarantee or security which may have been granted to any of them in connection therewith, (b) any Obligor’s title to or right to transfer any of the Shared Collateral or (c) any other matter except as expressly set forth in this Agreement.

Section 7.03       Obligations Unconditional. All rights, interests, agreements and obligations of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties hereunder shall remain in full force and effect irrespective of:

(a)            any lack of validity or enforceability of any Senior Debt Document or any Second Priority Debt Document;

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Form of First Lien / Second Lien Intercreditor Agreement

(b)            any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Obligations or Second Priority Debt Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Notes Indenture or any other Senior Debt Document or of the terms of any Second Priority Debt Document;

(c)            any exchange of any security interest in any Shared Collateral or any other collateral or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Obligations or Second Priority Debt Obligations or any guarantee thereof;

(d)            the commencement of any Insolvency or Liquidation Proceeding in respect of any Obligor; or

(e)            any other circumstances that otherwise might constitute a defense available to, or a discharge of, (i) any Obligor in respect of the Senior Obligations (other than as set forth in Section 5.06 hereof or other payments or performance) or (ii) any Second Priority Representative or Second Priority Debt Party in respect of this Agreement.

Article VIII

Miscellaneous

Section 8.01       Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Senior Debt Document or any Second Priority Debt Document, the provisions of this Agreement shall govern. Notwithstanding the foregoing, the relative rights and obligations of the Senior Secured Collateral Agent, the Senior Representatives and the Senior Secured Parties (as amongst themselves) with respect to any Senior Collateral shall be governed by the terms of the First Lien Intercreditor Agreement and in the event of any conflict between the First Lien Intercreditor Agreement and this Agreement with respect to such rights and obligations, the provisions of the First Lien Intercreditor Agreement shall control.

Section 8.02       Continuing Nature of this Agreement; Severability. Subject to Section 5.06 and Section 6.04, this Agreement shall continue to be effective until the Discharge of Senior Obligations shall have occurred. This is a continuing agreement of Lien subordination, and the Senior Secured Parties may continue, at any time and without notice to the Second Priority Representatives or any Second Priority Debt Party, to extend credit and other financial accommodations and lend monies to or for the benefit of the Obligors or any Subsidiary constituting Senior Obligations in reliance hereon. The terms of this Agreement shall survive and continue in full force and effect in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.03       Amendments; Waivers.

(a)            No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

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Form of First Lien / Second Lien Intercreditor Agreement

(b)            This Agreement may be amended in writing signed by each Representative (in each case, acting in accordance with the documents governing the applicable Debt Facility) and the Obligors. Any such amendment, supplement or waiver shall be in writing and shall be binding upon the Senior Secured Parties and the Second Priority Debt Parties and their respective successors and assigns.

(c)            Notwithstanding the foregoing, without the consent of any Secured Party, any Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 8.09 of this Agreement and upon such execution and delivery, such Representative and the Secured Parties and Senior Obligations or Second Priority Debt Obligations of the Debt Facility for which such Representative is acting shall be subject to the terms hereof.

Section 8.04       Information Concerning Financial Condition of the Obligors. No Senior Representatives or Senior Secured Parties shall have any obligation to any Second Priority Representatives or Second Priority Secured Parties to keep such Second Priority Representatives or Second Priority Secured Parties informed of, and the Second Priority Representatives and the Second Priority Secured Parties shall not be entitled to rely on any Senior Representatives or Senior Secured Parties with respect to, (a) the financial condition of the Obligors and all endorsers or guarantors of the Senior Obligations or the Second Priority Debt Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Senior Obligations or the Second Priority Debt Obligations. The Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Senior Representative, any Senior Secured Party, any Second Priority Representative or any Second Priority Debt Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it shall be under no obligation to (i) make, and the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives and the Second Priority Debt Parties shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (ii) provide any additional information or to provide any such information on any subsequent occasion, (iii) undertake any investigation or (iv) disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

Section 8.05       Subrogation. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Obligations has occurred.

Section 8.06       Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Obligations as the Senior Secured Parties, in their sole discretion, deem appropriate, in accordance with the terms of the Senior Debt Documents. Each Second Priority Representative, on behalf of itself and each Second Priority Debt Party under its Second Priority Debt Facility, assents to any such extension or postponement of the time of payment of the Senior Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security that may at any time secure any part of the Senior Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

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Form of First Lien / Second Lien Intercreditor Agreement

Section 8.07       Additional Obligors. The Obligors agree that, if any Subsidiary shall become an Obligor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex II. Upon such execution and delivery, such Subsidiary will become an Obligor hereunder with the same force and effect as if originally named as an Obligor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Designated Second Priority Representative and the Designated Senior Representative. The rights and obligations of each Obligor hereunder shall remain in full force and effect notwithstanding the addition of any new Obligor as a party to this Agreement.

Section 8.08       Reserved.

Section 8.09       Additional Debt Facilities. To the extent, but only to the extent, permitted by the provisions of the Senior Debt Documents and the Second Priority Debt Documents, then in effect, the Obligors may incur or issue and sell (and the Obligors may guarantee) one or more series or classes of Second Priority Debt pursuant to clause (b) of the definition thereof and one or more series or classes of Additional Senior Debt. Any such additional class or series of Second Priority Debt pursuant to clause (b) of the definition thereof (the “Second Priority Class Debt”) may be secured by a second priority, subordinated Lien on Shared Collateral, in each case under and pursuant to the relevant Second Priority Collateral Documents for such Second Priority Class Debt, if and subject to the condition that the Representative of any such Second Priority Class Debt (each, a “Second Priority Class Debt Representative”), acting on behalf of the holders of such Second Priority Class Debt (such Representative and holders in respect of any Second Priority Class Debt being referred to as the “Second Priority Class Debt Parties”), becomes a party to this Agreement by satisfying conditions (i) through (iii), as applicable, of the immediately succeeding paragraph. Any such additional class or series of Additional Senior Debt (the “Senior Class Debt”; and the Senior Class Debt and Second Priority Class Debt, collectively, the “Class Debt”) may be secured by a Lien on Shared Collateral senior in priority to the Second Priority Debt Obligations, in each case under and pursuant to the relevant Senior Collateral Documents, if and subject to the condition that the Representative of any such Senior Class Debt (each, a “Senior Class Debt Representative”; and the Senior Class Debt Representatives and Second Priority Class Debt Representatives, collectively, the “Class Debt Representatives”), acting on behalf of the holders of such Senior Class Debt (such Representative and holders in respect of any such Senior Class Debt being referred to as the “Senior Class Debt Parties”; and the Senior Class Debt Parties and Second Priority Class Debt Parties, collectively, the “Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iii), as applicable, of the immediately succeeding paragraph. In order for a Class Debt Representative to become a party to this Agreement:

(i)            such Class Debt Representative shall have executed and delivered a Joinder Agreement to the Designated Senior Representative and the Designated Junior Representative substantially in the form of Annex III (if such Representative is a Second Priority Class Debt Representative) or Annex IV (if such Representative is a Senior Class Debt Representative) pursuant to which it becomes a Representative hereunder, and the Class Debt in respect of which such Class Debt Representative is the Representative and the related Class Debt Parties become subject hereto and bound hereby;

(ii)            the Obligors shall have delivered to the Designated Senior Representative and the Designated Junior Representative an Officer’s Certificate stating that the conditions set forth in this Section 8.09 are satisfied (or waived) with respect to such Class Debt and, if requested by the Designated Senior Representative or the Designated Junior Representative, true and complete copies of each of the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt, certified as being true and correct in all material respects by an Authorized Officer of the Obligors; and identifying the obligations to be designated as Additional Senior Debt or Second Priority Debt, as applicable, and certifying that such obligations are permitted to be incurred and secured by a Lien on the applicable Collateral (I) in the case of Additional Senior Debt, on a basis senior in priority to the Second Priority Debt Obligations and equal priority (but without regard to control of remedies) with the Senior Debt Obligations under each of the Senior Debt Documents and the Second Priority Debt Documents then in effect and (II) in the case of Second Priority Debt, on a basis junior in priority to the Senior Debt Obligations and equal priority (but without regard to control of remedies) with Second Priority Debt Obligations under each of the Second Priority Debt Documents and the Senior Priority Debt Documents then in effect; and

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Form of First Lien / Second Lien Intercreditor Agreement

(iii)            the Second Priority Debt Documents or Senior Debt Documents, as applicable, relating to such Class Debt shall provide that each Class Debt Party with respect to such Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Class Debt.

Section 8.10       Consent to Jurisdiction; Waivers. Each Representative, on behalf of itself and the Secured Parties of the Debt Facility for which it is acting, and each Obligor, irrevocably and unconditionally:

(a)            submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Collateral Documents to which it is a party to the exclusive general jurisdiction of the courts of the State of New York or the courts of the United States for the Southern District of New York, in each case sitting in New York City in the Borough of Manhattan, and appellate courts from any thereof;

(b)            consents that any such action or proceeding may be brought in such courts and waives (to the extent permitted by applicable law) any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same or to commence or support any such action or proceeding in any other courts;

(c)            agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth in Section 8.11;

(d)            agrees that nothing herein shall affect the right of any other party hereto (or any Second Priority Debt Party) to effect service of process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Obligors in any other jurisdiction; and

(e)            waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 8.10 any special, exemplary, punitive or consequential damages.

Section 8.11       Notices. All notices, requests, demands and other communications provided for or permitted hereunder shall be in writing and shall be sent:

(i)            if to any Obligor, to the Obligor, to it at:

EchoStar Corporation

100 Inverness Terrace East

Englewood, Colorado 80112(303) 706-4000

Attention: General Counsel

(ii)            if to the Initial Second Priority Representative to it at: [     ], [     ];

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Form of First Lien / Second Lien Intercreditor Agreement

(iii)            if to the Collateral Agent, to it at:

 The Bank of New York Mellon Trust Company, N.A.

 601 Travis Street, 16th floor

 Houston, Texas 77002

 Attention: Corporate Trust Administration

 E-mail: rafael.martinez@bnymellon.com

(iv)            if to any other Representative, to it at the address specified by it in the Joinder Agreement delivered by it pursuant to Section 8.09.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of an electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. As agreed to in writing among each Representative from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

The Bank of New York Mellon Trust Company, N.A. (“BNY”), in its capacity as Collateral Agent hereunder, shall have the right to accept and act upon instructions, including funds transfer instructions (“Instructions”) by the Initial Second Priority Representative, the Obligors and the other Representatives given pursuant to this Agreement and delivered using Electronic Means; provided, however, that BNY shall have received an incumbency certificate listing officers with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Initial Second Priority Representative, the Obligors and such other Representative whenever a person is to be added or deleted from the listing. If the Initial Second Priority Representative, the Obligors or such other Representatives elect to give BNY Instructions using Electronic Means and BNY elects to act upon such Instructions, BNY’s understanding of such Instructions shall be deemed controlling. The Initial Second Priority Representative, the Obligors and the other Representatives delivering Instructions understand and agree that BNY cannot determine the identity of the actual sender of such Instructions and that BNY shall conclusively presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to BNY have been sent by such Authorized Officer. The Initial Second Priority Representative, the Obligors and the other Representatives delivering Instructions shall be responsible for ensuring that only Authorized Officers transmit such Instructions to BNY and the Initial Second Priority Representative, the Obligors and the other Representatives, as applicable, are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Initial Second Priority Representative, the Obligors and the other Representatives, as applicable. BNY shall not be liable for any losses, costs or expenses arising directly or indirectly from BNY’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. Each of the Initial Second Priority Representative, the Obligors and the other Representatives, as applicable, delivering Instructions agrees: (i) to assume all risks arising out of the use of Electronic Means to submit Instructions to BNY, including the risk of interception and misuse by third parties; (ii) that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to BNY and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Initial Second Priority Representative, the Obligors and the other Representatives, as applicable; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify BNY immediately upon learning of any compromise or unauthorized use of the security procedures. “Electronic Means” shall mean the following communications methods: e-mail, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by BNY, or another method or system specified by BNY as available for use in connection with its services hereunder.

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Form of First Lien / Second Lien Intercreditor Agreement

Section 8.12       Further Assurances. Each Senior Representative, on behalf of itself and each Senior Secured Party under the Senior Debt Facility for which it is acting, each Second Party Representative, on behalf of itself, and each Second Priority Debt Party under its Second Priority Debt Facility, agrees that it will take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the other parties hereto may reasonably request to effectuate the terms of, and the Lien priorities contemplated by, this Agreement. The Obligors agree to pay all reasonable fees and expenses (including attorney’s fees and expenses) in connection with the execution and delivery of such additional documents and instruments.

Section 8.13       GOVERNING LAW; WAIVER OF JURY TRIAL.

(A)            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(B)            EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, ANY OTHER INDENTURE LOAN DOCUMENTS OR ANY OTHER SECOND PRIORITY DEBT DOCUMENTS AND FOR ANY COUNTERCLAIM THEREIN.

Section 8.14       Binding on Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Senior Representatives, the Senior Secured Parties, the Second Priority Representatives, the Second Priority Debt Parties, the Obligors party hereto and their respective permitted successors and assigns.

Section 8.15       Section Headings. Section headings herein and in the Senior Debt Documents and Second Priority Debt Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Senior Debt Document or Second Priority Debt Document.

Section 8.16       Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 8.17       Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Collateral Agent represents and warrants that this Agreement is binding upon the Notes Secured Parties under the Indenture Loan Documents. The Initial Second Priority Representative represents and warrants that this Agreement is binding upon the Initial Second Priority Debt Parties under the Second Priority Debt Documents.

Section 8.18       No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of and bind each of the Senior Secured Parties and the Second Priority Debt Parties. Nothing in this Agreement shall impair, as between the Obligors and the Senior Representatives and the Senior Secured Parties, and as between the Obligors and the Second Priority Representatives, the Second Priority Debt Parties, the obligations of the Obligors, which are absolute and unconditional, to pay principal, interest, fees and other amounts as provided in the Senior Debt Documents and the Second Priority Debt Documents respectively.

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Form of First Lien / Second Lien Intercreditor Agreement

Section 8.19       Effectiveness. This Agreement shall become effective when executed and delivered by all parties hereto.

Section 8.20       Collateral Agent and Representative. It is understood and agreed that (a) (i) The Bank of New York Mellon Trust Company, N.A. (“BNY”) is entering into this Agreement, not in its individual capacity, but solely as Collateral Agent, in its capacities as trustee and collateral agent under the Notes Indenture, and pursuant to the directions set forth in the Notes Indenture, and in so doing, BNY shall not be responsible for the terms or sufficiency of this Agreement for any purpose, (ii) the rights, protections, privileges, indemnities and immunities granted to BNY as trustee and collateral agent under the Notes Indenture shall inure to the benefit of BNY as the Collateral Agent herein in such capacities hereunder, (iii) such rights, protections, privileges, indemnities and immunities are incorporated by reference herein, mutatis mutandis and (iv) in no event shall BNY incur any liability in connection with this Agreement or be personally liable for or on account of the statements, representations, warranties, covenants or obligations stated to be those of the Collateral Agent or any Senor Class Debt Representative hereunder, all such liability, if any, being expressly waived by the parties hereto and any person claiming by though or under such party, and (b) [     ] is entering into this Agreement in its capacity as administrative agent and collateral agent under that certain Second Lien [Agreement] dated as of [     ], 20[     ], among [the Obligors identified therein], [__], as [description of capacity] and the other parties thereto and the provisions of Section [12] of such credit agreement applicable to the administrative agent thereunder shall also apply to it as Initial Second Priority Representative hereunder.

For the avoidance of doubt, notwithstanding anything to the contrary contained herein, in no event shall BNY, in any capacity hereunder, (i) be under any obligation to exercise discretion herein, and in any case in which BNY, in any of its capacities hereunder, is to provide consent, make a determination, grant approval, or take any like action that would involve discretion, BNY shall be fully protected in relying conclusively on direction from the requisite holders in the applicable Senior Debt Documents. BNY shall not be responsible for the preparation or filing of any financing or continuation statements, or for otherwise maintaining the perfection of the lien in any Collateral hereunder (other than by maintaining possession of possessory collateral delivered to it in accordance with this Agreement), (ii) be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the BNY has been advised of the likelihood of such loss or damage and regardless of the form of action, or (iii) be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, epidemics or pandemics, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that BNY shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances. The recitals contained herein shall be taken as the statements of the Obligors, and BNY assumes no responsibility for their correctness. BNY makes no representations as to the validity or sufficiency of this Agreement.

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Form of First Lien / Second Lien Intercreditor Agreement

Section 8.21       Relative Rights. Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement is intended to or will (a) except to the extent expressly contemplated herein amend, waive or otherwise modify the provisions of the Notes Indenture, any other Senior Debt Document or any Second Priority Debt Documents, or permit the Obligors to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Notes Indenture or any other Senior Debt Document or any Second Priority Debt Documents, (b) change the relative priorities of the Senior Obligations or the Liens granted under the Senior Collateral Documents on the Shared Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Shared Collateral as among such Senior Secured Parties, or (d) obligate the Obligors to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Notes Indenture or any other Senior Debt Document or any Second Priority Debt Document.

Section 8.22       Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., not in its individual capacity, but solely as Collateral Agent,

By:
Name:
Title:

[ ], as Initial Second Priority Representative

By:
Name:
Title:

Signature Page to
Intercreditor Agreement

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Form of First Lien / Second Lien Intercreditor Agreement

[OBLIGORS]

By:
Name:
Title:

Signature Page to
Intercreditor Agreement

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Form of First Lien / Second Lien Intercreditor Agreement

Annex II

SUPPLEMENT NO. [__], dated as of [__], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [•], 20[   ] (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among the Obligors (as defined below) party hereto, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, [    ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement. Section 1.02 contained in the First Lien/Second Lien Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B.            The Obligors have entered into the First Lien/Second Lien Intercreditor Agreement. Pursuant to the Notes Indenture, certain Additional Senior Debt Documents and certain Second Priority Debt Documents, certain newly acquired or organized Subsidiaries of the Obligors are required to enter into the First Lien/Second Lien Intercreditor Agreement. Section 8.07 of the First Lien/Second Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien/Second Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Obligor”) is executing this Supplement in accordance with the requirements of the Notes Indenture, the Second Priority Debt Documents and Additional Senior Debt Documents.

Accordingly, the Designated Senior Representative and the New Subsidiary Obligor agree as follows:

Section 1.       In accordance with Section 8.07 of the First Lien/Second Lien Intercreditor Agreement, the New Obligor by its signature below becomes an Obligor under the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if originally named therein as an Obligor, and the New Obligor hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as an Obligor thereunder. Each reference to a “Obligor” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Obligor. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.       The New Obligor represents and warrants to the Designated Senior Representative and the other Secured Parties on the date hereof that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.       This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Supplement that bears the signature of the New Obligor. Delivery of an executed signature page to this Supplement by electronic mail transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

Section 4.       Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

Annex II-1

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 5.       THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.       In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired.

Section 7.       All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Obligor shall be given to it in care of the Obligors as specified in the First Lien/Second Lien Intercreditor Agreement.

Section 8.       The Obligors agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative to the extent reimbursable under the Senior Debt Documents.

Section 9.       The recitals contained herein shall be taken as the statements of the Obligors, and the Designated Senior Representative assumes no responsibility for their correctness. The Designated Senior Representative makes no representations as to the validity or sufficiency of this Supplement.

Annex II-2

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

IN WITNESS WHEREOF, the New Obligor, and the Designated Senior Representative have duly executed this Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW OBLIGOR]

By:
Name:
Title:

Acknowledged by:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Designated Senior Representative

By:
Name:
Title:

[        ],
as Designated Second Priority Representative

By:
Name:
Title:

Annex II-3

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Annex III

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [__], dated as of [__], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [  ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among the Obligors (as defined below) party hereto, The Bank of New York Mellon Trust Company, N.A.,, as Collateral Agent, [   ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement. Section 1.02 contained in the First Lien/Second Lien Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B.            As a condition to the ability of the Obligors to incur Second Priority Debt and to secure such Second Priority Class Debt with the Second Priority Lien and to have such Second Priority Class Debt guaranteed by the Obligors on a subordinated basis, in each case under and pursuant to the Second Priority Collateral Documents, the Second Priority Class Representative in respect of such Second Priority Class Debt is required to become a Representative under, and such Second Priority Class Debt and the Second Priority Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Second Priority Class Debt Representative may become a Representative under, and such Second Priority Class Debt and such Second Priority Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Second Priority Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Second Priority Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

Section 1.       In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Second Priority Class Debt and Second Priority Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Second Priority Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Second Priority Representative and to the Second Priority Class Debt Parties that it represents as Second Priority Debt Parties. Each reference to a “Representative” or “Second Priority Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.       The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent][trustee under [describe new facility]], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Second Priority Debt Documents relating to such Second Priority Class Debt provide that, upon the New Representative’s entry into this Agreement, the Second Priority Class Debt Parties in respect of such Second Priority Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Second Priority Debt Parties.

Annex III-1

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 3.       This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by electronic mail transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

Section 4.       Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.      THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.       In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired.

Section 7.       All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 8.       The Obligors agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative to the extent reimbursable under the Senior Debt Documents.

Section 9.       The recitals contained herein shall be taken as the statements of the Obligors, and the Designated Senior Representative assumes no responsibility for their correctness. The Designated Senior Representative makes no representations as to the validity or sufficiency of this Representative Supplement.

Annex III-2

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Designated Senior Representative

By:
Name:
Title:

Annex III-3

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Acknowledged by:

THE OBLIGORS LISTED ON SCHEDULE I HERETO

By:

Name:

Title:

Annex III-4

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Schedule 1 I to the
Representative Supplement to the
First Lien/Second Lien Intercreditor Agreement

Obligors

[         ]

Annex III-5

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Annex IV

[FORM OF] REPRESENTATIVE SUPPLEMENT NO. [__], dated as of [__], to the FIRST LIEN/SECOND LIEN INTERCREDITOR AGREEMENT, dated as of [     ], 20[ ] (as amended, restated, supplemented or otherwise modified from time to time, the “First Lien/Second Lien Intercreditor Agreement”), among the Obligors (as defined below) party hereto, The Bank of New York Mellon Trust Company, N.A., as Collateral Agent, [     ], as Initial Second Priority Representative, and the additional Representatives from time to time a party thereto.

A.            Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien/Second Lien Intercreditor Agreement. Section 1.02 contained in the First Lien/Second Lien Intercreditor Agreement is incorporated herein, mutatis mutandis, as if a part hereof.

B.            As a condition to the ability of the Obligors to incur Senior Class Debt after the date of the First Lien/Second Lien Intercreditor Agreement and to secure such Senior Class Debt with the Senior Lien and to have such Senior Class Debt guaranteed by the Obligors on a senior basis, in each case under and pursuant to the Senior Collateral Documents, the Senior Class Debt Representative in respect of such Senior Class Debt is required to become a Representative under, and such Senior Class Debt and the Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement. Section 8.09 of the First Lien/Second Lien Intercreditor Agreement provides that such Senior Class Debt Representative may become a Representative under, and such Senior Class Debt and such Senior Class Debt Parties may become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement, pursuant to the execution and delivery by the Senior Class Debt Representative of an instrument in the form of this Representative Supplement and the satisfaction of the other conditions set forth in Section 8.09 of the First Lien/Second Lien Intercreditor Agreement. The undersigned Senior Class Debt Representative (the “New Representative”) is executing this Supplement in accordance with the requirements of the Senior Debt Documents and the Second Priority Debt Documents.

Accordingly, the Designated Senior Representative and the New Representative agree as follows:

Section 1.       In accordance with Section 8.09 of the First Lien/Second Lien Intercreditor Agreement, the New Representative by its signature below becomes a Representative under, and the related Senior Class Debt and Senior Class Debt Parties become subject to and bound by, the First Lien/Second Lien Intercreditor Agreement with the same force and effect as if the New Representative had originally been named therein as a Representative, and the New Representative, on behalf of itself and such Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien/Second Lien Intercreditor Agreement applicable to it as a Senior Representative and to the Senior Class Debt Parties that it represents as Senior Debt Parties. Each reference to a “Representative” or “Senior Representative” in the First Lien/Second Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien/Second Lien Intercreditor Agreement is hereby incorporated herein by reference.

Section 2.       The New Representative represents and warrants to the Designated Senior Representative and the other Secured Parties that (i) it has full power and authority to enter into this Representative Supplement, in its capacity as [agent][trustee under [describe new facility]], (ii) this Representative Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms of such Agreement and (iii) the Senior Debt Documents relating to such Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Senior Class Debt Parties in respect of such Senior Class Debt will be subject to and bound by the provisions of the First Lien/Second Lien Intercreditor Agreement as Secured Parties.

Annex IV-1

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Section 3.       This Representative Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Representative Supplement shall become effective when the Designated Senior Representative shall have received a counterpart of this Representative Supplement that bears the signature of the New Representative. Delivery of an executed signature page to this Representative Supplement by electronic mail transmission or other electronic method shall be effective as delivery of a manually signed counterpart of this Representative Supplement.

Section 4.       Except as expressly supplemented hereby, the First Lien/Second Lien Intercreditor Agreement shall remain in full force and effect.

Section 5.       THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.       In case any one or more of the provisions contained in this Representative Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien/Second Lien Intercreditor Agreement shall not in any way be affected or impaired.

Section 7.       All communications and notices hereunder shall be in writing and given as provided in Section 8.11 of the First Lien/Second Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative shall be given to it at the address set forth below its signature hereto.

Section 8.       The Obligors agree to reimburse the Designated Senior Representative for its reasonable out-of-pocket expenses in connection with this Representative Supplement, including the reasonable fees, other charges and disbursements of counsel for the Designated Senior Representative to the extent reimbursable under the Senior Debt Documents.

Section 9.       The recitals contained herein shall be taken as the statements of the Obligors, and the Designated Senior Representative assumes no responsibility for their correctness. The Designated Senior Representative makes no representations as to the validity or sufficiency of this Representative Supplement.

Annex IV-2

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

IN WITNESS WHEREOF, the New Representative and the Designated Senior Representative have duly executed this Representative Supplement to the First Lien/Second Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE],
as [ ] for the holders of [ ]

By:
Name:
Title:

Address for notices:

Attention of:

Telecopy:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Designated Senior Representative

By:
Name:
Title:

Annex IV-3

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Acknowledged by:

THE OBLIGORS LISTED ON SCHEDULE I HERETO

By:

Name:

Title:

Annex IV-4

EXHIBIT D

Form of First Lien / Second Lien Intercreditor Agreement

Schedule I to the
Representative Supplement to the
First Lien/Second Lien Intercreditor Agreement

Obligors

[             ]

Annex IV-5